Filed Pursuant to Rule 424(b)(3)

Registration No. 333-252089

PROSPECTUS SUPPLEMENT NO. 11

To Prospectus dated January 22, 2021

Up to 48,083,495 Shares of Common Stock

Up to 11,900,000 Shares of Common Stock Issuable Upon Exercise of Warrants

Up to 4,233,333 Warrants

This prospectus supplement no. 11 supplements the prospectus dated January 22, 2021 (the “Prospectus”) relating to the issuance by us of up to an aggregate of 11,900,000 shares of our common stock, $0.0001 par value per share (“Common Stock”), which consists of (i) up to 4,233,333 shares of Common Stock that are issuable upon the exercise of 4,233,333 warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the initial public offering of our predecessor company, Pivotal Investment Corporation II (“Pivotal”), and (ii) up to 7,666,667 shares of Common Stock that are issuable upon the exercise of 7,666,667 warrants (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”) originally issued in the initial public offering of Pivotal. We will receive the proceeds from any exercise of any Warrants for cash.

The Prospectus and prospectus supplement also relates to the offer and sale from time to time by the selling securityholders named in the Prospectus (the “Selling Securityholders”) of (A) up to 48,083,495 shares of Common Stock, including (i) 15,000,000 shares of Common Stock originally issued in a private placement at the closing of the Business Combination (as defined below), (ii) 21,504,622 shares of Common Stock issued to directors, officers and affiliates of Legacy XL (as defined below) pursuant to the Merger Agreement (as defined below) in connection with the Business Combination, (iii) 5,750,000 shares of Common Stock issued upon conversion of shares held by the Sponsor (as defined below) and certain affiliates of Pivotal in connection with the Business Combination, (iv) up to 4,233,333 shares of Common Stock that are issuable upon the exercise of the Private Placement Warrants, and (v) up to 1,595,540 shares issued or issuable upon the exercise of Legacy XL warrants (the “Legacy XL Warrants”) assumed by us in connection with the Business Combination, and (B) up to 4,233,333 Private Placement Warrants. We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to the Prospectus.

We registered the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by the Prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. We provide more information about how the Selling Securityholders may sell the shares or Warrants in the section entitled “Plan of Distribution.”

This prospectus supplement incorporates into the Prospectus the information contained in our attached current report on Form 10-Q, which was filed with the Securities and Exchange Commission on August 13, 2021.

You should read this prospectus supplement in conjunction with the Prospectus, including any supplements and amendments thereto. This prospectus supplement is qualified by reference to the Prospectus except to the extent that the information in the prospectus supplement supersedes the information contained in the Prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “XL”. On August 12, 2021, the closing price of our Common Stock was $7.10.

See the section entitled “Risk Factors” beginning on page 7 of the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement of the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 13, 2021.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM 10-Q

(Mark One)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2021

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE TRANSITION PERIOD FROM __________ TO ___________

Commission File Number 001-38971

XL Fleet Corp.

(Exact name of Registrant as specified in its Charter)

Delaware	83-4109918
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

145 Newton Street Boston, Massachusetts	02135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 718-0329

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Shares of common stock, $0.0001 par value	XL	New York Stock Exchange

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the Registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of August 12, 2021, 139,366,576 shares of the registrant’s common stock, $0.0001 par value, were outstanding.

i

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Quarterly Report on Form 10-Q includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that relate to future events or our future financial performance regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. These statements are based on the beliefs and assumptions of XL Fleet Corp.’s management team. Although XL Fleet Corp. believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, XL Fleet Corp. cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. The forward-looking statements are based on business plans prepared by, and are the responsibility of, XL Fleet Corp.’s management.

Forward-looking statements contained in this Quarterly Report on Form 10-Q include, but are not limited to, statements about:

●	our rapid growth may not be sustainable and depends on our ability to attract and retain customers;

●	our ability to recognize the anticipated benefits of the Business Combination described below, which may be affected by, among other things, competition and our ability to grow and manage growth profitably;

●	our financial and business performance, including financial projections and business metrics;

●	our ability to pursue sales opportunities during the ongoing global microchip shortage and in the face of other global supply chain constraints;

●	our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

●	the implementation, market acceptance and success of our business model;

●	our ability to scale in a cost-effective manner;

●	developments and projections relating to our competition and industry;

●	our ability to realize the anticipated benefits of the acquisition of World Energy Efficiency Services, LLC or future acquisition targets;

●	the impact of health epidemics, including the novel coronavirus (“COVID-19”) pandemic, on our business and supply chain and the actions we may take in response thereto;

●	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	our ability to obtain funding for our operations;

●	our business, expansion plans and opportunities; and

●	the outcome of any known and unknown litigation and regulatory proceedings.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Quarterly Report on Form 10-Q are more fully described in Item 1A under the heading “Risk Factors.” and elsewhere in this Quarterly Report on Form 10-Q and the risk factors set forth in Part I, Item 1A Risk Factors, within our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2021, as amended in our filing on Form 10-K/A filed with the SEC on May 17, 2021, which, as so amended, we refer to as the Annual Report and the risk factors set forth in Part II, Item 1A under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 17, 2021. These factors are not exhaustive. Other sections of this Quarterly Report on Form 10-Q, such as the description of our business set forth in Item 1 and our Management’s Discussion and Analysis of Financial Condition and Results of Operations set forth in Item 2 describe additional factors that could adversely affect the business, financial condition or results of operations of the XL Fleet Corp. and its consolidated subsidiaries. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to XL Fleet Corp. or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. XL Fleet Corp. undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

We were originally known as Pivotal Investment Corporation II, or Pivotal. On December 21, 2020, Pivotal consummated the merger of its wholly-owned subsidiary with and into XL Hybrids, Inc., pursuant to a Merger Agreement, among Pivotal, Pivotal’s subsidiary and XL Hybrids, Inc. (the “Business Combination”). In connection with the consummation of the Business Combination, Pivotal changed its name to XL Fleet Corp.

This report includes certain registered trademarks, including trademarks that are the property of the Company and its affiliates. This report also includes other trademarks, service marks and trade names owned by the Company or other persons. All trademarks, service marks and traded names included herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress, or products in this report is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

ii

Part I - Financial Information

Item 1. Financial Statements

XL Fleet Corp.

Unaudited Condensed Consolidated Balance Sheets

June 30, 2021 and December 31, 2020

	As of
	June 30,	December 31,
(In thousands, except share and per share amounts)	2021	2020
		(audited)
		(restated)
Assets
Current assets:
Cash and cash equivalents	$384,143	$329,641
Restricted cash	657	150
Accounts receivable, net	7,086	10,559
Inventory, net	12,390	3,574
Prepaid expenses and other current assets	1,502	1,396
Total current assets	405,778	345,320
Property and equipment, net	2,364	579
Intangible assets, net	1,985	593
Right-of-use asset	4,475	-
Goodwill	9,271	489
Other assets	75	32
Total assets	$423,948	$347,013
Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$93	$110
Accounts payable	4,565	4,372
Lease liability, current	845	-
Accrued expenses and other current liabilities	10,919	4,601
Total current liabilities	16,422	9,083
Long-term debt, net of current portion	559	98
Deferred revenue	519	305
Lease liability, non-current	3,541	-
Warrant liabilities	20,812	143,295
Contingent consideration	-	924
Deferred obligation - World Energy, non-current	1,361	-
New market tax credit obligation(1)	4,352	4,412
Total liabilities	47,566	158,117

Commitments and contingencies (Note 12)

Stockholders’ equity
Common stock, $0.0001 par value; 350,000,000 shares authorized at June 30, 2021 and December 31, 2020; 139,366,576 and 131,365,254 issued and outstanding at June 30, 2021 and December 31, 2020, respectively.	14	13
Additional paid-in capital	453,124	317,084
Accumulated deficit	(76,756)	(128,201)
Total stockholders’ equity	376,382	188,896
Total liabilities and stockholders’ equity	$423,948	$347,013

(1)	Held by variable interest entity

See notes to unaudited condensed consolidated financial statements

XL Fleet Corp.

Unaudited Condensed Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2021 and 2020

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share and share amounts)	2021	2020	2021	2020
				(restated)
Revenues	$3,694	$1,912	$4,369	$3,144
Cost of revenues	2,732	1,868	4,123	3,152
Gross profit (loss)	962	44	246	(8)
Operating expenses:
Research and development	2,809	637	4,221	1,651
Selling, general, and administrative expenses	10,822	3,003	18,780	5,494
Loss from operations	(12,669)	(3,596)	(22,755)	(7,153)
Other (income) expense:
Interest expense, net	10	1,729	21	3,025
Loss on extinguishment of debt	-	-	-	1,038
Loss on asset disposal	21	-	21	-
Change in fair value of obligation to issue shares of common stock to sellers of World Energy	514	-	514	-
Change in fair value of warrant liability	(2,726)	-	(74,731)	-
Change in fair value of convertible notes payable derivative liability	-	8,174	-	8,737
Other income	(19)	-	(25)	-
Net (loss) income	$(10,469)	$(13,499)	$51,445	$(19,953)
Net (loss) income per share, basic	$(0.08)	$(0.16)	$0.37	$(0.24)
Net loss per share, diluted	$(0.08)	$(0.16)	$(0.17)	$(0.24)
Weighted-average shares outstanding, basic	139,237,805	82,990,664	137,416,593	82,577,953
Weighted-average shares outstanding, diluted	139,237,805	82,990,664	137,598,535	82,577,953

See notes to unaudited condensed consolidated financial statements

2

XL Fleet Corp.

Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the Three and Six Months Ended June 30, 2021 and 2020

	For the Three and Six Months Ended June 30, 2021
			Additional
	Common Stock		Paid-In	Accumulated	Stockholders’
(In thousands, except share amounts)	Shares	Amount	Capital	Deficit	Equity

Balance at December 31, 2020	131,365,254	$13	$317,084	$(128,201)	$188,896
Exercise of warrants	233,555	-	-	-	-
Exercise of Public warrants	7,441,020	1	85,554	-	85,555
Settlement of warrant liability upon exercise of warrants	-	-	47,162	-	47,162
Settlement of warrant liability upon call of warrants	-	-	591	-	591
Proceeds from PIC shares recapitalization	-	-	75	-	75
Exercise of stock options	65,875	-	16	-	16
Stock-based compensation expense	-	-	442	-	442
Net Income	-	-	-	61,914	61,914

Balance at March 31, 2021	139,105,704	$14	$450,924	$(66,287)	$384,651

Exercise of stock options	29,870	-	7	-	7
Issuance of shares in business combination with World Energy	231,002	-	1,439	-	1,439
Stock-based compensation expense	-	-	754	-	754
Net loss	-	-	-	(10,469)	(10,469)

Balance at June 30, 2021	139,366,576	$14	$453,124	$(76,756)	$376,382

	For the Three and Six Months Ended June 30, 2020
			Additional		Stockholders’
	Common Stock		Paid-in	Accumulated	(Deficit)
	Shares	Amount	Capital	Deficit	Equity

Balance at December 31, 2019	80,400,727	$8	$53,887	$(67,595)	$(13,700)
Exercise of warrants	2,584,637	-	34	-	34
Exercise of stock options	5,300	-	-	-	-
Stock-based compensation expense	-	-	52	-	52
Net loss	-	-	-	(6,454)	(6,454)

Balance at March 31, 2020	82,990,664	$8	$53,973	$(74,049)	$(20,068)

Stock-based compensation expense	-	-	225	-	225
Net loss	-	-	-	(13,499)	(13,499)

Balance at June 30, 2020 (restated)	82,990,664	$8	$54,198	$(87,548)	$(33,342)

See notes to unaudited condensed consolidated financial statements

3

XL Fleet Corp.

Unaudited Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2021 and 2020

	Six Months Ended June 30,
(In thousands)	2021	2020
		(restated)
Operating activities:
Net income (loss)	$51,445	$(19,953)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Stock-based compensation	1,196	277
Bad debt expense	174	-
Depreciation and amortization expense	601	296
Contingent consideration	(23)	85
Change in fair value of obligation to issue shares of common stock to sellers of World Energy	514	-
Fair value change of derivative liability	(74,731)	9,770
Loss on extinguishment of debt	-	212
Change in operating right-of-use assets	(2)	-
Interest on finance leases	15	-
Debt discount	(60)	1,788
Changes in operating assets and liabilities:
Accounts receivable, net	6,649	(664)
Inventory, net	(7,534)	(236)
Prepaid expenses and other current assets	(6)	(48)
Other assets	(18)	(2)
Accounts payable	(901)	624
Accrued expenses and other current liabilities	2,206	27
Deferred revenue	(69)	-
Net cash used in operating activities	(20,544)	(7,824)
Investing activities:
Payment to acquire net assets of World Energy	(8,112)	-
Purchases of property and equipment	(1,774)	(127)
Net cash used in investing activities	(9,886)	(127)
Financing activities:
Proceeds from the issuance of subordinated convertible promissory notes	-	8,850
Proceeds from paycheck protection program	-	1,100
Repayments of revolving line of credit	-	(513)
Repayments of debt	(63)	-
Repayments under financing leases	(151)	-
Proceeds from the exercise of warrants	-	34
Proceeds from recapitalization of PIC shares	75	-
Proceeds from exercise of stock options	23	1
Proceeds from exercise of Public Warrants	85,555	-
Net cash provided by financing activities	85,439	9,472
Net increase in cash and cash equivalents and restricted cash:	55,009	1,521
Cash, cash equivalents, and restricted cash, beginning of period	329,791	3,536
Cash, cash equivalents, and restricted cash at end of period	$384,800	$5,057
Supplemental disclosure of cash flow information:
Cash paid for interest	$15	$58
Supplemental disclosures of noncash investing and financing information:
Settlement of warrant liability upon exercise of Public Warrants	$47,162	$-
Settlement of warrant liability upon call of warrants	$591	$-
Reduce derivative liability for extinguishment of convertible notes payable	$-	$(1,349)
Increase derivative liability for issuance of convertible notes payable	$-	$5,638
Equipment financing	$271	$-

See notes to unaudited condensed consolidated financial statements

4

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 1. Organization and Description of Business

Description of Business: XL Fleet Corp. and its subsidiaries (“XL Fleet” or the “Company”) is a leading provider of fleet electrification solutions for commercial vehicles in North America, offering solutions for vehicle electrification (“Drive Systems”) and infrastructure solutions such as vehicle charging stations through its XL Grid programs, as further described below. XL Fleet has over 4,400 electrified powertrain systems sold and driven over 160 million miles by over 235 fleets, as of June 30, 2021. XL Fleet’s vision is to become the world leader in commercial fleet electrification solutions, with a mission of accelerating the adoption of fleet electrification systems through cost effective, customer tailored and comprehensive solutions.

Merger and Reorganization: On December 21, 2020, privately held XL Hybrids, Inc., a Delaware corporation, (“Legacy XL”) consummated the merger pursuant to that certain Agreement and Plan of Reorganization, dated as of September 17, 2020 (the “Merger Agreement”), by and among Pivotal Investment Corporation II (“Pivotal”), PIC II Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Pivotal (“Merger Sub”), and Legacy XL. Pursuant to the terms of the Merger Agreement, a business combination between Legacy XL and Pivotal was effected through the merger of Merger Sub with and into Legacy XL, with Legacy XL surviving as a wholly-owned subsidiary of Pivotal (the “Merger” and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”). In connection with the closing of the Business Combination, Pivotal Investment Corporation II changed its name to XL Fleet Corp.

Acquisition of World Energy: On May 17, 2021 (“Closing Date”), the Company acquired 100% of the membership interests of World Energy Efficiency Services, LLC (“World Energy”). World Energy provides turnkey energy efficiency, renewable technology, electric vehicle charging stations and other energy solutions throughout New England. The Company completed the acquisition to further the strategy of its XL Grid business to provide a suite of charging and power solutions to support fleet electrification (See Note 4).

Investment in eNow: On July 15, 2021, XL Fleet purchased a minority interest in eNow Inc. (“eNow”), a provider of solar and battery power systems that enable fully-electric transport refrigeration units (eTRUs) for Class 8 commercial trailers. In connection with this investment, XL Fleet entered into a development and supply agreement with eNow (See Note 15).

COVID-19 Worldwide Pandemic: On March 11, 2020, the World Health Organization characterized the outbreak of the novel coronavirus (“COVID-19”) as a global pandemic and recommended containment and mitigation measures. Since then, extraordinary actions have been taken by international, federal, state, and local public health and governmental authorities to contain and combat the outbreak and spread of COVID-19 in regions throughout the world. These actions include travel bans, quarantines, “stay-at-home” orders, and similar mandates for many individuals to substantially restrict daily activities and for many businesses to curtail or cease normal operations.

5

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 1. Organization and Description of Business, continued

COVID-19 Worldwide Pandemic, continued:

Consistent with the actions taken by governmental authorities, the Company has taken appropriately cautious steps to protect its workforce and support community efforts. As part of these efforts, and in accordance with applicable government directives, beginning in late March 2020, the Company implemented work from home policies where practical at its facilities. Effective June 30, 2021 all 150 employees were working full-time from one of the Company’s five offices or from home. Current COVID-19 policies include universal facial covering requirements if not vaccinated, rearranging facilities to follow social distancing protocols, employees self-screening before going into the office, enhanced cleaning procedures, ability to go mask-free if proof of vaccination is provided to Human Resources, and strict quarantine protocols for any suspected or confirmed employee cases. However, the COVID-19 pandemic and the continued precautionary actions taken related to COVID-19 have adversely impacted, and are expected to continue to adversely impact, its operations, its contractors and the automotive original equipment manufacturers.

The Company has experienced, and expects to continue to experience, reduced operations and production line shutdowns at vehicle OEMs due to COVID-19, limitations on travel by the Company’s personnel and personnel of the Company’s customers, and future delays or shutdowns of vehicle OEMs or the Company’s suppliers.

The COVID-19 pandemic and the protocols and procedures the Company has implemented in response to the pandemic have caused some delays in operational activities. The full impact of the COVID-19 pandemic on its business and results of operations subsequent to June 30, 2021 will depend on future developments, such as the ultimate duration and scope of the outbreak and its impact on its operations and impact on its customers and industry partners.

Note 2. Summary of Significant Accounting Policies

Basis of consolidated financial statement presentation: The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information and Article 10 of Regulation S-X. The accompanying unaudited condensed consolidated financial statements of the Company include the accounts of its wholly owned subsidiaries and variable interest entities, for which the Company is the primary beneficiary. Because the Company holds certain rights that provide the power to direct the activities of variable interests that most significantly impact the VIE economic performance, as well as to potentially receive benefits or the obligation to absorb potentially significant losses, the Company has a controlling interest in such VIEs. The Company reports its consolidated financial information as a single segment. All significant intercompany transactions have been eliminated in consolidation.

6

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 2. Summary of Significant Accounting Policies, continued

Use of estimates: The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the balance sheet date, as well as reported amounts of expenses during the reporting period. The Company’s most significant estimates and judgments involve deferred income taxes, valuation of share-based compensation, including the fair value of common stock, the valuation of warrant liability, and the valuation of business combinations, including the fair values and useful lives of acquired assets and assumed liabilities and the fair value of purchase consideration. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates, and such differences could be material to the Company’s financial statements.

Concentration of Credit Risk: Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and trade receivables. At times, such cash may be in excess of the FDIC limit. At June 30, 2021 and December 31, 2020, the Company had cash in excess of the $250 federally insured limit. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

With respect to trade receivables, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that the receivable credit risk exposure is limited. As of June 30, 2021, two customers accounted for approximately 34% and 29% of accounts receivable. As of December 31, 2020, one customer accounted for approximately 82% of accounts receivable. For the three months ended June 30, 2021 and 2020, three customers and one customer accounted for approximately 57% and 52% of revenues, respectively. For the six months ended June 30, 2021 and 2020, three customers and one customer accounted for approximately 49% and 55% of revenues, respectively.

Cash, cash equivalents, and restricted cash: The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. Cash and cash equivalents include cash held in banks and money market accounts. Cash equivalents are carried at cost, which approximates fair value due to their short-term nature. The Company’s cash and cash equivalents are placed with high-credit quality financial institutions and issuers, and at times exceed federally insured limits. To date, the Company has not experienced any credit loss relating to its cash and cash equivalents.

Restricted cash held at both June 30, 2021 and December 31, 2020, consists of $150 for a bank deposit required for a letter of credit which is reserved for the Company’s California lease. In addition, restricted cash held at June 30, 2021 includes $507 held in escrow in connection with the acquisition of World Energy. The funds held in escrow were released to the sellers of World Energy in July 2021 upon the Small Business Administration’s forgiveness of the World Energy PPP Loan.

The following table provides a reconciliation of cash, cash equivalents, and restricted cash in the condensed consolidated balance sheets to the total amount shown in the condensed consolidated statements of cash flows:

	As of June 30,
	2021	2020
Cash and cash equivalents	$384,143	$4,907
Restricted cash	657	150
Total cash, cash equivalents, and restricted cash	$384,800	$5,057

Accounts receivable, net: Accounts receivable are stated at the gross invoice amount, net of an allowance for doubtful accounts. The allowance for doubtful accounts is maintained at a level considered adequate to provide for potential account losses on the balance based on management’s evaluation of the anticipated impact of current economic conditions, changes in the character and size of the balance, past and expected future loss experience, among other pertinent factors. As of June 30, 2021 and December 31, 2020, the Company’s allowance for doubtful accounts was $487 and $0, respectively.

7

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 2. Summary of Significant Accounting Policies, continued

Inventory, net: Inventory is comprised of raw materials, work in process and finished goods. Inventory is stated at the lower of cost or net realizable value. Cost of raw material inventories include the purchase and related costs incurred in bringing the products to their present location and condition. The Company uses consistent methodologies to evaluate inventory for net realizable value and periodically reviews inventories for obsolescence and any inventories identified as slow moving or obsolete are initially reserved for and then written-off. As of June 30, 2021 and December 31, 2020, the Company’s inventory reserve for obsolescence was $331 and $58, respectively.

Fair value measurements: The Company follows the guidance in ASC Topic 820, “Fair Value Measurement”, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the Company can access at the measurement date.

Level 2: Significant other observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect the Company’s judgment about the assumptions that market participants would use in pricing an asset or liability.

An asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

See Note 8 for additional information on assets and liabilities measured at fair value.

The Company believes its valuation methods are appropriate and consistent with other market participants, however the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The Company’s financial instruments consist of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, accrued liabilities, contingent consideration liability and warrant liability. The carrying value of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximates fair value because of the short-term nature of those instruments.

8

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 2. Summary of Significant Accounting Policies, continued

Prepaid expenses and other current assets: Prepaid expenses and other current assets include prepaid insurance, prepaid rent, and supplies, which are expected to be recognized or realized within the next 12 months.

Revenue: The Company’s revenue is derived from the sales of hybrid and plug-in hybrid electric powertrain systems, our Drive Systems, and turnkey energy efficiency, renewable technology, electric vehicle charging stations and other energy solutions (“XL Grid”). The Drive Systems products are marketed and sold to end-user fleet customers and channel partners in the United States and Canada. The Company’s XL Grid solutions are marketed and sold to municipalities, corporations and other businesses and principally funded through energy incentives provided through public and private utilities. The XL Grid business consists of the operations acquired through the May 2021 World Energy acquisition. Sales of products and services are subject to economic conditions and may fluctuate based on changes in the industry, trade policies and financial markets.

Revenue is recognized upon transfer of control to the customer, which occurs when the Company has a present right to payment, legal title has passed to the customer, the customer has the significant risks and rewards of ownership, and where acceptance is not a formality, the customer has accepted the product or service.

For the Drive Systems products, in general, transfer of control is upon shipment of the equipment as the terms are FOB shipping point or equivalent, as the Company has no other promised goods or services in its contracts with customers. In limited instances, the Company provides installation services to end-user fleet customers related to the purchased hybrid electric powertrain equipment. When provided, these installation services are not distinct within the context of the contract due to the fact that the end-use fleet customer is purchasing a completed modification to its vehicles and therefore, the installation services involve significant integration to integrate the hybrid electric powertrain equipment with the customer’s vehicle. As a result, the hybrid electric powertrain equipment and installation services represent a single performance obligation within these contracts with customers. The Company recognizes the revenue for the equipment sale and installation service for Drive System products at the same time, which is after the installation is complete. The Company has elected to treat shipping and handling activities related to contracts with channel partner customers for Drive System products as costs to fulfill the promise to transfer the associated equipment and not as a separate performance obligation.

For the XL Grid solutions, in general, transfer of control is upon the acceptance and certification of project completion by both the end customer and the utility who is funding the energy incentives, representing a single performance obligation of the Company. Due to the short-term nature of projects (typically two to three weeks), the Company recognizes revenues from all XL Grid solutions activities at a point in time, when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and the Company has the right to payment for the transferred asset. The Company also assesses multiple contracts entered into by the same customer in close proximity to determine if the contracts should be combined for revenue recognition purposes. During the duration of a project for XL Grid solutions, all direct material and labor costs and those indirect costs related to the project are capitalized, and customer deposits are treated as liabilities. Once a project has been completed and the energy efficiency upgrades have been deemed to meet client specifications, capitalized costs are charged to earnings.

9

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 2. Summary of Significant Accounting Policies, continued

Revenue, continued:

For both Drive Systems and XL Grid solutions, when the Company’s contracts with customers contain multiple performance obligations, which is infrequent, the contract transaction price is allocated on a relative standalone selling price (SSP) basis to each performance obligation. The Company determines standalone selling prices based on observable selling prices for the sale of its systems. For extended warranties, the Company determines SSP based on expected cost plus margin. The Company establishes the margin based on review of market conditions and margins obtained by market participants for similar services. Any allocation of the transaction price required is determined at the contracts’ inception.

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods and services to the customer. Revenue is recorded based on the transaction price, which is solely made up of fixed consideration for its products and services. The Company does not adjust transaction price for the effects of a significant financing component when the period between the transfer of the promised good or service to the customer and payment for that good or service by the customer is expected to be one year or less. The Company has not identified any significant financing components to date. The Company’s sales can in certain instances include non-cash consideration in the form of the customer transferring to the Company, the customer’s rights to cash incentives from programs administered by municipalities related to hybrid vehicle programs that a customer is entitled to as a result of its purchase. The incentives are fixed amounts that are readily determinable. The Company values the non-cash consideration at its fair value, which generally is the amount of the incentive.

10

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 2. Summary of Significant Accounting Policies, continued

Revenue, continued:

Payment terms on invoices range from 30 to 60 days. The Company excludes from revenue any sales tax and other government-assessed and imposed taxes on revenue generating activities that are invoiced to customers.

The Company has elected to apply the practical expedient to expense costs to obtain contracts, which principally relate to sales commissions, at the time the liability is incurred when the expected amortization period is one year or less.

Warranties

Customers who purchase the Drive Systems are provided limited-assurance-type warranties for equipment and work performed under the contracts. The warranty period typically extends for 3 years following transfer of control of the equipment. The warranties solely relate to correction of product defects during the warranty period, which is consistent with similar warranties by offered by competitors. Therefore, the Company has determined that these warranties are outside the scope of ASC 606 and will continue to be accounted for under ASC 460, Guarantees. At the time of purchase of the equipment, customers may purchase from the Company an extended warranty for its equipment. The extended warranty commences upon the end of the assurance-based warranty period and is considered a separate performance obligation that represents a stand-ready obligation to perform warranty services after the assurance-type warranty expires. The transaction price allocated to the extended warranty is recognized ratably over the extended warranty period.

Customers of XL Grid solutions are provided limited-assurance-type warranties for a term of one year for installation work performed under its contracts. Warranties for equipment sold to customers are provided by the original equipment manufacturers.

For both Drive Systems and XL Grid solutions, the Company accrues the estimated cost of product warranties for unclaimed charges based on historical experiences and expected results. Should product failure rates and material usage costs differ from these estimates revisions to the estimated warranty liability would be required. The Company periodically assesses the adequacy of its recorded product warranty liabilities and adjusts the balances as required. Warranty expense is recorded as a component of cost of product revenue in the statements of operations.

11

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 2. Summary of Significant Accounting Policies, continued

Share-based compensation: The Company accounts for its share-based compensation awards in accordance with ASC Topic 718, Compensation-Stock Compensation. The Company issues stock-based awards to acquire common stock to employees, directors and non-employee consultants. Awards issued under the Company’s stock-based compensation plans include stock options, restricted stock units and restricted stock awards. Stock options, restricted stock units and restricted stock awards typically contain service based vesting conditions.

Stock Options

The Company accounts for stock-based compensation related to these awards based on the fair value of the awards. The Company uses the Black-Scholes option pricing model to determine the fair value of stock-based awards, and recognizes the compensation cost on a straight line basis over the requisite service period of the awards for employee, which is typically the four-year vesting period of the award, and effective contract period specified in the award agreement for non-employee.

The fair value of common stock is determined based on the closing price on the New York Stock Exchange at each award grant date.

The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by the stock price and a number of assumptions, including expected volatility, expected life, risk- free interest rate and expected dividends. The Company does not have a history of trading in its common stock as it was not a public company until December 21, 2020, and as such volatility was estimated using historical volatilities of comparable public entities. The expected life of the awards is estimated based on a simplified method, which uses the average of the vesting term and the original contractual term. The risk-free interest rate assumption is based on observed interest rates appropriate for the expected life of the awards. The dividend yield assumption is based on history and expectation of paying no dividends. Forfeitures are accounted for as they occur.

The fair value of stock options issued for the six months ended June 30, 2021 and 2020 was measured with the following assumptions:

	For the Six Months Ended June 30,
	2021	2020
Expected volatility	78.0 – 87.1%	80.0 – 80.1%
Expected term (in years)	6.25	6.25
Risk-free interest rate	0.1%	0.0 – 0.2%
Expected dividend yield	0.0%	0.0%

Restricted Stock Units

Restricted stock units generally vest over the requisite service periods (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of the Company’s Common stock on the grant date. The Company accounts for the forfeiture of equity awards as they occur.

12

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 2. Summary of Significant Accounting Policies, continued

Warrant Liabilities: The Company evaluated the Public Warrants (“Public Warrants”) and Private Warrants (“Private Warrants”) (collectively, “Warrants”, which are discussed in Note 8) in accordance with ASC 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity”, and concluded that a provision in the Warrant Agreement related to such warrants (“Warrant Agreement”) related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants met the definition of a derivative as contemplated in ASC 815, the Warrants were initially recorded at fair value as derivative liabilities on the Unaudited Condensed Consolidated Balance Sheets and measured at fair value at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the Unaudited Condensed Consolidated Statement of Operations in the period of change.

Research and development expense: Research and development costs did not meet the requirements to be recognized as an asset as the associated future benefits were at best uncertain and there was no alternative future use at the time the costs were incurred. Research and development costs include, but are not limited to, costs incurred in performing research and development activities, including salaries, benefits, facilities, research- related overhead, sponsored research costs, contracted services, license fees, and other external costs.

Net income (loss) per share: Basic net income (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during the period, without consideration for potentially dilutive securities. Diluted net income (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock and potentially dilutive securities outstanding during the period determined using the treasury-stock and if-converted methods. For purposes of the diluted income (loss) per share calculation, stock options, restricted stock units, restricted stock and warrants are considered to be potentially dilutive securities. Potentially dilutive securities were excluded from the calculation of diluted income (loss) per share when their effect would be anti-dilutive.

Segment Information: The Company’s chief operating decision maker (“CODM”) is its chief executive officer, who makes operating decisions, assesses performance and allocates resources on a consolidated basis. The CODM reviews financial information presented on a consolidated basis for the purposes of allocating resources and evaluating financial performance. Accordingly, management has determined that the Company operates as one operating and reportable segment.

Related parties: A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

13

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 2. Summary of Significant Accounting Policies, continued

Recent accounting pronouncements issued and adopted: In February 2016, the FASB issued a new accounting standard, ASC Topic 842, Leases (“ASC 842”), related to leases to increase transparency and comparability among organizations by requiring the recognition of right-of-use (“ROU”) assets and lease liabilities on the balance sheet. Most significant among the changes in the standard is the recognition of ROU assets and lease liabilities by lessees for those leases classified as operating leases under previous U.S. GAAP. Under the new standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The Company adopted ASC 842 effective January 1, 2021 and as a result, the Company recorded a ROU asset and lease liability (See Note 6).

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. ASU 2019-12 is effective for the Company beginning January 1, 2021. The adoption of ASU 2019-12 did not have a material impact on the Company’s unaudited condensed consolidated financial statements.

Note 3. Revenue

The following table represents the Company’s revenues for the three and six months ended June 30, 2021 and 2020, respectively, disaggregated, by sales channel.

Disaggregation of revenue:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenue from the sale of Drive Systems:
Revenue direct to customers	$662	$863	$773	$1,061
Revenue through channel partners	620	1,050	1,184	2,083

Revenue from the sale of XL Grid solutions – which are sold direct to customers	2,412	-	2,412	-
Total revenue	$3,694	$1,913	$4,369	$3,144

Remaining performance obligations: At June 30, 2021 and December 31, 2020, there was approximately $248 and $305 in deferred revenue related to unsatisfied extended warranty performance obligations. During the three and six months ended June 30, 2021, the Company did not recognize revenue from the December 31, 2020 deferred revenue balance.

Contract Balances: The timing of revenue recognition, billings and cash collections results in billed trade accounts receivable, and deferred revenue (contract liabilities) on the Unaudited Condensed Consolidated Balance Sheets. In addition, the Company defers certain costs incurred to obtain a contract (contract costs).

14

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 3. Revenue, continued

Costs to obtain a contract: Sales commissions paid to internal sales personnel, as well as associated payroll taxes and retirement plan contributions (together, sales commissions and associated costs) that are incremental to the acquisition of customer contracts, are capitalized as capitalized contract acquisition cost on the balance sheet when the period of benefit is determined to be greater than one year. In instances where an extended warranty is sold, the period of benefit would extend beyond 12 months and therefore, the practical expedient would not be met for those contracts and require capitalization of the related costs to obtain those contracts. The Company has elected to allocate the capitalized commissions to performance obligations on a relative basis (i.e., in proportion to the transaction price allocated to each performance obligation) to determine the period of amortization. As a result, substantially all of the commission is allocated to the combined equipment and installation performance obligation and is amortized upon transfer of control of this performance obligation, which typically occurs in the same period in which commission liability is incurred. Total commission expense (credit) recognized during the three months ended June 30, 2021 and 2020 was $(57) and $18, respectively, and $199 and $33 during the six months ended June 30, 2021 and 2020, respectively. The amount of capitalized commissions as of June 30, 2021 and December 31, 2020 was not material.

Warranties: The Company accrues estimated warranty costs at the time of sale related to its assurance-type warranties. In general, for the sales of Drive Systems, manufactured products are warranted for the shorter of three years or 75,000 miles against defects in material and workmanship when properly used for their intended purpose, installed correctly and appropriately maintained. For the XL Grid solutions, projects are warranted for one year. The amount of the accrued warranty liability is estimated based on historical claims rates and warranty fulfillments costs adjusted for any expected changes in fulfillment costs.

The following is a roll-forward of the Company’s accrued warranty liability:

	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020

Balance at the beginning of the period	$1,735	$1,009
Acquisition date accrual for World Energy acquisition	25	-
Accrual for warranties issued	98	912
Warranty fulfillment charges	(201)	(186)
Balance at the end of the period	$1,657	$1,735

The warranty liability is included in accrued expenses and other current liabilities on the Unaudited Condensed Consolidated Balance Sheets.

15

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 4. Business Combination

World Energy

On May 17, 2021, the Company acquired all of the issued and outstanding membership interests of World Energy, a privately-held, Massachusetts-based entity, and assumed two of its principals and all of World Energy’s employees. World Energy is a direct-install energy efficiency services company (“ESCO”), serving commercial, industrial and institutional customers. World Energy enables utilities to meet their energy savings mandates by developing and executing energy efficiency projects. The acquisition of World Energy expands the Company’s ability to deliver a comprehensive suite of energy savings services that enhances XL Grid’s solutions portfolio to include commercial and industrial EV charging, solar, and energy management services.

The total purchase price consideration of $12,077 for the acquisition of World Energy consisted of the following components:

●	Cash of $8.1 million, consisting of the contractual purchase price of $8.0 million, plus $0.1 million, representing the amount by which estimated closing date working capital exceeded the target working capital;

●	The closing date issuance of 231,002 shares of the Company’s common stock, valued at the closing price of $6.23 per share as of May 17, 2021, for a total share fair value upon issuance of $1,439;
●	An obligation to issue 244,956 shares of the Company’s common stock to certain of the sellers and their advisors of World Energy, in three equal installments on the sixth, twenty-fourth and the thirtieth monthly anniversaries of the closing date. The closing date fair value was recorded at an aggregate amount of $1,526;

●	An obligation to pay in cash an earnout of $1,000 upon World Energy’s achievement for the calendar year 2021 revenues of $19,500. The payment of the earnout is due within 30 days following the completion of the audit of XL Fleet’s financial statements for the fiscal year ending December 31, 2021. Pursuant to the agreement, the earnout is payable only if revenues for the period equal or exceed $19,500. Should the World Energy revenues be less than $19,500, then the earnout would be $0. The Company determined that the achievement of the $19,500 revenue target was highly probable, and as such, the Company recorded a closing date fair value of the earnout in the amount of $1,000.

16

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 4. Business Combination, continued

World Energy, continued

The following details the preliminary allocation of the purchase price consideration:

Cash	$8,000
Preliminary working capital adjustment	112
Fair value of 231,002 shares issued at closing	1,439
Fair value of the earnout	1,000
Portion of deferred obligation to issue shares of common stock	1,526
Total consideration	12,077

Less the fair value of assets acquired less liabilities assumed	(3,296)
Goodwill	$8,781

In connection with the acquisition of World Energy, the Company incurred an additional obligation to issue shares of its common stock to two of the sellers who also entered into employment agreements with the Company. Pursuant to the terms of the agreement, the Company is obligated to issue 448,050 shares of its common stock, with an aggregate fair value of approximately $3.7 million as of June 30, 2021, issuable in three equal installments on the sixth, twenty-fourth and the thirtieth monthly anniversaries of the closing date, provided that seller/employee is employed by the Company at the date of issuance. If the seller/employee is not employed at such issuance date, the shares attributable to that seller/employee are forfeited. The Company determined that under relevant accounting guidance that this obligation to issue shares would be accounted for as compensation and not as purchase price consideration. Accordingly, the fair values of each of the three compensation share obligations are accreted as compensation over each relevant compensation period, and for the three and six months ended June 30, 2021, the Company recorded as selling, general and administration expense, compensation costs of $427.

17

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 4. Business Combination, continued

World Energy, continued

The Company has accounted for this acquisition as a business combination under ASC Topic 805 “Business Combinations”. The acquisition method requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. The fair values of the assets acquired and liabilities assumed by major class were recognized as follows:

Amount
Accounts receivable	$3,350
Inventory, net	1,282
Prepaid expenses and other current assets	100
Property and equipment, net	173
Intangible assets, net	1,560
Right-of-use asset	145
Goodwill	8,781
Other assets	12
Accounts payable	(1,094)
Lease liability, current	(56)
Accrued expenses and other current liabilities	(1,297)
Deferred revenue	(283)
Lease liability, non-current	(89)
Long-term debt, net of current portion	(507)
Total purchase consideration	$12,077

The acquired intangible assets are comprised of $1,560 related to the fair value of customer relationships which is amortized over three years.

The estimated fair value of the intangible asset acquired was determined based on the income approach to measure the fair value of the customer relationships. This fair value measurement was based on significant inputs not observable in the market and thus represents a Level 3 measurement within the fair value hierarchy.

18

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 4. Business Combination, continued

World Energy, continued

Goodwill represents the excess of the purchase consideration over the estimated acquisition date fair value of the net tangible and intangible assets acquired. Goodwill is primarily attributable to expected post-acquisition synergies from integrating World Energy’s assembled workforce, products and processes into the Company’s product offerings. Goodwill recorded is not deductible for income tax purposes.

Supplemental disclosure of pro forma information:

The following unaudited pro forma financial information presents the combined results of the operations of XL Fleet and World Energy as if the acquisition of World Energy had occurred as of January 1, 2020. The unaudited pro forma financial information is not necessarily indicative of what the condensed consolidated results of operations actually would have been had the respective acquisitions been completed on January 1, 2020. In addition, the unaudited pro forma financial information does not purport to project the future results of operations of the combined Company.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$6,502	$2,629	$12,118	$10,033
Net (loss) income	$(10,042)	$(14,058)	$52,272	$(20,564)
Per share amounts:
Net (loss) income per share - basic	$(0.07)	$(0.17)	$0.38	$(0.25)
Net loss per share - diluted	$(0.07)	$(0.17)	$(0.16)	$(0.25)

The above pro forma information includes pro forma adjustments to remove the effect of the following non-recurring transactions:

1.)	Non-recurring merger expenses of $498 added back for the three and six months ended June 30, 2021 and charged to expense for the six months ended June 30, 2020.
2.)	Elimination of interest expense associated with debt that was repaid in the acquisition of World Energy of $16 and $37 for the three and six months ended June 30, 2021, respectively and $20 and $41 for the three and six months ended June 30, 2020, respectively.

19

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 5. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following at June 30, 2021 and December 31, 2020:

	As of
	June 30, 2021	December 31, 2020
Accrued warranty costs	$1,657	$1,735
Accrued compensation and related benefits	2,533	1,001
Contingent purchase price consideration - Quantum	1,873	926
Deferred purchase price consideration – World Energy	1,680	-
Accreted contingent compensation to sellers of World Energy	427	-
Accrued financing fees	-	723
Accrued expenses, other	2,749	216
	$10,919	$4,601

Note 6. ROU Assets and Lease Liabilities

XL Fleet has entered into operating and finance leases as the lessee for office space, R&D and manufacturing facilities, and vehicles. On January 1, 2021 (“Effective Date”), the Company adopted FASB Accounting Standards Codification, or ASC, Topic 842, Leases (“ASC 842”), which increases transparency and comparability by recognizing a lessee’s rights and obligations resulting from leases by recording them on the balance sheet as lease assets and lease liabilities. The new guidance requires the recognition of the right-of-use (“ROU”) assets and related operating and finance lease liabilities on the balance sheet. The Company adopted the new guidance using the modified retrospective approach on January 1, 2021. As a result, the consolidated balance sheet as of December 31, 2020 was not restated and is not comparative.

The adoption of ASC 842 resulted in the recognition of operating ROU assets of $3,481 and operating lease liabilities of $3,481 on the Company’s condensed consolidated balance sheet as of January 1, 2021. The adoption of ASC 842 resulted in the recognition of finance ROU assets of $897 and finance lease liabilities of $897 on the Company’s condensed consolidated balance sheet as of January 1, 2021.

20

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 6. ROU Assets and Lease Liabilities, continued

The Company elected the package of practical expedients permitted within the standard, which allow an entity to forgo reassessing (i) whether a contract contains a lease, (ii) classification of leases, and (iii) whether capitalized costs associated with a lease meet the definition of initial direct costs. Also, the Company elected the expedient allowing an entity to use hindsight to determine the lease term and impairment of ROU assets and the expedient to allow the Company to not have to separate lease and non-lease components. The Company has also elected the short-term lease accounting policy under which the Company would not recognize a lease liability or ROU asset for any lease that at the commencement date has a lease term of twelve months or less and does not include a purchase option that the Company is more than reasonably certain to exercise.

For contracts entered into on or after the Effective Date, at the inception of a contract the Company will assess whether the contract is, or contains, a lease. The Company’s assessment is based on: (i) whether the contract involves the use of a distinct identified asset, (ii) whether the Company obtained the right to substantially all the economic benefit from the use of the asset throughout the period, and (iii) whether the Company has the right to direct the use of the asset. Leases entered into prior to January 1, 2021, which were accounted for under ASC 840, were not reassessed for classification.

For operating leases, the lease liability is initially and subsequently measured at the present value of the unpaid lease payments. For finance leases, the lease liability is initially measured in the same manner and date as for operating leases, and is subsequently presented at amortized cost using the effective interest method. The Company generally uses its incremental borrowing rate as the discount rate for leases, unless an interest rate is implicitly stated in the lease. The present value of the lease payments is calculated using the incremental borrowing rate for operating and finance leases, which was determined using a portfolio approach based on the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term. The lease term for all of the Company’s leases includes the noncancelable period of the lease plus any additional periods covered by either a Company option to extend the lease that the Company is reasonably certain to exercise, or an option to extend the lease controlled by the lessor. All ROU assets are reviewed periodically for impairment.

Lease expense for operating leases consists of the lease payments plus any initial direct costs and is recognized on a straight-line basis over the lease term. Lease expense for finance leases consists of the amortization of the asset on a straight-line basis over the shorter of the lease term or its useful life and interest expense determined on an amortized cost basis, with the lease payments allocated between a reduction of the lease liability and interest expense.

The Company’s operating leases are comprised primarily of office space and R&D and manufacturing facilities. Finance leases are comprised primarily of vehicle leases. Balance sheet information related to our leases is presented below (ASC 842 was adopted on January 1, 2021):

	June 30,	January 1,	December 31,
	2021	2021	2020
Operating leases:
Right-of-use assets	$3,360	$3,481	$–
Lease liability, current	477	469	–
Lease liability, non-current	2,929	3,012	–
Finance leases:
Right-of-use assets	1,115	897	–
Lease liability, current	368	265	–
Lease liability, non-current	612	632	–

21

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 6. ROU Assets and Lease Liabilities, continued

Other information related to leases is presented below:

	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Other information:
Operating lease cost	$216	$395

As of June 30, 2021
Operating cash flows from operating leases	$348
Weighted-average remaining lease term – operating leases (in months)	91.8
Weighted-average discount rate – operating leases	9.2%

As of June 30, 2021, the annual minimum lease payments of our operating lease liabilities were as follows:

For The Years Ending December 31,
2021 (excluding the six months ended June 30, 2021)	$427
2022	673
2023	633
2024	597
2025	613
Thereafter	1,891
Total future minimum lease payments, undiscounted	4,834
Less: imputed interest	(1,428)
Present value of future minimum lease payments	$3,406

Note 7. Note Payable

Paycheck Protection Program Loan

In March 2021, World Energy entered into a Promissory Note (the “PPP Note”) with Boston Private Bank & Trust Company as the lender (the “Lender”), pursuant to which the Lender agreed to make a loan to the Company under the Paycheck Protection Program (the "PPP Loan") offered by the U.S. Small Business Administration (the “SBA”) in a principal amount of $507 pursuant to Title 1 of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). The PPP Loan proceeds may be forgiven provided that the proceeds are used by the Company to pay for eligible payroll costs, including salaries, commissions, and similar compensation, group health care benefits, and paid leaves; rent; utilities; and interest on certain other outstanding debt. At June 30, 2021 the PPP loan was included in long term debt, net of current portion, within the condensed consolidated balance sheet. This loan was forgiven by the SBA during July 2021.

22

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 8. Fair Value Measurements

Mark-to-Market Measurement

The Public Warrants were traded under the symbol XL.WS and the fair values were based upon the closing price of the Public Warrants at each measurement date. The Private Warrants were valued using a Black-Scholes model, pursuant to the inputs provided in the table below:

Input	Mark-to-Market Measurement at June 30, 2021	Mark-to-Market Measurement at December 31, 2020
Risk-free rate	0.76%	0.36%
Remaining term in years	4.47	4.98
Expected volatility	87.1%	95.4%
Exercise price	$11.50	$11.50
Fair value of common stock	$8.33	$23.73

The following table sets forth the Company’s liabilities which are measured at fair value on a recurring basis by level within the fair value hierarchy:

	Fair Value Measurements as of June 30, 2021
	Level I	Level II	Level III	Total

Liability:
Private Warrants	$-	$-	$20,811	$20,811
Contingent consideration -– Quantum Fuel Systems, LLC (Quantum)	$-	$-	$1,873	$1,873
Earnout – World Energy	$-	$-	$1,000	$1,000
Fair value of obligation to issue
shares of common stock to
sellers of World Energy	$-	$-	$2,040	$2,040

	Fair Value Measurements as of December 31, 2020
	Level I	Level II	Level III	Total

Liability:
Public Warrants	$62,100	$-	$-	$62,100
Private Warrants	$-	$-	$81,195	$81,195
Contingent consideration -– (Quantum)	$-	$-	$1,849	$1,849

23

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 8. Fair Value Measurements, continued

The following is a roll forward of the Company’s Level 3 instruments:

Balance, January 1, 2021	$145,144
Fair value adjustments- Contingent consideration	24
Obligation to issue shares of common stock to sellers of World Energy	1,526
Settlement of derivative liability upon exercise of warrants	(47,162)
Settlement of derivative liability upon call of warrants	(591)
Fair value adjustments- Warrant liability	(74,731)
Fair value adjustments – World Energy	514
Earnout – World Energy	1,000
Balance, June 30, 2021	$25,724

During the six months ended June 30, 2021, 7,441,020 Public Warrants were exercised, which resulted in the issuance of 7,441,020 shares of the Company's Common Stock, generating cash proceeds of $85,555 and 225,647 Public Warrants were called at $0.01 per warrant. No Public Warrants remain outstanding as of June 30, 2021.

Note 9. Warrants

Legacy XL Common Stock Warrants:

During the six months ended June 30, 2021, 243,000 Legacy XL Warrants were exercised, which resulted in the issuance of 233,555 shares of the Company’s common stock, in a cashless exercise.

A summary of the warrant activity for the six months ended June 30, 2021 was as follows:

Warrants	Shares	Weighted Average Exercise Price

Outstanding at January 1, 2021	249,117	$0.76
Issued	-	-
Exercised	(243,000)	0.76
Outstanding at June 30, 2021	6,117	$0.76
Exercisable at June 30, 2021	6,117	$0.76

24

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 10. Share-Based Compensation Expense

Share-based compensation expense for stock options, restricted stock awards, and restricted stock units for the three months ended June 30, 2021 and 2020 was $754 and $225, respectively, and $1,196 and $277 for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021, there was $6,827 of unrecognized compensation cost related to stock options which is expected to be recognized over the remaining vesting periods, with a weighted-average period of 3.5 years.

Stock Options

During the six months ended June 30, 2021, the Company issued 627,160 options to certain employees and board members that will vest over a period of one to four years.

A summary of stock option award activity for the six months ended June 30, 2021 was as follows:

Options	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term

Outstanding at December 31, 2020	10,975,224	$0.57	7.6
Granted	627,160	9.04
Exercised	(95,745)	0.24
Cancelled or forfeited	(41,146)	8.11
Outstanding at June 30, 2021	11,465,493	$1.01	7.1
Exercisable at June 30, 2021	6,555,419	$0.26	6.2

The aggregate intrinsic value of stock options exercised in the six months ended June 30, 2021 and 2020 was $1,555 and $0 as determined on the date of exercise. Cash received from options exercised for the six months ended June 30, 2021 and 2020 was $23 and $0, respectively.

25

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 10. Share-Based Compensation Expense, continued

Restricted Stock Awards

The fair value of restricted stock awards is estimated by the fair value of the Company’s Common Stock at the date of grant. Restricted stock activity during the six months ended at June 30, 2021 was as follows:

	Number of Shares	Weighted Average Grant Date Fair Value Per Share

Non-vested, at beginning of period	446,332	$0.24
Granted	-	-
Vested	-	-
Cancelled or forfeited	-
Non-vested, at end of period	446,332	$0.24

Restricted Stock Units

During the six months ended June 30, 2021, the Company issued 377,373 restricted stock units to directors which will vest over a period of one to four years.

The fair value of restricted stock unit awards is estimated by the fair value of the Company’s Common Stock at the date of grant. Restricted stock activity during the six months ended at June 30, 2021 was as follows:

	Number of Shares	Weighted Average Grant Date Fair Value Per Share

Non-vested, at beginning of period	-	$-
Granted	377,373	7.19
Vested	-	-
Cancelled or forfeited	(3,567)	14.17
Non-vested, at end of period	373,806	$7.12

26

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 11. Related Party Transactions

Operating lease: In March 2012, the Company entered into a noncancelable lease agreement for office, research and development, and vehicle development and installation facilities with an investor of the Company. The lease term has been extended through February 29, 2022. The lease includes a rent escalation clause, and rent expense is being recorded on a straight-line basis.

Rent expense under the operating lease for the three months ended June 30, 2021 and 2020 was $58 and $55, respectively, and $135 and $113 for the six months ended June 30, 2021 and 2020, respectively.

Future minimum lease payments for this lease are as follows:

2021 (Six months)	$117
2022	39
Total	$156

Note 12. Commitments and Contingencies

Sponsorship Commitment: On February 24, 2021, the Company agreed to a sponsorship agreement with several entities related to the UBS Arena, Belmont Park and the NY Islanders Hockey Club.  Pursuant to that Agreement, the Company was designated an “Official Electric Transportation Partner of UBS Arena” with various associated marketing and branding rights. The sponsorship agreement has a term of three years with a sponsor fee of approximately $0.5 million per year, of which $250 was paid in March, 2021. One of the directors of XL Fleet is a co-owner of the NY Islanders Hockey Club.

Equipment Purchase: On March 1, 2021, the Company entered into an agreement with Creative Bus Sales, Inc. to purchase six low floor electric transit buses to be delivered later in 2021 for a total purchase price of $4.1 million. In connection with this agreement, on March 2, 2021, the Company made a nonrefundable down-payment of $0.8 million. These buses will be deployed in the Company’s XL Grid business unit to support the Company’s electrification-as-a-service strategy.

Purchase Commitments:

The Company has entered into firm commitments to purchase batteries and motors from major suppliers. As of June 30, 2021, these purchase obligations consisted of an obligation of $8.1 million to purchase batteries by December, 2021, an obligation of $2.3 million to purchase motors by July, 2022 and an open ended commitment of $2.7 million to purchase batteries. In light of the lack of OEM chassis availability reducing demand for the Company’s Drive Systems, the Company and the $8.1 million battery supplier are negotiating an amendment to this agreement to provide the Company with an additional reasonable period of time to consume the remaining battery commitment.

27

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 12. Commitments and Contingencies, continued

Legal proceedings: The Company is periodically involved in legal proceedings, legal actions and claims arising in the normal course of business, including proceedings relating to product liability, intellectual property, safety and health, employment and other matters. Management believes that the outcome of such legal proceedings, legal actions and claims will not have a significant adverse effect on the Company’s financial position, results of operations or cash flows.

On March 8, 2021, a putative class action complaint was filed in federal district court for the Southern District of New York (Suh v. XL Fleet Corp., et al., Case No. 1:21-cv-02002) against the Company and certain of its current officers and directors. On March 12, 2021, a second putative class action complaint was filed in federal district court for the Southern District of New York (Kumar v. XL Fleet Corp., et al., Case No. 1:21-cv-02171) against the Company and certain of its current officers and directors. Those cases were consolidated and a lead plaintiff appointed in June 2021, and an amended complaint filed on July 20, 2021 alleging that certain public statements made by the defendants between October 2, 2020 and March 2, 2021 violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. The Company believes that the allegations asserted in the amended complaint are without merit, and the Company intends to vigorously defend the lawsuit. There can be no assurance, however, that the Company will be successful. At this time, the Company is unable to estimate potential losses, if any, related to the lawsuit.

Note 13. Net (Loss) Income Per Share

The following is a reconciliation of the numerator and denominator used to calculate basic earnings per share and diluted earnings per share for the three and six months ended June 30, 2021, and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Numerator:
Net (loss) income - basic	$(10,469)	$(13,499)	$51,445	$(19,953)
Reverse: change in fair value of warrant liabilities	-	-	(74,731)	-
Net loss - diluted	$(10,469)	$(13,499)	$(23,286)	$(19,953)

Denominator:
Weighted average shares outstanding, basic	139,237,805	82,990,664	137,416,593	82,577,953

Dilutive effect of warrants	-	-	181,942	-

Weighted average shares outstanding, diluted	139,237,805	82,990,664	137,598,535	82,577,953

Net (loss) income per share, basic	$(0.08)	$(0.16)	$0.37	$(0.24)

Net loss per share, diluted	$(0.08)	$(0.16)	$(0.17)	$(0.24)

28

XL Fleet Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

Note 13. Net Income (Loss) Per Share, continued

Potential dilutive securities, which include stock options, warrants and restricted stock units have been excluded from the computation of diluted net loss per share for the three and six months ended June 30, 2020 as the effect would be to reduce the net loss per share. Therefore, for this period the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share is the same.

The number of shares underlying outstanding dilutive securities:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Stock options	11,399,635	11,584,747	11,399,635	11,584,747
Private Warrants	4,233,333	-	-	-
XL Legacy Warrants	6,117	2,507,338	6,117	2,507,338
Restricted stock units	322,225	-	322,225	-
Total	15,961,310	14,092,085	11,727,977	14,092,085

Note 14. Retirement Plan

The Company has adopted a 401(k) plan to provide all eligible employees a means to accumulate retirement savings on a tax-advantaged basis. The 401(k) plan requires participants to be at least 21 years old. In addition to the traditional 401(k), eligible employees are given the option of making an after-tax contribution to a Roth 401(k) or a combination of both. Plan participants may make before tax elective contributions up to the maximum percentage of compensation and dollar amount allowed under the Internal Revenue Code. Participants are allowed to contribute, subject to IRS limitations on total annual contributions from 1% to 90% of eligible earnings. The plan provides for automatic enrollment at a 3% deferral rate of an employee’s eligible wages. The Company provides for safe harbor matching contributions equal to 100% on the first 3% of an employee’s eligible earnings deferred and an additional 50% on the next 2% of an employee’s eligible earnings deferred. Employee elective deferrals and safe harbor matching contributions are 100% vested at all times.

In connection with the acquisition of World Energy, XL Fleet adopted the World Energy 401(k) plan whose features are the same as those of the XL Fleet 401(k) plan except that (i) Participants are allowed to contribute, subject to IRS limitations on total annual contributions from 1% to 100% of eligible earnings and (ii) the safe harbor non-elective contribution is equal to 3% of employee’s compensation.

Note 15. Subsequent Event

Minority investment in eNow: On July 15, 2021, XL Fleet purchased $3 million in convertible notes in eNow. Additionally, XL Fleet has the right to acquire eNow at a pre-determined valuation and has a right of first refusal with respect to competing offers to acquire eNow, which expire if unexercised as of December 31, 2021. XL Fleet and eNow have also entered into a development and supply agreement pursuant to which XL Fleet is the exclusive provider of high voltage batteries and associated power systems for use in eNow eTRUs.

29

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis provides information which our management believes is relevant to an assessment and understanding of our financial condition and results of operations. This discussion and analysis should be read together with our results of operations and financial condition and the audited and unaudited consolidated financial statements and related notes that are included elsewhere in this Quarterly Report on Form 10-Q and the audited financial information and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission (SEC) on March 31, 2021, as amended in our filing on Form 10-K/A filed with the SEC on May 17, 2021, which, as so amended, we refer to as the Annual Report. In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors. The following information and any forward-looking statements should be considered in light of factors discussed elsewhere in this Quarterly Report on Form 10-Q and under “Risk Factors” in Item 1A of the Annual Report and in Part II, Item 1A under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 17, 2021.

Certain figures, such as interest rates and other percentages, included in this section have been rounded for ease of presentation. Percentage figures included in this section have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this section may vary slightly from those obtained by performing the same calculations using the figures in our consolidated financial statements or in the associated text. Amounts in Item 2 are presented in millions, except share and per share amounts. Certain other amounts that appear in this section may similarly not sum due to rounding.

As used in this discussion and analysis, references to “XL,” “the Company,” “we,” “us” or “our” refer only to XL Fleet Corp. and its consolidated subsidiaries.

Overview

We are a leading provider of fleet electrification solutions for commercial vehicles in North America, offering our systems for vehicle electrification (“Drive Systems”) and through our XL Grid offerings, providing infrastructure solutions such as charging stations to enable customers to effectively plug in their electrified vehicles. XL Fleet has over 4,400 electrified powertrain systems sold and having driven over 160 million miles by over 235 fleets as of June 30, 2021. Our vision is to become a world leader in fleet electrification solutions, with a mission of accelerating the adoption of fleet electrification systems through cost effective, customer tailored and comprehensive solutions.

In over 10 years of operations, we believe that we have built one of the largest end-use commercial fleet customer bases of any Class 2-6 vehicle electrification company in North America. Our fleet electrification solutions for commercial vehicles provide the market with cost-effective hybrid and plug-in hybrid solutions with on-board telematics that are available for sale and deployment across a broad range of popular vehicle chassis from the world’s leading OEMs. We launched our infrastructure division in December 2020 and with the acquisition of World Energy Efficiency Services, LLC (“World Energy”) in May 2021, we are able to offer comprehensive solutions to commercial fleets to sustainably transform their operations. Through the capabilities we acquired with World Energy, we are able to provide turnkey energy efficiency, renewable technology, electric vehicle charging stations and other energy solutions throughout New England, which adds capability and capacity to our XL Grid division. We believe we are positioned to capitalize on our market leadership as we expand our product offering into additional propulsion technologies including full battery electric, heavier vehicles such as Class 7-8 vehicles, and additional vehicle models in Class 2-6. Our agreement with and investment in eNow, Inc. in July 2021 gives us access to electrification of the Class 8 refrigerated trailer market and we have begun work on a number of full EV Drive Systems (“XL ELECTRIC™”) including our announced agreement with Curb Tender for Class 6 refuse applications. We currently sell most of our Drive Systems through a network of commercial vehicle upfitters, which we estimate has the capacity to process over 100,000 commercial vehicles a year. We are also developing systems and solutions for application on vehicles outside of North America and expect such international sales to commence in 2022.

Our current electrified Drive Systems are comprised of an electric motor that is mounted onto the vehicle’s drive shaft, an inverter motor controller, and a lithium-ion battery pack to store energy to be used for propulsion. We deploy our electrified Drive Systems (XLH™ and XLP™) onto the chassis of vans, pickups, shuttle buses, delivery trucks, and many other commercial vehicles produced by OEMs such as Ford, GMC, Chevrolet and Isuzu. This technology can be installed as the vehicles are being manufactured by industry standard second stage manufacturers, known as upfitters, in less than one day, with no negative impact on the vehicles’ operational performance or factory warranties and with reduced maintenance cost. Our electrified powertrain systems capture and store energy during braking and subsequently deploy that energy into the driveline during acceleration, operating in parallel with the existing OEM drive train. In addition, our plug-in hybrid system offers the ability to supplement this energy via a connection with an AC electricity source, including a level 1 or level 2 charger. Our systems enable vehicles to burn less fuel and emit less CO2, resulting in increases of up to a 25-50% MPG improvement and up to a 20-33% reduction in GHG emissions. To date, vehicles deploying our electrification solutions have driven over 160 million miles.

With our acquisition of World Energy, we became a provider of energy efficiency, renewable technology, electric vehicle charging station and other energy solutions to customers across the New England region. By leveraging our comprehensive solutions in combination with utility incentive programs, project management and financing, we assist companies throughout all aspects of the fleet vehicle electrification process. We provide full-service electric vehicle charger installations, including the assessment of a location’s electrical infrastructure, site layout of the charging area plan and equipment installation. We believe that the availability of robust electric vehicle charging and infrastructure solutions is critical to meeting the long-term fleet electrification goals of our customers which in turn will translate into growth opportunities for the Company.

30

Recent Developments

Acquisition of World Energy: On May 17, 2021 (“Closing Date”), we acquired 100% of the membership interests of World Energy for $8.1 million in cash paid on the Closing Date, inclusive of an estimated $0.1 million dollar adjustment for closing date networking capital. In addition, we are obligated to issue shares of the Company’s common stock valued at $7.0 million. The purchase price is subject to an additional earn out payment of $1.0 million payable if World Energy achieves its targeted 2021 revenue. With respect to the share component of the purchase price, 231,002 shares were issued at the Closing Date, with the balance issuable in three installments on the 6, 24 and 30 month anniversary of the Closing Date, provided that the senior executives of World Energy remain employed with us. World Energy provides turnkey energy efficiency, renewable technology, electric vehicle charging stations and other energy solutions throughout New England. We completed the acquisition to further the strategy of our XL Grid business to provide a suite of charging and power solutions to support fleet electrification.

Minority investment in eNow: On July 15, 2021, we purchased $3 million in convertible notes in eNow, Inc. (“eNow”), a provider of solar and battery power systems that enable fully-electric transport refrigeration units (“eTRUs”) for Class 8 commercial trailers. Additionally, we have the right to acquire eNow at a pre-determined valuation and have a right of first refusal with respect to competing offers to acquire eNow, which expire if unexercised as of December 31, 2021. XL Fleet and eNow have also entered into a Development and Supply Agreement pursuant to which we are the exclusive provider of high voltage batteries for use in eNow eTRUs.

Public Health Emergency of International Concern: On March 11, 2020, the World Health Organization characterized the outbreak of the novel coronavirus (“COVID-19”) as a global pandemic and recommended containment and mitigation measures. Since then, extraordinary actions have been taken by international, federal, state, and local public health and governmental authorities to contain and combat the outbreak and spread of COVID-19 in regions throughout the world. These actions include travel bans, quarantines, “stay-at-home” orders, and similar mandates for many individuals to substantially restrict daily activities and for many businesses to curtail or cease normal operations.

Consistent with the actions taken by governmental authorities, we have taken appropriately cautious steps to protect our workforce and support community efforts. As part of these efforts, and in accordance with applicable government directives, beginning in late March 2020, we implemented work from home policies where practical at our facilities. Effective June 30, 2021 all 150 employees were working full-time from one of our five offices or from home. Current COVID policies include universal facial covering requirements if not vaccinated, rearranging facilities to follow social distancing protocols, employees self-screening before going into the office, enhanced cleaning procedures, ability to go mask-free if proof of vaccination is provided to Human Resources, and strict quarantine protocols for any suspected or confirmed employee cases. However, the COVID-19 pandemic and the continued precautionary actions taken related to COVID-19 have adversely impacted, and are expected to continue to adversely impact, our operations, our contractors and the automotive original equipment manufacturers.

We have experienced, and expect to continue to experience, reduced operations and production line shutdowns at vehicle OEMs due to COVID-19, limitations on travel by our personnel and personnel of our customers, and future delays or shutdowns of vehicle OEMs or our suppliers.

The COVID-19 pandemic and the protocols and procedures we have implemented in response to the pandemic have caused some delays in operational activities. The full impact of the COVID-19 pandemic on its business and results of operations subsequent to June 30, 2021 will depend on future developments, such as the ultimate duration and scope of the outbreak and its impact on its operations and impact on its customers and industry partners.

31

As the COVID-19 pandemic continues to evolve, we believe the extent of the impact to our business, operating results, cash flows, liquidity and financial condition will be primarily driven by the severity and duration of the COVID-19 pandemic, the pandemic’s impact on the U.S. and global economies and the timing, scope and effectiveness of federal, state and local governmental responses to the pandemic. Those primary drivers are beyond our knowledge and control, and as a result, at this time we are unable to predict the cumulative impact, both in terms of severity and duration, that the COVID-19 pandemic will have on our business, operating results, cash flows and financial condition, but it could be material if the current circumstances continue to exist for a prolonged period of time. Although we have made our estimates based upon current information, actual results could materially differ from the estimates and assumptions developed by management. Accordingly, it is reasonably possible that the estimates made in the financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions, and if so, we may be subject to future impairment losses related to long-lived assets as well as changes to recorded reserves and valuations. In addition, we believe that the impact of the global microchip shortage that the entire vehicle industry is currently experiencing will adversely impact our operating results in fiscal year 2021.

Public Company Costs

As a consequence of the Merger, we are an NYSE-listed company, which required us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.

Additionally, we expect our capital and operating expenditures will increase significantly in connection with ongoing activities as we:

●	increase our investment in marketing, advertising, sales and distribution infrastructure for our existing and future products and services;

●	develop additional new products and enhancements to existing products;

●	obtain, maintain and improve our operational, financial and management performance;

●	hire additional personnel;

●	obtain, maintain, expand and protect our intellectual property portfolio; and

●	operate as a public company.

Key Factors Affecting Operating Results

We believe that our performance and future success depend on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section entitled “Risk Factors—Risks Related to our Business and Industry” and in Part II, Item 1A under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 17, 2021.

32

We are a leader in fleet electrification which represents a very large market opportunity as the commercial fleet industry transforms to more sustainable operations in the coming decades. To capitalize on this opportunity, we have a strategy to leverage our existing products and sales channels to market while also expanding our product line through new product development and expanding our capability to market and sell those products. Key factors affecting our operating results include our ability to increase sales of our current product offerings, expand our product offerings in the future and to realize customer demand for such product offerings. We believe that the size of our sales opportunity pipeline and committed backlog are important indicators of future performance. There are challenges and risks to our plan to capture these opportunities, such as:

●	system architecture design choices must provide adequate functionality and value for customers;

●	component sourcing agreements must deliver targets for cost reduction while maintaining high quality and reliability;

●	design, development and validation of new product systems must be on time and on budget to meet the opportunity in the market and capacity to develop and commercialize these new products will have to be increased;

●	sales and marketing efforts must be effective in forging the relationships to deliver these products to market and generate demand from the end users and channel partners. We will need to increase our capabilities in market segment analysis and understanding as it relates to system requirements and functionality.

●	OEMs and principal equipment component suppliers must be able to provide ample supply throughout the year to meet our sales goals. We have experienced interruptions in OEM vehicle supply amid a worldwide microchip shortage which caused the OEMs to stop taking fleet orders for much of the first half of the year 2021 and possibly through the second half of 2021. Some of our customers will not purchase our electric propulsion systems without OEM vehicle chassis on which to install those systems. This has had and may continue to have an adverse impact on our operating results in fiscal year 2021 and may continue to do so in 2022; This is causing a prolonged disruption to sales of our electrified Drive Systems. We have flexibility to also provide our Drive Systems as a retrofit for existing fleet vehicles and a good portion of our second quarter 2021 Drive System shipments were for retrofits. We will continue to develop new sales opportunities through creative access to new vehicles for our customers as well as providing retrofits where applicable. We re-entered the California market with CARB approval in June 2021 for our Transit HEV systems and we expect additional EOs from CARB for other applications over the coming months. We have seen positive signs in terms of increased budgets from municipal customers, but we believe the OEM chip shortage is hindering the rebound in that area of the market, despite budget availability.

●	energy-efficiency upgrades must translate into bottom-line savings for our clients; and

●	our success will depend on our ability to make it easier, cheaper and simpler for companies to electrify their fleets.

Key Components of Statements of Operations

Research and Development Expense

Research and development expenses consist primarily of costs incurred for the discovery and development of our electrified powertrain offerings and assessment of charging infrastructure technologies, which include:

●	personnel-related expenses including salaries, benefits, travel and share-based compensation, for personnel performing research and development activities;

●	fees paid to third parties such as consultants and contractors for outsourced engineering services;

●	expenses related to prototype materials, supplies and third-party services; and

●	depreciation for equipment used in research and development activities.

We expect our research and development costs to increase substantially for the foreseeable future as we expect to use a significant portion of the proceeds from the business to accelerate development of product enhancements and additional new products.

33

Selling, General and Administrative Expense

Selling, general and administrative expenses consist of personnel-related expenses for our corporate, executive, finance, sales, marketing and other administrative functions, expenses for outside professional services, including legal, audit and accounting services, as well as expenses for facilities, depreciation, amortization, travel, sales and marketing. Personnel-related expenses consist of salaries, benefits and share-based compensation. We expect our selling, general and administrative expenses to increase for the foreseeable future as we scale headcount with the growth of our business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC that may include legal, audit, additional insurance expenses, investor relations activities and other administrative and professional services.

Other (Income) Expense, Net

Other income and expense consists of interest expense net of interest income, loss on extinguishment of debt, change in fair value of warrant liability, and change in fair value of convertible notes payable derivative liabilities.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial position and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. On an ongoing basis, we evaluate estimates, which include estimates related to stock-based compensation expense, and reported amounts of revenues and expenses during the reported period. We base our estimates on historical experience and other market-specific or other relevant assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from those estimates or assumptions.

Results of Operations

Comparison of the Three Months Ended June 30, 2021 and 2020

The consolidated statements of operations for the three months ended June 30, 2021 and 2020 are presented below:

	Three Months Ended June 30,		$ Change	% Change
	2021	2020
(In thousands)
Revenues	$3,694	$1,912	1,782	93.2
Cost of revenues	2,732	1,868	864	46.3
Gross profit	962	44	918	2,086.4
Operating expenses:
Research and development	2,809	637	2,172	341.0
Selling, general and administrative expenses	10,822	3,003	7,819	260.4
Loss from operations	(12,669)	(3,596)	(9,073)	252.3
Other (income) expense:
Interest expense, net	10	1,729	(1,719)	(99.4)
Loss on asset disposal	21	-	21	-
Change in fair value of obligation to issue shares of common stock to sellers of World Energy	514	-	514	-
Change in fair value of warrant liability	(2,726)	-	(2,726)	-
Change in fair value of convertible notes payable derivative liability	-	8,174	(8,174)	(100.0)
Other income	(19)	-	(19)	-
Net (loss) income	$(10,469)	$(13,499)	3,030	(22.4)

34

Revenues

Revenues increased by $1.8 million, or 93.2%, to $3.7 million in the three months ended June 30, 2021 from $1.9 million for the three months ended June 30, 2020. The increase was primarily due to the addition of energy infrastructure solutions revenues, which through the May 17, 2021 acquisition of World Energy, became part of our XL Grid platform generating $2.4 million of revenue across over 70 unique projects. This increase was partially offset by a net decrease of $0.6 million in revenues from the sale of our Drive Systems. Interruptions in OEM vehicle supply amid a worldwide microchip shortage has caused OEMs to stop taking fleet orders for much of the first half of the year 2021 and some OEMs are telling large fleets they will receive zero new vehicles in 2021.

Cost of Revenues

Cost of revenues increased by $0.9 million, or 46.3%, to $2.7 million in the three months ended June 30, 2021 from $1.9 million for the three months ended June 30, 2020. Cost of revenues increased by $1.4 million for energy infrastructure projects completed (associated with our recent acquisition), $0.1 million for write-offs and allowances for Drive Systems inventory and $0.1 million for overhead allocation for Drive Systems. These increases were offset by a decrease in the costs of revenue of $0.7 million of Drive Systems, due to a decrease in sales.

Gross Profit (Loss)

Gross profit increased by $0.9 million, to $1.0 million in the three months ended June 30, 2021 from $0.0 million for the three months ended June 30, 2020. The gross profit increased by $1.0 million on the sales of infrastructure projects. This is offset by a decrease of $0.1 million for gross profit on the sale of Drive Systems.

Research and Development

Research and development expenses increased by $2.2 million, or 341.0%, to $2.8 million in the three months ended June 30, 2021 from $0.6 million for the three months ended June 30, 2020. The increase was primarily due to additional employee compensation costs of $1.0 million, professional service expenses of $0.3 million, facilities and production costs of $0.1 million and technology expenses of $0.1 million. The increase was primarily due to the hiring of 21 additional engineering staff to support sales growth and to further develop and broaden our Drive Systems product lines.

Selling, General and Administrative

Selling, general, and administrative expenses increased by $7.8 million, or 260.4%, to $10.8 million in the three months ended June 30, 2021 from $3.0 million for the three months ended June 30, 2020. The increase consisted principally of an increase in legal, accounting and other professional fees incurred in connection with meeting SEC and other financial reporting responsibilities in the amount of $3.0 million, and an increase in headcount of about 27 employees attributable to the responsibilities of becoming a public company and to build out our human resource infrastructure in the amount of $2.5 million,. The aforementioned legal, accounting and other professional fees consist of consulting fees of $2.1 million and legal fees of $0.9 million. Additionally, with the acquisition of World Energy, selling, general, and administrative expenses in the period increased by approximately $0.9 million compared to the comparable period in the prior year, consisting principally of employee compensation, benefits and professional fees.

Other (Income) Expense

Interest expense, net decreased by $1.7 million, or 99.4%, to $0.0 million in the three months ended June 30, 2021 from $1.7 million for the three months ended June 30, 2020 primarily due to the Company repaying or converting substantially all debt prior to December 31, 2020. The change in fair value of obligation to issue shares of common stock to sellers of World Energy of $514 for the three months ended June 30, 2021 was due to an increased stock price from the date of the acquisition. The change in fair value of warrant liability of $2.7 million for the three months ended June 30, 2021 was principally due to a decrease in the fair value of our Common Stock.

35

Comparison of the Six Months Ended June 30, 2021 and 2020

The consolidated statements of operations for the six months ended June 30, 2021 and 2020 are presented below:

	Six Months Ended June 30,		$ Change	% Change
	2021	2020
(In thousands)
Revenues	$4,369	$3,144	1,225	39.0
Cost of revenues	4,123	3,152	971	30.8
Gross profit (loss)	246	(8)	254	(3,175.0)
Operating expenses:
Research and development	4,221	1,651	2,570	155.7
Selling, general and administrative expenses	18,780	5,494	13,286	241.8
Loss from operations	(22,755)	(7,153)	(15,602)	218.1
Other (income) expense:
Interest expense, net	21	3,025	(3,004)	(99.3)
Loss on extinguishment of debt	-	1,038	(1,038)	(100.0)
Loss on asset disposal	21	-	21	-
Change in fair value of obligation to issue shares of common stock to sellers of World Energy	514	-	514	-
Change in fair value of warrant liability	(74,731)	-	(74,731)	-
Change in fair value of convertible notes payable derivative liability	-	8,737	(8,737)	(100.0)
Other income	(25)	-	(25)	-
Net income (loss)	$51,445	$(19,953)	71,398	(357.8)

Revenues

Revenues increased by $1.2 million, or 39.0%, to $4.4 million in the six months ended June 30, 2021 from $3.1 million for the six months ended June 30, 2020. The increase was primarily due to the addition of energy infrastructure solutions revenues, which through the acquisition of World Energy, became part of our XL Grid platform generating $2.4 million of revenue across over 70 unique projects. This increase was partially offset by a net decrease of $1.2 million in revenues from the sale of our Drive Systems. Interruptions in OEM vehicle supply amid a worldwide microchip shortage has caused OEMs to stop taking fleet orders for much of the first half of the year 2021 and some OEMs are telling large fleets they will receive zero new vehicles in 2021. This is causing a prolonged disruption to sales of our electrified Drive Systems. We have flexibility to also provide our Drive Systems as a retrofit for existing fleet vehicles and a good portion of our second quarter 2021 Drive System shipments were for retrofits. We will continue to develop new sales opportunities through creative access to new vehicles for our customers as well as providing retrofits where applicable. We re-entered the California market with CARB approval in June 2021 for our Transit HEV systems and we expect additional EOs from CARB for other applications over the coming months. We have seen positive signs in terms of increased budgets from municipal customers, but we believe the OEM chip shortage is hindering the rebound in that area of the market, despite budget availability.

Cost of Revenues

Cost of revenues increased by $1.0 million, or 30.8%, to $4.1 million in the six months ended June 30, 2021 from $3.2 million for the six months ended June 30, 2020. Cost of revenues increased by $1.4 million for energy infrastructure projects completed (associated with our recent acquisition), $0.3 million for write-offs and allowances for Drive Systems inventory and $0.2 million for overhead allocation for Drive Systems. These increases were offset by a decrease in the costs of revenue of $0.9 of Drive Systems, due to a decrease in sales.

Gross Profit (Loss)

Gross profit increased by $0.3 million, to $0.3 million in the six months ended June 30, 2021 from $0.0 million for the six months ended June 30, 2020. The gross profit increased by $1.0 million on the sales of infrastructure projects. This is offset by a decrease of $0.8 million for gross profit on the sale of Drive Systems.

Research and Development

Research and development expenses increased by $2.6 million, or 155.7%, to $4.2 million in the six months ended June 30, 2021 from $1.7 million for the six months ended June 30, 2020. The increase was primarily due to additional employee compensation costs of $1.2 million, professional service expenses of $0.4 million, facilities and production costs of $0.3 million and technology expenses of $0.1 million. The increase was primarily due to the hiring of 21 additional engineering staff to support unit sales growth and to further develop and broaden our Drive Systems product lines.

36

Selling, General and Administrative

Selling, general, and administrative expenses increased by $13.3 million, or 241.8%, to $18.8 million in the six months ended June 30, 2021 from $5.5 million for the six months ended June 30, 2020. The increase consisted principally of an increase in legal, accounting and other professional fees incurred in connection with meeting SEC and other financial reporting responsibilities in the amount of $5.3 million, and an increase in headcount of about 27 employees attributable to the responsibilities of becoming a public company and to build out our human resource infrastructure in the amount of $4.2 million. The aforementioned legal, accounting and other professional fees consist of consulting fees of $3.5 million and legal fees of $1.8 million. Additionally, with the acquisition of World Energy, selling, general, and administrative expenses in the six-month period increased by approximately $0.9 million compared to the comparable period in the prior year, consisting principally of employee compensation and benefits and professional fees.

Other (Income) Expense

Interest expense, net decreased by $3.0 million, or 99.3%, to $0.0 million in the six months ended June 30, 2021 from $3.0 million for the six months ended June 30, 2020 primarily due to the Company repaying or converting substantially all debt prior to December 31, 2020. We incurred a loss on extinguishment of $1.0 million in connection with the amendment of certain convertible notes for the six months ended June 30, 2020. There was no loss on extinguishment of debt for the six months ended June 30, 2021. The change in fair value of obligation to issue shares of common stock to sellers of World Energy of $514 for the six months ended June 30, 2021 was due to an increased stock price from the date of the acquisition. The change in fair value of warrant liability of $74.7 million for the six months ended June 30, 2021 was principally due to a decrease in the fair value of our Common Stock.

Liquidity and Capital Resources

As of June 30, 2021, we had working capital of $389.4 million, including cash, cash equivalents and restricted cash of $384.8 million. We had net income of $51.4 million (a net loss of $23.3 million after adjusting for a non-cash gain of $74.7 million to recognize the change in fair value of warrant liability) for the six months ended June 30, 2021 and incurred a net loss of $20.0 million for the six months ended June 30, 2020.

During the six months ended June 30, 2021, 7,441,020 public warrants were exercised, which resulted in the issuance of 7,441,020 shares of the Company's Common Stock, generating cash proceeds of approximately $85.6 million.

We expect to continue to incur net losses in the short term, as we continue to execute on our strategic initiatives to optimize our production for scale, invest in the sales and channel teams, and expand our products and services. Based on our current liquidity, we believe that no additional capital will be needed to execute our current business plan over the next 12 months.

Cash Flows Summary

Presented below is a summary of our operating, investing and financing cash flows:

	Six Months Ended June 30,
	2021	2020
Net cash provided by (used in)
Operating activities	$(20,544)	$(7,824)
Investing activities	$(9,886)	$(127)
Financing activities	$85,439	$9,472
Net change in cash and cash equivalents	$55,009	$1,521

Cash Flows Used in Operating Activities

The net cash used in operating activities for the six months ended June 30, 2021 was $20.5 million. Sources consisted of net income of $51.4 million (a net loss of $23.3 million after adjusting for a non-cash gain of $74.7 million to recognize the change in fair value of warrant liability), a decrease in accounts receivable of $6.6 million, an increase in accrued expenses and other current liabilities of $2.2 million, and noncash items in the aggregate of $2.5 million. The sources of operating cash were offset by a change in the fair value of warrant liabilities of $74.7 million, an increase of inventory of $7.5 million and a decrease in accounts payable of $0.9 million. The net cash used in operating activities for the six months ended June 30, 2020 was $7.8 million which consisted of a net loss of $20.0 million, offset principally by a change in the fair value of warrant liabilities of $9.8 million, an increase of debt discount amortization of $1.8 million, an increase of $0.3 million to stock-based compensation, and noncash items in the aggregate of $0.6.

Cash Flows Used in Investing Activities

The net cash used in investing activities for the six months ended June 30, 2021 was $9.9 million which consisted of a payment to acquire the membership interests of World Energy of $8.1 million and purchases of equipment of $1.8 million including $0.7 million towards the purchase of electric buses. The net cash used in investing activities for the six months ended June 30, 2020 was $0.1 million which consisted of the purchase of R&D equipment.

37

Cash Flows Provided by Financing Activities

The net cash provided by financing activities for the six months ended June 30, 2021 was $85.4 million, substantially all of which consisted of proceeds from the exercise of public warrants. The net cash provided by financing activities for the six months ended June 30, 2020 was $9.5 million which consisted of proceeds from the issuance of subordinated convertible promissory notes of $8.9 million, and proceeds from the paycheck protection program of $1.1 million.

Related Parties

We are party to a noncancelable lease agreement for office, research and development, and vehicle development and installation facilities with a holder of more than 5% of our Common Stock. The lease term extends through February 28, 2022. Pursuant to the terms of the lease agreement, we currently pay monthly rent installments of $19,473 for this property. The lease includes a rent escalation clause, and rent expense is being recorded on a straight-line basis. Rent expense under the operating lease was $0.1 million and $0.1 million for the three months ended June 30, 2021 and 2020 and $0.1 million and $0.1 million for the six months ended June 30, 2021 and 2020, respectively.

Off-Balance Sheet Arrangements

During the periods presented, other than the New Markets Tax Credit variable interest entity, we did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities, which were established for the purpose of facilitating off-balance sheet arrangements.

Critical Accounting Policies and Estimates

Our consolidated financial statements have been prepared in accordance with the generally accepted accounting principles of the U.S. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the consolidated balance sheet date, as well as the reported expenses incurred during the reporting periods. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates, and such differences could be material to our consolidated financial statements.

While our significant accounting policies are described in the notes to our historical financial statements included elsewhere in this Quarterly Report on Form 10-Q (see Note 2 in the accompanying unaudited condensed consolidated financial statements), we believe that the following accounting policies require a greater degree of judgment and complexity: revenue recognition, business combinations and convertible notes derivative accounting. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our financial condition and results of operations.

Business combinations: We account for the acquisition of a business in accordance with ASC 805, Business Combinations (ASC 805). Amounts paid to acquire a business are allocated to the assets acquired and liabilities assumed based on their fair values at the date of acquisition. We determine the fair value of purchase consideration, including contingent consideration, and acquired intangible assets based on detailed valuations that use certain information and assumptions provided by management. We allocate any excess purchase price over the fair value of the net tangible and intangible assets acquired to goodwill. The results of operations of acquired businesses are included in the financial statements from the date of acquisition forward. Acquisition-related costs are expensed in periods in which the costs are incurred.

We use the income approach to determine the fair value of developed technology acquired in a business combination. This approach determines fair value by estimating the after-tax cash flows attributable to the respective asset over its useful life and then discounting these after-tax cash flows back to a present value. We base our revenue assumptions on estimates of relevant market sizes, expected market growth rates, expected trends in technology and expected product introductions by competitors. Developed technology represents patented and unpatented technology and know-how.

Revenue Recognition: Our revenue is derived from the sales of hybrid electric powertrain systems and turnkey energy efficiency, renewable technology, electric vehicle charging stations and other energy solutions (“XL Grid”). Our Drive Systems products are marketed and sold to end-user fleet customers and channel partners in the United States and Canada. The Company’s XL Grid solutions are marketed and sold to municipalities, corporations and other businesses and principally funded through energy tax credits and rebates provided by public and private utilities. Sales of products and services are subject to economic conditions and may fluctuate based on changes in the industry, trade policies and financial markets.

Revenue is recognized upon transfer of control to the customer, which occurs when we have a present right to payment, legal title has passed to the customer, the customer has the significant risks and rewards of ownership, and where acceptance is not a formality, the customer has accepted the product or service. As it relates to our Drive Systems, in general, transfer of control is upon shipment of the equipment as the terms are free on board shipping point, or equivalent and we have no other promised goods or services in our contracts with customers. In limited instances, we provide installation services to end-user fleet customers related to the purchased hybrid electric powertrain equipment. When provided, the installation services are not distinct within the context of the contract due to the fact that the end-use fleet customer is purchasing a completed modification to our vehicles and therefore, the installation services involve significant integration to integrate the hybrid electric powertrain equipment with the customer’s vehicle. As a result, the hybrid electric powertrain equipment and installation services represent a single performance obligation within these contracts with customers. We have elected to treat shipping and handling activities related to contracts with channel partner customers as costs to fulfill the promise to transfer the associated equipment and not as a separate performance obligation.

38

As for revenue recognition with XL Grid, in general, transfer of control is upon the acceptance and certification of project completion by both the end-customer and the utility who is funding the credits and rebates, representing a single performance obligation to us. Due to the short-term nature of projects (typically two to three weeks), we recognize revenues from all activities at a point in time, when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and we have the right to payment for the transferred asset. We also assess multiple contracts entered into by the same customer in close proximity to determine if the contracts should be combined for revenue recognition purposes. During the duration of a project, all direct material and labor costs and those indirect costs related to the project are capitalized, and customer deposits are treated as liabilities. Once a project has been completed and the energy efficiency upgrades have been deemed to meet client specifications, capitalized costs are charged to earnings.

For the XL Grid customers, we provide limited-assurance-type warranties for our equipment and work performed under our contracts. The warranty period typically extends for 3 years following transfer of control of the equipment. The warranties solely relate to correction of product defects during the warranty period, which is consistent with similar warranties offered by competitors. Therefore, we have determined that this warranty is outside the scope of ASC 606 and will continue to be accounted for under ASC 460, Guarantees. At the time of purchase of the equipment, customers may purchase from us an extended warranty for our equipment. The extended warranty commences upon the end of the assurance-based warranty period and is considered a separate performance obligation that represents a stand-ready obligation to perform warranty services after the assurance-type warranty expires. The transaction price allocated to the extended warranty is recognized ratably over the extended warranty period.

Pertaining to our revenue from the sale of XL Grid solutions, we provide limited-assurance-type warranties for a term of one year for installation work performed under our contracts. Warranties for equipment resold to customers are provided by the original equipment manufacturers.

When our contracts with customers contain multiple performance obligations, the contract transaction price is allocated on a relative standalone selling price (“SSP”) basis to each performance obligation. We determine standalone selling prices based on observable selling prices for the sale of kits. For extended warranties, we determine SSP based on expected cost plus margin. We establish the margin based on review of market conditions and margins obtained by market participants for similar services. Any allocation of the transaction price required is determined at the contracts’ inception.

Warrant liabilities: We account for the warrants issued in connection with our initial public offering in accordance with Accounting Standards Codification (“ASC”) 815-40, “Derivatives and Hedging—Contracts in Entity’s Own Equity” (“ASC 815”), under which the warrants do not meet the criteria for equity classification and must be recorded as liabilities. As the warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants are measured at fair value at inception and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the Statement of Operations in the period of change.

Emerging Growth Company Status

We are an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”). Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We may elect not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time we are no longer considered to be an emerging growth company. At times, we may elect to early adopt a new or revised standard. See Note 2 of the accompanying unaudited condensed consolidated financial statements herein and Note 3 of the audited consolidated financial statements in our Annual Report for the recent accounting pronouncements adopted and the recent accounting pronouncements not yet adopted for the three and six months ending June 30, 2021 and 2020.

In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we intend to rely on such exemptions, we will not be required to, among other things: (a) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

We will remain an emerging growth company under the JOBS Act until December 31, 2021.

New and Recently Adopted Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are applicable to us as of the specified effective date. As of June 30, 2021, there are no new accounting pronouncements not yet adopted that will have an impact on our financial position or results of operation.

As an “emerging growth company”, we can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.

39

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

Not required.

Item 4. Controls and Procedures.

Management’s Evaluation of our Disclosure Controls and Procedures

We maintain disclosure controls and procedures (as defined in paragraph (e) of Rules 13a-15 and 15d-15 under the Exchange Act) designed to ensure that the information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified under the rules and forms of the SEC. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that such information is accumulated and communicated to our management, including our Chief Executive Officer (our Principal Executive Officer) and our Chief Financial Officer (Principal Financial Officer), as appropriate to allow timely decisions regarding required disclosures. As required by paragraph (b) of Rules 13a-15 and 15d-15 under the Exchange Act, our Principal Executive Officer and our Principal Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2021.

Based on this evaluation, including the presence of a material weakness as discussed below and the continuation of the material weaknesses described in our Annual Report, our Principal Executive Officer and our Principal Financial Officer concluded that our disclosure controls and procedures were not effective at the reasonable assurance level as of June 30, 2021.

Subsequent to the filing of the Company’s Form 10-K for the year ended December 31, 2020, the Company determined that there were material errors within its Annual Report on Form 10-K for the years ended December 31, 2020 and 2019. Specifically, the Company identified a material weakness in internal controls related to the accounting for warrants issued in connection with our initial public offering. Our internal control over financial reporting did not result in the proper classification of certain of the warrants we issued in July 2019 which, due to its impact on our financial statements, we determined to be a material weakness.

Changes in Internal Control Over Financial Reporting

On April 19, 2021 we hired our Chief Financial Officer who during the quarter ended June 30, 2021 provided further segregation of duties and brought public company experience and additional monitoring controls into the accounting and finance functions. Otherwise, there were no changes in our internal control over financial reporting during the quarter ended June 30, 2021, as such term is defined in Rules 13a-15(f) and 15(d)-15(f) promulgated under the Securities Exchange Act of 1934, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

40

PART II - OTHER INFORMATION

Item 1. Legal Proceedings

For a description of our material pending legal proceedings, see Legal Proceedings in Note 12, Commitments and Contingencies, to the unaudited condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q and incorporated herein by reference.

Item 1A. Risk Factors

Risk Factors

An investment in our securities is speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below, together with other information in this Quarterly Report on Form 10-Q and the other information and documents we file with the SEC, including our Annual Report. The occurrence of any of the following risks could have a material and adverse effect on our business, reputation, financial condition, results of operations and future growth prospects, as well as our ability to accomplish our strategic objectives. As a result, the trading price of our Common Stock could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and stock price.

There have not been any material changes to the risk factors disclosed in our Annual Report for the year ended December 31, 2020 other than those disclosed in our Part II, Item 1A under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 17, 2021 and those disclosed below.

Our XL Grid business depends in part on support from gas and electric utilities for energy efficiency, and a decline in such support could harm our business.

Our XL Grid energy efficiency services business depends in large part on government legislation and policies that support energy efficiency projects and that enhance the economic feasibility of our energy efficiency services for customers. Several of the states in which we operate support our customers’ investments in energy efficiency through legislation and regulations that provide financial incentives for customers to procure our energy efficiency services.

Our customers frequently depend on these programs to help justify the costs associated with, and to finance energy efficiency projects. If any of these incentives are adversely amended, eliminated or not extended beyond their current expiration dates, or if funding for these incentives is reduced, it could adversely affect our ability to complete projects for our existing customers and obtain project commitments from new customers.

Failure of our subcontractors to properly perform their services in a timely manner could cause delays in the delivery of our XL Gird energy efficiency projects which could damage our reputation, have a negative impact on our relationships with our customers and adversely affect our growth.

Our success depends on our ability to provide quality, reliable energy efficiency services in a timely manner, which in part requires the proper removal and installation of lighting, mechanical and electrical systems by our subcontractors upon which we depend. Substantially all of our energy efficiency solutions are installed by subcontractors. Any delays, malfunctions, inefficiencies or interruptions in our energy efficiency services caused by improper installation by our subcontractors could cause us to have difficulty retaining current customers and attracting new customers. Such delays could also result in additional costs that could affect the profit margin of our projects. In addition, our brand, reputation and growth could be negatively impacted.

Our XL Grid energy efficiency activities and operations are subject to numerous health and safety laws and regulations, and if we violate such regulations, we could face penalties and fines.

We are subject to numerous health and safety laws and regulations in each of the jurisdictions in which we operate. These laws and regulations require us to obtain and maintain permits and approvals and implement health and safety programs and procedures to control risks associated with our energy efficiency projects. If our compliance programs are not successful, we could be subject to penalties or to revocation of our permits, which may require us to curtail or cease operations of the affected projects. Violations of laws, regulations and permit requirements may also result in criminal sanctions or injunctions.

Our costs of complying with current and future health and safety laws, regulations and permit requirements, and any liabilities, fines or other sanctions resulting from violations of them, could adversely affect our business, financial condition and operating results.

41

Our XL Grid energy efficiency retrofitting process often involves responsibility for the removal and disposal of components containing hazardous materials and at times requires that our subcontractors work in hazardous conditions, either of which could give rise to a claim against us.

When we retrofit a customer’s facility, we typically assume responsibility for removing and disposing of its existing lighting fixtures. Certain components of these fixtures contain trace amounts of mercury and other hazardous materials. Older components may also contain trace amounts of polychlorinated biphenyls, or PCBs. We utilize licensed and insured hazardous wastes disposal companies to remove and/or dispose of such components. Failure to properly handle, remove or dispose of the components containing these hazardous materials in a safe, effective and lawful manner could give rise to liability for us, or could expose our workers or other persons to these hazardous materials, which could result in claims against us. A successful personal injury claim against us that is not covered by insurance or is in excess of our available insurance limits could require us to make significant payments of damages and could materially adversely affect our results of operations and financial condition.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

On May 17, 2021, the Company acquired 100% of the membership interests of World Energy for $8.1 million in cash paid on the Closing Date, inclusive of an estimated $0.1 million dollar adjustment for closing date net working capital. In addition, the Company is obligated to issue shares of the Company’s common stock initially valued at $7.0 million. The purchase price is subject to an additional earn out payment of $1.0 million payable if World Energy achieves its targeted 2021 revenue. With respect to the share component of the purchase price, 231,002 shares were issued at the Closing Date, with the balance issuable in three installments on the 6, 24 and 30 month anniversaries of the Closing Date, provided that certain of these shares would be forfeited if certain the senior executives of World Energy do not remain employed with the Company on the issuance date.

Item 3. Defaults Upon Senior Securities.

None

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

Not applicable.

42

Item 6. Exhibits

Exhibit No.	Description	Included	Form	Filing Date

10.1#	Employment Offer Letter, dated as of April 9, 2021, by and between XL Fleet Corp. and Cielo Hernandez.	By Reference	8-K	April 20, 2021
10.2*	Membership Interest Purchase Agreement	Herewith
10.3*	eNow Purchase Agreement	Herewith
31.1*	Certification of Principal Executive Officer Pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities and Exchange Act of 1934, as amended, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.	Herewith
31.2*	Certification of Principal Financial Officer Pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities and Exchange Act of 1934, as amended, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.	Herewith
32.1^*	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.	Herewith
32.2^*	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.	Herewith
101.INS*	Inline XBRL Instance Document.	Herewith
101.SCH*	Inline XBRL Taxonomy Extension Schema Document.	Herewith
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.	Herewith
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.	Herewith
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.	Herewith
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.	Herewith
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).	Herewith

*	Filed herewith
#	Indicates management contract or compensatory plan or arrangement.
^	In accordance with Item 601(b)(32)(ii) of Regulation S-K and SEC Release No. 34-47986, the certifications furnished in Exhibits 32.1 and 32.2 hereto are deemed to accompany this Quarterly Report on Form 10-Q and will not be deemed “filed” for purposes of Section 18 of the Exchange Act or deemed to be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933 except to the extent that the registrant specifically incorporates it by reference.

43

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

XL FLEET CORP.

Date: August 12, 2021	By:	/s/ Dimitri N. Kazarinoff
	Name:	Dimitri N. Kazarinoff
	Title:	Chief Executive Officer
(Principal Executive Officer)

Date: August 12, 2021	By:	/s/ Cielo Hernandez
	Name:	Cielo Hernandez
	Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

44

Exhibit 10.2

Execution Version

MEMBERSHIP INTEREST PURCHASE AGREEMENT

by and among

XL HYBRIDS, INC., as the Buyer,

WORLD ENERGY EFFICIENCY SERVICES, LLC, as the Company,

THE HOLDERS OF MEMBERSHIP INTERESTS OF THE COMPANY, as the Sellers,

DANNY WADHWANI AND DINESH WADHWANI, as the Guarantors,

XL FLEET CORP., as the Parent

and

Richard Galipeau, as the Sellers’ Representative

* * * *

Dated as of May 17, 2021

TABLE OF CONTENTS

1.	Definitions; Interpretations.	1
(a)	Definitions.	1
(b)	Accounting Provisions	17
(c)	Interpretation	17
2.	Purchase and Sale; Closing.	18
(a)	Purchase and Sale.	18
(b)	Payments at Closing	18
(c)	Closing.	19
(d)	Purchase Price Adjustment.	19
(e)	The Sellers’ Representative.	21
(f)	Earnout.	23
(g)	Parent Share Amount Issuance.	24
(h)	Tax Allocations	25
3.	Representations and Warranties of the Sellers and the Buyer.	25
(a)	Representations and Warranties of the Sellers	25
(b)	Representations and Warranties of the Buyer and the Parent	28
4.	Representations and Warranties of the Company.	29
(a)	Due Organization; Qualification; Limited Liability Company Power	29
(b)	Power and Authority; Execution and Delivery; Due Authorization	29
(c)	Noncontravention	30
(d)	Certain Fees	30
(e)	Capitalization; Subsidiaries	30
(f)	Financial Statements; Undisclosed Liabilities.	30
(g)	Recent Events	31
(h)	Litigation; Orders	33
(i)	Compliance with Laws and Permits.	33
(j)	Material Contracts.	33
(k)	Title to Assets	35
(l)	Condition and Possession of Personal Tangible Assets	36
(m)	Real Property.	36
(n)	Intellectual Property.	37
(o)	Privacy; Data Security.	39
(p)	Information Technology.	39
(q)	Tax Matters.	40
(r)	Labor Matters.	43
(s)	Employee Benefits.	45
(t)	Customers and Suppliers.	47
(u)	Insurance.	48
(v)	Related Party Transactions.	48
(w)	Environmental Matters.	49
(x)	Product Liability, Warranties, and Returns.	50
(y)	Accounts Receivable.	51
(z)	CARES Act Matters.	51
(aa)	No Other Representations and Warranties.	51

i

5.	Covenants.	52
(a)	Further Assurances	52
(b)	Litigation Support	52
(c)	Preservation of Books and Records	52
(d)	Confidentiality	53
(e)	Tax Matters.	53
(f)	Restrictive Covenants.	57
(g)	Company Operating Agreement.	59
(h)	Parent Shares.	59
6.	Closing Deliverables.	60
(a)	Deliverables of the Sellers’ Representative, the Sellers and the Company.	60
(b)	Deliverables of the Buyer.	61
7.	Indemnification.	61
(a)	Survival Periods	61
(b)	Seller Indemnities	62
(c)	Buyer Indemnities	62
(d)	Direct Claims; Third Party Claims.	63
(e)	Additional Indemnification Provisions.	65
(f)	Limitations on Seller Indemnities	66
(g)	Limitations on Buyer Indemnities	66
(h)	Mitigation; Reductions of Losses	67
(i)	Exclusive Remedy	67
(j)	Manner of Payment.	68
(k)	Tax Treatment.	68
8.	Miscellaneous.	68
(a)	Press Releases and Public Announcements	68
(b)	Third-Party Beneficiaries	69
(c)	Entire Agreement	69
(d)	Successors and Assigns	69
(e)	Counterparts	69
(f)	Notices	69
(g)	GOVERNING LAW	71
(h)	SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL	71
(i)	Amendments	71
(j)	Severability	71
(k)	Expenses	72
(l)	Incorporation of Exhibits, Schedules, and Annexes	72
(m)	Release	72
(n)	Conflicts/Privilege	72
(o)	Guarantees.	74

Exhibit A	Working Capital Methodology
Exhibit B	Tax Allocation Methodology

Schedule I	Allocable Percentages
Schedule 6(a)	Required Consents
Schedule 7(b)	Additional Seller Indemnities
Disclosure Schedules

ii

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”) is entered into as of May 17, 2021 by and among XL Hybrids, Inc., a Delaware corporation (the “Buyer”), World Energy Efficiency Services, LLC, a Massachusetts limited liability company (the “Company”), the Persons (as hereinafter defined) listed under the heading “Sellers” on the signature pages hereto (collectively, the “Sellers”), the Persons listed under the heading “Guarantors” on the signature pages hereto (collectively, the “Guarantors”), XL Fleet Corp., a Delaware corporation (the “Parent”) and Richard Galipeau, in his capacity as representative of the Sellers (the “Sellers’ Representative” and, together with the Buyer, the Company, the Sellers, the Guarantors and the Parent, collectively, the “Parties”).

RECITALS

WHEREAS, the Sellers collectively hold all of the issued and outstanding Interests (as hereinafter defined);

WHEREAS, the Sellers desire to sell to the Buyer, and the Buyer desires to purchase from the Sellers, the Interests, in accordance with the terms and subject to the conditions set forth herein; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants, and agreements as set forth more particularly herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, covenants, and agreements herein contained, the Parties agree as follows:

1.  Definitions; Interpretations.

(a)  Definitions. The following terms shall have the meanings set forth below when capitalized herein:

“Accounting Principles” means GAAP, unless stated expressly otherwise herein, applied on a basis consistent with the accounting principles, practices and methdologies (to the extent not in contravention of GAAP) used in preparing the 2020 Year-End Financial Statements.

“Acquisition Engagement” has the meaning set forth in Section 8(n).

“Action” means any action, claim, counterclaim, demand, charge, complaint, suit or other dispute resolution or proceeding, whether judicial, administrative or arbitrative, whether civil or criminal, whether brought at equity or at law, and whether brought by a Governmental Authority or any other Person, in each case, by or before a Governmental Authority.

“Adjustment Period” has the meaning set forth in Section 2(d)(ii).

“Adjustment Report” has the meaning set forth in Section 2(d)(ii).

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controls” and “controlled”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by Contract, or otherwise.

“Affiliated Group” has the meaning set forth in Section 4(q)(vii)(C).

“Agreement” has the meaning set forth in the Preamble.

“Allocable Percentage” means, with respect to each Seller, the percentage set forth opposite such Seller’s name under the heading “Allocable Percentage” on Schedule I.

“Ancillary Agreement” means the PPP Escrow Agreement, the Employment Agreements and each Ancillary Certificate, and each other agreement, executed and delivered by a Party pursuant to the terms of this Agreement.

“Ancillary Certificate” means each certificate or affidavit delivered, or to be delivered, under this Agreement, pursuant to Section 6.

“Banker” means Energy M&A, LLC.

“Banker Parent Shares” means 36,960 Parent Shares.

“Banker Representation Letter” means that certain letter agreement, dated the date hereof, by and between Parent and the Banker.

“Base Cash Purchase Price” means $8,000,000.

“Basket Amount” has the meaning set forth in Section 7(f)(i).

“Business” means the business of assessing, building, designing, developing, engineering, arranging financing and/or managing projects that save energy, reduce energy costs and/or decrease operations and maintenance costs at business facilities.

“Business Day” means any day other than a Saturday, Sunday, or a day on which banks in Boston, Massachusetts are authorized or obligated by Law to close.

“Business Employees” has the meaning set forth in Section 4(r)(i).

“Buyer” has the meaning set forth in the Preamble.

“Buyer Adjustment Amount” has the meaning set forth in Section 2(d)(iv).

“Buyer Indemnified Party” means the Buyer, the Company, and their respective Affiliates and Representatives, and the successors and permitted assigns of all the foregoing.

“Buyer Indemnity” means an indemnification obligation pursuant to Section 7(c).

“Cap” has the meaning set forth in Section 7(f)(i).

“Capitalized Lease Obligations” means obligations pursuant to a lease that is, or is required in accordance with GAAP to be, classified as a capitalized lease obligation.

“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act and any similar or conforming legislation in any U.S. jurisdiction, and any subsequent legislation relating to the COVID-19 pandemic, including the Health and Economic Recovery Omnibus Emergency Solutions Act.

“CARES Act Programs” has the meaning set forth in Section 4(z).

“Cash” means, without duplication, the aggregate amount of cash and cash equivalents (including certificates of deposit, marketable securities, and short term investments), minus the aggregate amount of any such cash and cash equivalents consisting of security deposits held by the Company in favor of third parties (including any unearned customer deposits) or that are “restricted”, held in escrow, or otherwise subject to a Lien, in each case of the Company as of the Determination Time, calculated in accordance with the Accounting Principles (as in effect as of the Determination Time), subject to Section 2(d)(viii). The calculation of Cash (i) shall be made without giving effect to Cash funded by or on behalf of the Buyer at the Closing, and (ii) may result in a positive or negative number. Notwithstanding the foregoing, the calculation of Cash shall be (x) reduced by the amount of any drawn but uncashed checks, drafts, disbursements, or other uncompleted transfers of Cash by the Company as of the Determination Time and (y) increased by any drawn but uncashed checks, drafts, disbursements, or other uncompleted transfers of Cash in favor of the Company as of the Determination Time.

“Cause” means (a) any failure by a Person to cooperate, if reasonably requested by the Company, with any investigation or inquiry into such Person’s or the Company’s business practices, whether internal or external, including, but not limited to, the Person’s refusal to be deposed or to provide testimony at any trial or inquiry; (b) a Person engaging in fraud, willful misconduct, or dishonesty that has caused or is reasonably expected to result in material injury to the Company or any of its affiliates; (c) any breach by a Person of such Person’s fiduciary duty owed to the Company or any of its Affiliates or equity holders which is reasonably expected to result in material injury to the Company or any of its Affiliates or equity holders; (d) a Person’s conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601, et. seq.

“Closing” has the meaning set forth in Section 2(c).

“Closing Date” has the meaning set forth in Section 2(c).

“Closing Distribution Amount” means an amount equal to (i) the Estimated Cash Purchase Price, minus (ii) the PPP Escrow Amount, minus (iii) Estimated Funded Indebtedness, minus (iv) Estimated Company Transaction Expenses.

“Code” means the Internal Revenue Code of 1986.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” has the meaning set forth in Section 8(n).

“Company Intellectual Property” has the meaning set forth in Section 4(n)(iii).

“Company Operating Agreement” means that certain Operating Agreement, dated as of September 18, 2015, by and among the Company and the Members (as defined therein) party thereto, as amended.

“Company Permit” has the meaning set forth in Section 4(i)(ii).

“Company Product” has the meaning set forth in Section 4(x)(i).

“Company Real Property” means all real property currently or formerly owned, leased, or operated by the Company.

“Company Transaction Expenses” means, without duplication, the aggregate amount of (i) fees, costs, expenses, commissions, liabilities, and similar amounts incurred by the Company prior to or at the Closing payable to brokers, finders, investment bankers, financial advisors, attorneys, accountants, or other agents, advisors, consultants, experts, or service providers (including the Banker) in connection with the Transaction or the process of selling the Company, (ii) transaction bonuses, change-of-control and success payments, severance rights, deferred compensation payments, salary continuation, retention payments, withdrawal liability under multiemployer plans, and other transaction-related compensatory payments payable or that will become payable (whether prior to, at, or following the Closing) by the Company to any current or former director, manager, officer, employee, or independent contractor of the Company, or any other Person, in each case, in connection with the Transaction, and (iii) the employer portion of any applicable Federal Insurance Contributions Act, state, local or foreign payroll Taxes imposed on the Company in respect of any payments made under the foregoing clause (ii), but in each case within the foregoing clauses (i) through (iii), excluding (A) fees, costs, expenses, commissions, bonuses, or other payments (including related to any debt financing) that are incurred, implemented, or become payable pursuant to actions taken or arrangements implemented following the Closing, (B) fees, costs, expenses, commissions, bonuses, or other payments that are paid prior to the Closing or that otherwise reduce the amount included in Cash, and (C) any liabilities included in the calculation of Working Capital or Funded Indebtedness.

“Computer Hardware” means any computer hardware, equipment, and peripherals of any kind and of any platform, including desktop and laptop personal computers, handheld computerized devices, servers, mid-range and mainframe computers, process control and distributed control systems, and all network and other communications and telecommunications equipment and peripheral devices the operations of which are dependent upon the execution of Computer Software.

“Computer Software” means any and all computer programs, including operating system and applications software, implementations of algorithms, and program interfaces, whether in source code or object code form, and all documentation, including user manuals relating to any of the foregoing.

“Conduct of the Business” means the conduct of the Business as currently conducted.

“Confidential Information” has the meaning set forth in Section 5(d).

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of January 18, 2021, between the Company and Parent.

“Consent” means:

(i) with respect to any Governmental Authority, any consent required to be obtained, or notice, payment, or filing required to be made, in each case that if not obtained or made would (with or without notice, lapse of time, or both) (A) violate any Law promulgated or enforced by such Governmental Authority, or (B) conflict with, result in a breach of, give rise to any right to terminate, revoke, suspend, limit, or adversely modify, or result in the loss of any other rights under, any Permit issued by such Governmental Authority; and

(ii) with respect to any Contract (including any insurance policy), any consent required to be obtained, or notice, payment, or filing required to be made, in each case that if not obtained or made would (with or without notice, lapse of time, or both) conflict with, or result in a breach of, such Contract, and any waiver that if not obtained would give rise to any right to terminate, accelerate, or adversely modify, or result in the loss of any other rights under such Contract.

“Contract” means, with respect to any Person, any contract, purchase order, lease, license, instrument, settlement agreement, or other agreement, commitment, or arrangement, whether written or oral, in each case (i) that is binding on such Person, (ii) to which such Person’s assets are subject, and/or (iii) in which such Person has any right or interest.

“Copyrights” means works of authorship, including exclusive exploitation rights, moral rights, mask works, and copyrights, whether registered or unregistered, and including copyrights in Computer Software.

“Customer Data” means all information and data supplied by a customer or prospective customer of a Person, or on such customer’s or prospective customer’s behalf, for processing, sharing or storing, and all information created or derived from or making use of such information or data, or otherwise in connection with services provided to or performed for such customer or prospective customer, or products sold or marketed to such customer or prospective customer. Customer Data includes all Personal Information pertaining to individual consumers or employees of a customer.

“Dandin” has the meaning set forth in Section 8(o).

“Determination Time” means 12:01 a.m., Eastern Daylight Savings Time, on the Closing Date.

“Disability” means a physical or mental disability that prevents, regardless of any reasonable accommodation, the performance by any Person of such Person’s duties for 180 days or more in any 12-month period.

“Disabling Devices” means computer software viruses, time bombs, logic bombs, Trojan horses, trap doors, back doors, ransomware, spyware, adware, scareware, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data.

“Disputed Items” has the meaning set forth in Section 2(d)(iii).

“Domain Name” means a string of characters and/or numbers used to identify a particular internet protocol address or uniform resource locator.

“Earnout Amount” means such amount as calculated in accordance with Section 2(f).

“Earnout Period” has the meaning set forth in Section 2(f).

“Earnout Report” has the meaning set forth in Section 2(f).

“Employee PII” means all data and information pertaining to the Company’s current, former and prospective employees and independent contractors, including personally identifiable information, benefits and health carte information maintained as part of the Business.

“Employee Plan” means each “employee benefit plan” (as such term is defined in ERISA §3(3)), whether or not subject to ERISA, and each employment, individual consulting or individual independent contractor, restrictive covenant (including confidentiality, non-competition, and non-solicitation), bonus, incentive, option, equity purchase or other equity-based compensation, deferred compensation, loan, severance, termination, retention, change of control, collective bargaining or other agreement with any works council or association, profit sharing, pension, retirement, 401(k), vacation or other paid or unpaid leave, medical or other welfare, disability, fringe benefit, and any other employee or retiree benefit or compensation agreement, arrangement, plan, program, policy, funding mechanism, reimbursement arrangement or other arrangement, whether or not subject to ERISA or written or unwritten or legally binding or not, in each case, (i) that is maintained, sponsored, contributed to or entered into by the Company or any ERISA Affiliate for the benefit of any current or former employee, officer, director, or individual independent contractor of the Company, or the beneficiaries or dependents of any such individual, or (ii) under which the Company may have any material Liability.

“Employment Agreements” means those certain Employment Agreements, dated as of the Closing Date, by and among the Company and each of Richard Galipeau and Michael Santangelo.

“Enforceability Exceptions” has the meaning set forth in Section 3(a)(ii).

“entity” means a Person other than an individual.

“Environmental Law” means any Law relating to Hazardous Materials, pollution control, pollution, contamination, cleanup, preservation, protection, or reclamation of the environment.

“Equity Equivalents” means, with respect to any Person, (i) capital stock, membership or partnership interests or units, and any other equity interests issued by such Person, (ii) stock appreciation, phantom stock, profit participation, rights to be allocated or receive any profits, loss, income, dividends, or distributions, and similar rights with respect to such Person, and (iii) options, warrants, call rights, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, or other Contracts that could require such Person to issue, sell, or otherwise cause to become outstanding any of the items referred to in the foregoing clauses (i) through (iii).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business, whether or not incorporated, that, together with the Company, is or would have been, at any date of determination occurring within the preceding six (6) years, treated as a single employer within the meaning of §414 of the Code.

“Estimated Balance Sheet” has the meaning set forth in Section 2(d)(i).

“Estimated Cash” has the meaning set forth in Section 2(d)(i)(B).

“Estimated Company Transaction Expenses” has the meaning set forth in Section 2(d)(i)(D).

“Estimated Funded Indebtedness” has the meaning set forth in Section 2(d)(i)(C).

“Estimated Cash Purchase Price” means an amount equal to (i) the Base Cash Purchase Price, plus (ii) Estimated Cash, plus (iii) the amount of the excess, if any, of Estimated Working Capital over Target Working Capital, or minus (iv) the amount of the shortfall, if any, of Estimated Working Capital below Target Working Capital.

“Estimated Statement” has the meaning set forth in Section 2(d)(i).

“Estimated Working Capital” has the meaning set forth in Section 2(d)(i)(A).

“Expiration Date” has the meaning set forth in Section 7(a).

“Fair Market Value” means the average of the volume-weighted average prices of Parent Shares reported on the New York Stock Exchange for the last 30 trading days ending on May 13, 2021.

“Family Member” means, with respect to any natural person, such natural person’s spouse, sibling, ancestor, descendant, cousin, uncle, aunt, nephew, niece, great-uncle, great-aunt, great-nephew, or great-niece (including “step” relationships, “in-law” relationships, and adoptive relationships).

“Final Cash” has the meaning set forth in Section 2(d)(iii).

“Final Cash Purchase Price” has the meaning set forth in Section 2(d)(vii).

“Final Company Transaction Expenses” has the meaning set forth in Section 2(d)(iii).

“Final Determination Date” has the meaning set forth in Section 2(d)(ii).

“Final Funded Indebtedness” has the meaning set forth in Section 2(d)(iii).

“Final Revenue” has the meaning set forth in Section 2(f).

“Final Tax Allocations” has the meaning set forth in Section 2(h).

“Final Working Capital” has the meaning set forth in Section 2(d)(iii).

“Financial Statements” has the meaning set forth in Section 4(f)(i).

“Fundamental Representations” means the representations and warranties set forth in Sections 3(a)(i) (Due Organization), 3(a)(ii) (Power and Authority; Execution and Delivery; Due Authorization), 3(a)(iii) (Noncontravention), 3(a)(v) (Certain Fees), and 3(a)(vi) (Interests); 3(b)(i) (Due Organization), 3(b)(ii) (Power and Authority; Execution and Delivery; Due Authorization), 3(b)(iii) (Noncontravention), 3(b)(v) (Certain Fees) and 3(b)(viii) (Due Authorization and Valid Issuance of Parent Shares); and 4(a) (Due Organization; Qualification; Limited Liability Company Power), 4(b) (Power and Authority; Execution and Delivery; Due Authorization), 4(c) (Noncontravention), 4(d) (Certain Fees), 4(e) (Capitalization) and Section 4(q) (Tax Matters).

“Funded Indebtedness” means, without duplication, the aggregate amount (including the current portions thereof) of (i) indebtedness for money borrowed or advanced and monetary obligations evidenced by bonds, debentures, notes, or similar debt securities, (ii) Capitalized Lease Obligations, (iii) obligations in respect of the deferred purchase price for property or services, but excluding payables that are taken into account in determining Working Capital, (iv) any reimbursement obligation of the Company with respect to letters of credit (including standby letters of credit), bankers’ acceptances or similar facilities issued for the account of the Company, (v) any obligations of another Person that are guaranteed, or secured by any of the assets, of the Company, (vi) accrued but unpaid Taxes of the Company (including, without limitation, Taxes for the current tax period, taxes deferred under the CARES Act, and any accrued but unpaid withholding, payroll, social security, workers compensation, unemployment, disability and any other Taxes with respect to wages or other compensation of any employee or other service provider of the Company), and (vii) any severance rights, deferred compensation payments, salary continuation, retention payments, withdrawal liability under multiemployer plans, and other related compensatory payments payable or that will become payable (whether prior to, at, or following the Closing) by the Company to any current or former director, manager, officer, employee, or independent contractor of the Company, or any other Person, in each case, to the extent not Company Transaction Expenses, in each case within the foregoing clauses (i) through (vii), of the Company as of the Closing, including all interest, fees, expenses, prepayment premiums, and breakage costs accrued as of the Closing with respect to any such indebtedness or obligations, but excluding (A) any undrawn amounts under standby letters of credit or similar instruments, and (B) the PPP Escrow Amount.

“GAAP” means United States, generally accepted accounting principles.

“Good Reason” shall mean a termination by a Person of such Person’s employment with the Company if any of the following events occur without such Person’s express prior written consent, if, within 30 days after such Person learns of the occurrence of such event, such Person gives written notice to the Company describing such event and demanding cure, and such event is not fully cured within 30 days after such notice is given and, if the Company fails to cure such event, such Person terminates his employment within five days following the expiration of the cure period: (i) any diminution in such Person’s base salary other than in connection with an across the board reduction of the base salaries of senior executives of the Company, or (iii) the required relocation of such Person’s principal place of employment to a location that is more than 50 miles from a Person’s current principal place of employment.

“Governmental Authority” means any federal, state, local, or foreign government, governmental or quasi-governmental authority, regulatory or administrative agency, or governmental department, board, bureau, agency, or instrumentality, including independent agencies and commissions, courts, and tribunals, including arbitral bodies (whether private or governmental), in each case of competent jurisdiction.

“Guarantors” has the meaning set forth in the Preamble.

“Hazardous Materials” means any hazardous or toxic substance, material, and/or waste listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as a hazardous substance (40 CFR Part 302) and amendments thereto, or such substances, materials, and/or wastes which are or may become regulated under any applicable Law, including any material, waste, and/or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) defined as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” or “hazardous material” under applicable state Laws, (v) designated as a “hazardous substance” pursuant to the Clean Water Act, 33 U.S.C. §1251, et seq. or U.S.C. §1317, (vi) defined as a “hazardous waste” pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. §6901, et seq., and/or (vii) defined as a “hazardous substance” pursuant to CERCLA, in each case including the respective regulations promulgated thereunder.

“Inbound Intellectual Property License” has the meaning set forth in Section 4(n)(iii).

“Independent Accountants” has the meaning set forth in Section 2(d)(iii).

“Indemnified Party” means any applicable Buyer Indemnified Party with respect to any Seller Indemnity, and any applicable Seller Indemnified Party with respect to any Buyer Indemnity.

“Indemnified Party Representative” means the Buyer with respect to any Seller Indemnity, and the Sellers’ Representative with respect to any Buyer Indemnity.

“Indemnifying Party” means any applicable Seller with respect to any Seller Indemnity, and the Buyer with respect to any Buyer Indemnity.

“Indemnifying Party Representative” means the Sellers’ Representative with respect to any Seller Indemnity, and the Buyer with respect to any Buyer Indemnity.

“Interests” has the meaning set forth in Section 4(e).

“Intellectual Property” means any or all of the following and all rights in, arising out of or associated therewith: (i) Patents, (ii) Copyrights, (iii) Computer Software, (iv) Trademarks, (v) Domain Names, (vi) all rights of publicity and privacy, (vii) Trade Secrets, (viii) any other proprietary, intellectual or industrial property rights of any kind or nature, (ix) all copies and tangible embodiments of any of the foregoing (in whatever form or medium, such as instruction manuals, prototypes, samples, studies, and summaries), and (x) registrations, renewals and applications for registration of all of the foregoing.

“Intellectual Property Licenses” has the meaning set forth in Section 4(n)(iv).

“IRS” means the Internal Revenue Service of the United States, or any successor agency thereto.

“Issuance Date” has the meaning set forth in Section 4(g)(i).

“Knowledge” (i) with respect to the Company, means the knowledge of Richard Galipeau, Michael Santangelo, Amanda Swanson and Christopher Zachary Corso (with respect to Section 4(p) only), (ii) with respect to any other entity, means the knowledge of any director, manager, or officer of such entity, and (iii) with respect to any individual, means the knowledge of such individual, in each case within the foregoing clauses (i) through (iii), assuming reasonable internal inquiry.

“Law” means any law, constitutional provision, treaty, statute, code, regulation, ordinance, rule, common law, Order, or other requirement of a Governmental Authority.

“lease” means lease or sublease.

“Leased Real Property” means all real property (including all leasehold estates, land, buildings, structures, alterations, improvements, fixtures, easements, rights of way, and any other real property rights and/or interests) that the Company leases, licenses, or otherwise occupies or uses (whether as landlord, tenant, subtenant, licensee, or pursuant to any other use or occupancy arrangement), other than Owned Real Property.

“Liability” means any liability or obligation of any kind, character, or description, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, matured or unmatured, due or to become due, vested or unvested, executory, determined, determinable, or otherwise.

“license” means license or sublicense.

“Licensed Intellectual Property” has the meaning set forth in Section 4(n)(iii).

“Lien” means any lien (statutory or otherwise), encumbrance, security interest, mortgage, deed of trust, pledge, hypothecation, charge, equitable interest, easement, encroachment, right of way, or any similar title exception (whether arising under Contract, Law, or otherwise).

“Losses” means all losses, damages, liabilities, Actions, judgments, awards, injunctions and other equitable remedies, Liens, settlements, Taxes, penalties, fines, interest, costs, court costs, and fees and expenses (including reasonable fees and expenses of legal counsel and other professional advisors and experts), which may include such fees and expenses incurred by the applicable Indemnified Party in connection with the enforcement of its rights hereunder, provided that “Losses” shall not include any (a) punitive or (b), consequential, incidental, special or indirect damages, in each case, except to the extent actually awarded to a Governmental Authority or other third party or solely in the case of (b), to the extent reasonably foreseeable.

“made available” means made available via the virtual data room hosted by Box. When used in any representation or warranty, “made available” includes only those materials made available (in accordance with the preceding sentence) at least one (1) Business Day prior to the date hereof and which are continued to be made available via such virtual data room through the Closing.

“Material Adverse Effect” means any effect, event, condition, change, state of facts, or group of effects, events, conditions, changes, or states of facts, whether or not related (each, an “Effect”), that is or would reasonably be expected to become, individually or in the aggregate, materially adverse to the business, assets, Liabilities, condition (financial or otherwise), operations, or results of operations, of the Company, provided that none of the following shall be taken into account in determining whether there has been or may be a Material Adverse Effect: (i) Effects generally applicable to (A) the global economy, (B) financial, banking, or securities markets (including any disruption thereof, any decline in the price of any security or market index, and any change in prevailing interest rates), or (C) any economies, markets, and industries applicable to the Company; (ii) changes in GAAP, other applicable accounting standards, or any Laws applicable to the Company, or any Tax, regulatory, or political conditions applicable to the Company; and (iii) Effects arising as a result of acts of God (including epidemics, pandemics, earthquakes, hurricanes, floods, or other natural disasters or weather-related conditions) or the commencement, occurrence, continuation, or intensification of any war (whether or not declared), sabotage, armed hostilities, military attacks or acts of terrorism; except, in each case within the foregoing clauses (i) through (iii), only to the extent that the Company is disproportionately adversely affected by such Effects relative to other businesses operating in the industries of the Company.

“Material Contract” has the meaning set forth in Section 4(j)(i).

“Material Customer/Supplier” has the meaning set forth in Section 4(t)(i).

“Mitigating Payments” has the meaning set forth in Section 7(h).

“Most Recent Balance Sheet” has the meaning set forth in Section 4(f)(i).

“Most Recent Balance Sheet Date” has the meaning set forth in Section 4(f)(i).

“Most Recent Financial Statements” has the meaning set forth in Section 4(f)(i).

“Net Parent Shares” means the aggregate number Seller Parent Shares set forth on Schedule I minus the aggregate number of Banker Parent Shares. The number of Net Parent Shares issuable to each Seller is set forth opposite such Seller’s name under the heading “Net Parent Shares” on Schedule I.

“Objection Notice” has the meaning set forth in Section 2(d)(iii).

“Objection Period” has the meaning set forth in Section 2(d)(iii).

“Open Source Materials” means any materials, including Computer Software in whole or in part in source code form, which are licensed pursuant to license terms that require as a condition of use, modification and/or distribution of such materials that other materials that incorporate, are incorporated into or which incorporate, are derived from, linked to, or compiled, assembled or distributed with such materials be: (a) distributed or offered in source code form (if Computer Software); (b) be licensed for the purpose of making derivative works therefrom; or (c) be offered, provided or redistributed at no charge. Open Source Materials include, software licensed under the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), or Common Development and Distribution License (CDDL).

“Opt-out Notifications” has the meaning set forth in Section 4(o)(iv).

“Order” means any order, award, decision, injunction, judgment, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

“Ordinary Course of Business” means the ordinary course of business of the Company, consistent with past practice (including with respect to quantity and frequency).

“Organizational Documents” means the certificate of incorporation, formation, or limited partnership, and the bylaws, limited liability company operating agreement, or limited partnership agreement, or any analogous documents entered into, adopted, or filed in connection with the creation, formation, or organization, in each case of the applicable entity.

“Owned Intellectual Property” means Intellectual Property which the Company uses which is not Licensed Intellectual Property or Intellectual Property in the public domain.

“Owned Real Property” means real estate and interests in real estate owned in fee.

“Owned Software” has the meaning set forth in Section 4(p)(iv).

“Parent” has the meaning set forth in the Preamble.

“Parent Shares” means Parent’s common stock, $0.0001 per value per share.

“Parties” has the meaning set forth in the Preamble.

“Patents” means patents and patent applications, including continuation, divisional, continuation in part, reexamination and reissue patent applications, and any patents issuing therefrom.

“Payoff Letters” has the meaning set forth in Section 6(a)(iv).

“Permit” means any permit, license, franchise, approval, authorization, registration, certificate, variance, clearance, or similar right that may be issued by any Governmental Authority or any accreditation or certification agency, body, or organization.

“Permitted Liens” means:

(i)  those items set forth on Schedule 4(k);

(ii) statutory liens for Taxes not yet due and payable which are being contested in good faith through appropriate proceedings and with respect to which adequate reserves have been established;

(iii) statutory liens of mechanics, carriers’, workmen’s, repairmen’s or other similar statutory liens arising or incurred in the Ordinary Course of Business that are not delinquent and which are not, individually or in the aggregate, material to the business of the Company;

(iv) easements, rights of way, zoning ordinances and other similar encumbrances affecting real property which are not, individually or in the aggregate, material to the business of the Company; or

(v)  liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business which are not, individually or in the aggregate, material to the business of the Company.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a Governmental Authority.

“Personal Information” means all data used, collected, stored or processed by or on behalf of a Person pertaining to an individual other than such Person, including an individual’s name, address, telephone number, email address, social media accounts, photographs, age, gender, identification or social insurance number, income, citizenship, employment, assets, liabilities, payment records, credit information, bank account information, investment activity, personal and professional references, health or medical records, any other data used or intended to be used to identify, contact or locate such individual, and any other information that is considered personally identifiable information or personal data under applicable Laws.

“PPP” means the Paycheck Protection Program established under the Coronavirus Aid, Relief, and Economic Security Act, as modified by the Paycheck Protection Program Flexibility Act.

“PPP Escrow Agent” means Boston Private Bank & Trust Company.

“PPP Escrow Agreement” means that certain escrow agreement, to be dated as of the Closing Date, by and among the Company and the PPP Escrow Agent.

“PPP Escrow Amount” means, as of the Determination Time, an amount equal to the outstanding principal amount, plus all accrued and unpaid interest, under the PPP Loan.

“PPP Escrow Fund” has the meaning set forth in Section 2(b)(iii).

“PPP Loan” means that certain loan granted to the Company by the PPP Escrow Agent on February 26, 2021, in the original principal amount of $506,578 under the PPP.

“PPP Obligations” means the total amount of principal, interest, fees, expenses, prepayment premiums, breakage costs, penalties, and other obligations of the Company (including to the extent the same will accrue effective upon the consummation of the Transaction and/or the repayment and termination of either PPP Loan) in connection with the PPP Loan.

“Preservation Period” has the meaning set forth in Section 5(c).

“Protected Communications” has the meaning set forth in Section 8(n).

“Purchase Price” means $15,000,000.

“Real Property Leases” means all leases, licenses, concessions, processing facility agreements, occupancy agreements and other Contracts, if any, and all amendments, restatements, extensions, renewals, guaranties, supplements, and other modifications and Contracts with respect thereto, pursuant to which the Company leases, licenses, holds, or otherwise occupies, operates, or uses (whether as landlord, tenant, subtenant, licensee, or pursuant to any other use or occupancy arrangement) any Leased Real Property.

“Related Party” means, with respect to a specified Person, any other Person that is an Affiliate, a Family Member, a director, a manager, a trustee, an officer, a key employee, a direct or indirect beneficial owner of voting interests representing at least ten percent (10%) of the outstanding voting power, a primary beneficiary, or a trust for the primary benefit, of such specified Person, or any combination of the foregoing (for example, a trust for the primary benefit of the children of a Seller shall be considered a Related Party of such Seller).

“Releasing Party” has the meaning set forth in Section 8(n).

“Representative Losses” has the meaning set forth in Section 2(e).

“Representatives” means, with respect to any Person, the directors, managers, trustees, officers, employees, independent contractors, agents, attorneys, accountants, advisors, and other representatives of such Person and of such Person’s Affiliates.

“Restricted Business” mean the business of being engaged by utility companies via annual-or multi-year purchase orders for the purpose of developing, designing, building, and arranging financing for projects that save energy, reduce energy costs, and decrease operations and maintenance costs at the facilities of such utility companies’ customers.

“Restricted Period” has the meaning set forth in Section 5(f)(i).

“Restricted Person” has the meaning set forth in Section 5(f)(i).

“Restricted Territory” has the meaning set forth in Section 5(f)(i).

“Revenue” has the meaning set forth in Section 2(f).

“Sale Event” means, with respect to Parent, the Buyer, the Company and any intermediate holding company between the Parent and the Buyer, (a) the acquisition of a majority of the voting power (including, to the extent applicable, the acquisition of the ability to control the election of a majority of the directors or similar governing body) of such entity by another Person or group of Persons (within the meaning of § 13(d)(3) of the Securities Exchange Act of 1934, as amended) by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, any consolidation or merger of such entity with or into any other Person, or any other corporate reorganization), other than any consolidation, merger or reorganization in which the holders of shares of capital stock (together with any other Person falling within the same group) representing a majority of the voting power of such entity immediately prior to such consolidation, merger or reorganization continue to hold shares of capital stock representing a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization or (b) the sale, exclusive license or other disposition of all or substantially all of such entity’s assets.

“SEC” has the meaning set forth in Section 5(h)(i).

“Securities Act” means the Securities Act of 1933, as amended.

“Security Measures” has the meaning set forth in Section 4(o)(ii).

“Seller Adjustment Amount” has the meaning set forth in Section 2(d)(iv).

“Seller Indemnified Party” means each Seller and its Affiliates and Representatives, and the successors and permitted assigns of all of the foregoing.

“Seller Indemnity” means an indemnification obligation pursuant to Section 7(b).

“Seller Parent Shares” means Parent Shares having an aggregate Fair Market Value equal to $7,000,000. For the avoidance of doubt, Seller Parent Shares shall consist of (and shall solely consist of) Net Parent Shares and Broker Parent Shares. The number of Seller Parent Shares allocable to each Seller is set forth opposite such Seller’s name under the heading “Seller Parent Shares” on Schedule I.

“Sellers” has the meaning set forth in the Preamble.

“Sellers’ Representative” has the meaning set forth in the Preamble.

“Straddle Period” has the meaning set forth in Section 5(e)(i).

“Subsidiary” means, with respect to any Person, (i) any corporation of which a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time of determination owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, and (ii) any limited liability company, partnership, association, or other entity (other than a corporation) of which a majority of partnership, limited liability company, or other similar ownership interests thereof is at the time of determination owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

“Target Working Capital” means $2,289,969.

“Tax” means any (i) federal, state, local, or foreign income, gross receipts, escheat, unclaimed property, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether or not disputed, (ii) Liability for amounts of the type described in clause (i) as a result Treasury Regulations §1.1502-6, as a result of being a transferee or successor, or as a result of a Contract or otherwise, or (iii) penalties or fees for failure to file or late filing of any Tax Returns.

“Tax Allocations” has the meaning set forth in Section 2(h).

“Tax Contest” has the meaning set forth in Section 5(e)(vi).

“Tax Return” means any return, amended return, declaration, report, claim for refund, or information return or statement relating to Taxes filed or required to be filed with a Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” has the meaning set forth in Section 7(d)(ii)(A).

“Third Party Claim Notice” has the meaning set forth in Section 7(d)(ii)(A).

“timely Objection Notice” has the meaning set forth in Section 2(d)(iii).

“Trademarks” means trademarks, service marks, trade names, trade dress, logos, slogans, brand names, corporate or partnership names, and other indicia of origin, whether registered or unregistered and together with all translations, adaptations, derivations and combinations thereof and all goodwill associated therewith.

“Trade Secrets” means all confidential and proprietary information, including formulas, algorithms, apparatus, trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, concepts, ideas, methods, patterns, network configurations and architectures, processes, designs, techniques, plans, protocols, schematics, specifications, subroutines, user interfaces, drawings, product roadmaps, databases, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case which derive value from being maintained confidential.

“Transaction” means the collective transactions contemplated by this Agreement on the terms and conditions set forth herein.

“Transfer” means transfer, sell, issue, lease, license, grant any Lien upon, or otherwise dispose of.

“Treasury Regulations” means the regulations promulgated under the Code.

“WARN Act” means the federal Workers Adjustment and Retraining Notification Act of 1988.

“Working Capital” has the meaning set forth on Exhibit A.

“writing” and “written” means any writing, facsimile, or electronic mail.

“Year-End Financial Statements” has the meaning set forth in Section 4(f)(i).

(b)  Accounting Provisions. All accounting terms used but not defined in this Agreement shall have the respective meanings given to them in conformance with GAAP.

(c)  InterpretationWith respect to this Agreement and each Ancillary Agreement (other than the PPP Escrow Agreement):

(i)  Unless the context otherwise requires: (A) whenever the word “include”, “includes”, or “including” is used, it shall be deemed to be followed by the words “without limitation”; (B) the word “or” shall not be exclusive; (C) the words “hereof”, “herein”, “hereunder”, “herewith”, and words of similar import shall refer to this Agreement (or, if used in an Ancillary Agreement, to such Ancillary Agreement) as a whole and not to any particular provision of this Agreement (or such Ancillary Agreement, as applicable); (D) any references contained herein (or in any Ancillary Agreement) to a preamble, section, clause, exhibit, schedule, or other attachment shall refer to the preamble or such section, clause, exhibit, schedule, or other attachment to this Agreement (or, if such reference is contained in an Ancillary Agreement, to such Ancillary Agreement, as applicable); (E) the meaning assigned to each term defined herein or in any Ancillary Agreement shall be equally applicable to both the singular and the plural forms of such term; (F) references to any gender shall include the other gender; (G) a reference to any Person in a particular capacity shall refer to that Person solely in such capacity, and shall include such Person’s permitted successors and assigns in such capacity; (H) a reference to any Law shall include all amendments thereto, all modifications and reenactment thereof, all Laws substituted therefor, and all rules, regulations, and statutory instruments promulgated thereunder or pursuant thereto; (I) a reference to any Contract (including this Agreement and any Ancillary Agreement) shall include all exhibits, schedules, and other attachments to such Contract, and shall refer to such Contract as amended, restated, supplemented, or otherwise modified as of the time of determination; (J) a reference to $ or dollars shall mean U.S. dollars; and (K) when calculating the period of time before which, within which, or following which any act is to be done or step taken pursuant to this Agreement or any Ancillary Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is not a Business Day, then the period shall end on the next succeeding Business Day.

(ii)  Section headings are not to be considered part of this Agreement are included solely for convenience, are not intended to be full or accurate descriptions of the content of the sections of this Agreement, and shall not affect the construction hereof or thereof.

(iii)  The Parties have participated jointly in the negotiation and drafting of this Agreement (with the benefit of their respective legal counsels) and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

2.  Purchase and Sale; Closing.

(a)  Purchase and Sale. At the Closing, on and subject to the terms and conditions of this Agreement, the Buyer does hereby purchase and accept from each Seller, and each Seller does hereby sell and deliver to the Buyer, all of such Seller’s Interests, in exchange for the consideration set forth herein, free and clear of all Liens.

(b)  Payments at Closing. At the Closing, the Buyer shall make (or cause to be made) the following payments by wire transfer of immediately available funds to the bank accounts designated in writing by the Sellers’ Representative to the Buyer, or as applicable, by issuance of Parent Shares:

(i)  to each Seller, such Seller’s Allocable Percentage of the Closing Distribution Amount;

(ii)  to each Seller, twenty-five (25%) of such the number of Net Parent Shares issuable to such Seller;

(iii)  to the Banker, twenty-five (25%) of the Banker Parent Shares;

(iv)  to the PPP Escrow Agent, the PPP Escrow Amount, which, together with any interest or other amounts earned thereon (collectively, the “PPP Escrow Fund”), shall be held by the PPP Escrow Agent in accordance with this Agreement and the PPP Escrow Agreement as security and a source of payment solely for amounts payable in respect of the PPP Obligations and amounts payable to the Buyer pursuant to Section 7(b)(i)(E), if any;

(v)  to the holders of obligations constituting any Estimated Funded Indebtedness, all such Estimated Funded Indebtedness set forth in the Payoff Letters as being payable through the Closing Date; and

(vi)  to the holders of obligations constituting Estimated Company Transaction Expenses (other than those owing to Company employees or the Banker Parent Shares to be issued to the Banker pursuant to Section 2(b)(ii)), all such Estimated Company Transaction Expenses.

Promptly following the Closing, the Buyer shall cause the Company to pay all Estimated Company Transaction Expenses owing to Business Employees through the Company’s payroll system, net of applicable Taxes.

For the avoidance of doubt, the Parties hereby authorize the Buyer to pay (or cause to be paid) the amounts described above to the Persons described above at the Closing in lieu of making such payments to the Sellers. In addition, the Parties hereby authorize the Buyer to withhold and deduct from any consideration that would otherwise be payable to any Person under this Section 2(b) or otherwise under this Agreement or any Ancillary Agreement the amount(s) so required under applicable Law, it being understood and agreed that any such withheld and deducted amount(s) shall be treated as having been paid to such Person for purposes of this Agreement and each Ancillary Agreement.

(c)  Closing. The closing of the Transaction (the “Closing”) shall take place remotely by electronic transmission simultaneously with the execution and delivery of this Agreement (the day on which the Closing takes place being referred to herein as the “Closing Date”). Upon consummation of the Closing, all transactions contemplated by this Agreement or any Ancillary Agreement to occur on or as of the Closing or the Closing Date (including the purchase and sale of the Interests and the delivery of the documents to be delivered at the Closing pursuant to Section 6) shall be deemed to have occurred simultaneously and to be effective as of the Determination Time (other than for Tax purposes).

(d)  Purchase Price Adjustment.

(i)  The Company has delivered to the Buyer a good faith estimate of the balance sheet of the Company as of the Determination Time (the “Estimated Balance Sheet”), prepared in accordance with the Accounting Principles, subject to Section 2(d)(viii), and a written statement (the “Estimated Statement”) setting forth the Company’s good faith estimate of (A) Working Capital (“Estimated Working Capital”), (B) Cash (“Estimated Cash”), (C) Funded Indebtedness (“Estimated Funded Indebtedness”), and (D) Company Transaction Expenses (“Estimated Company Transaction Expenses”), together with the resulting calculation of the Estimated Cash Purchase Price.

(ii)  Within ninety (90) days following the Closing Date (the “Adjustment Period”), the Buyer shall prepare and deliver to the Sellers’ Representative a balance sheet of the Company as of the Determination Time, prepared in accordance with the Accounting Principles together with the Buyer’s good faith calculation of Working Capital, Cash, Funded Indebtedness, and Company Transaction Expenses (the “Adjustment Report”). Following the delivery of the Adjustment Report, the Buyer and the Company shall make and cause to be made available, to the Sellers’ Representative and its accountants and other Representatives, (I) the work papers and backup materials of the Buyer, the Company, and their respective independent accountants (subject to execution by the Sellers’ Representative of customary access letters) used in preparing the Adjustment Report, and (II) the books, records, and financial staff of the Company and the Buyer, to the extent they directly relate to the Adjustment Report, in each case, during normal business hours, upon reasonable notice, and otherwise in a manner so as to not unduly disrupt the business of the Buyer or the Company, and excluding any such information the disclosure of which could, in the reasonable judgment of the Buyer (or its legal counsel), result in the violation of any applicable Law or confidentiality obligation or the loss of any attorney-client privilege, work-product doctrine, or other applicable legal privilege, until the time that the Final Cash Purchase Price is finally determined in accordance with Section 2(d)(iii) (the “Final Determination Date”).

(iii)  Within thirty (30) days following delivery of the Adjustment Report (the “Objection Period”), the Sellers’ Representative may prepare and deliver to the Buyer a written notice (the “Objection Notice”, which, if delivered within the Objection Period, shall be referred to herein as a “timely Objection Notice”) setting forth in reasonable detail the Sellers’ Representative’s good faith objection(s), if any, to the Buyer’s calculations of Working Capital, Cash, Funded Indebtedness, and/or Company Transaction Expenses set forth in the Adjustment Report and the Sellers’ Representative’s proposal with respect to the calculation of each such item. To the extent that the Sellers’ Representative does not object in a timely Objection Notice to any item within Working Capital, Cash, Funded Indebtedness, or Company Transaction Expenses that was raised in the Adjustment Report, then the Sellers’ Representative shall be deemed to have agreed to the Buyer’s calculation of such item as set forth in the Adjustment Report. The Objection Notice shall not be amended without the prior written consent of the Buyer and the Sellers’ Representative after it has been delivered to the Buyer. For thirty (30) days following delivery of a timely Objection Notice, the Sellers’ Representative and the Buyer shall attempt, in good faith, to resolve all disputes between them concerning any items set forth in such Objection Notice. If any such items remain in dispute following the expiration of such thirty (30) day period (the “Disputed Items”), and the Sellers’ Representative or the Buyer so requests by notice in writing to the other, then, within five (5) Business Days following delivery of such request, the Sellers’ Representative and the Buyer shall engage a regionally-recognized accounting firm as is reasonably agreed to by the Sellers’ Representative and the Buyer (in any case, the “Independent Accountants”) to resolve the Disputed Items. The Sellers’ Representative and the Buyer shall execute any engagement or similar agreement reasonably requested by the Independent Accountants. A single partner of the Independent Accountants selected by the Independent Accountants in accordance with its normal procedures shall act for the Independent Accountants in connection with such engagement. The Independent Accountants shall act as experts and not as arbitrators. The Sellers’ Representative and the Buyer shall instruct the Independent Accountants to render, within thirty (30) days following its engagement, a written determination and report (based solely on written presentations by the Sellers’ Representative and the Buyer to the Independent Accountants, and not by independent review) as to the Disputed Items (excluding, for the avoidance of doubt, any item that is not set forth in a timely Objection Notice) and the resulting calculations of Working Capital, Cash, Funded Indebtedness, or Company Transaction Expenses. The Independent Accountants shall have no authority to resolve any other issues that may arise in connection with this Agreement, including whether the Objection Notice was delivered within the Objection Period. In determining each Disputed Item, the Independent Accountants may not assign a value to such item greater than the greatest value, or lower than the lowest value, claimed for such item by either the Buyer in the Adjustment Report or the Sellers’ Representative in the Objection Notice. The Sellers’ Representative and the Buyer shall cooperate with the Independent Accountants in making its determination and such determination shall be conclusive and binding upon the Parties. The fees and disbursements of the Independent Accountants shall be paid by the Sellers’ Representative (on behalf of the Sellers), on the one hand, and by the Buyer, on the other hand, on an inversely proportional basis, based upon the relative difference between the amounts in dispute submitted to the Independent Accountants and the Independent Accountants’ determination of such amounts. Solely by way of example, if the Buyer claims in the Adjustment Report that Working Capital is $1,000,000, the Sellers’ Representative claims in the Objection Notice that Working Capital is $1,500,000, and the Independent Accountants determines that Working Capital is $1,100,000, then the Buyer shall pay twenty percent (20%) of the Independent Accountants’ fees and disbursements and the Sellers’ Representative (on behalf of the Sellers) shall pay eighty percent (80%) of the Independent Accountants’ fees and disbursements. Each of the Buyer and the Sellers’ Representative (on behalf of the Sellers) shall pay its own fees and expenses related to such determination. For the avoidance of doubt, whether or not an Independent Accountants is engaged, (A) each item that was raised in a timely Objection Notice but that is a not a Disputed Item shall have the value as was agreed to between the Sellers’ Representative and the Buyer, and (B) each item that was not raised in a timely Objection Notice shall have the value set forth in the Adjustment Report. “Final Working Capital”, “Final Cash”, “Final Funded Indebtedness”, and “Final Company Transaction Expenses” shall mean Working Capital, Cash, Funded Indebtedness, and Company Transaction Expenses, respectively, as finally determined in accordance with this clause (iii).

(iv)  Calculation of Purchase Price Adjustment.

(A)  The “Seller Adjustment Amount” means the excess, if any, of the sum of (I) Final Working Capital, Final Cash, Estimated Funded Indebtedness, and Estimated Company Transaction Expenses, over the sum of (II) Estimated Working Capital, Estimated Cash, Final Funded Indebtedness, and Final Company Transaction Expenses.

(B)  The “Buyer Adjustment Amount” means the excess, if any, of the sum of (I) Estimated Working Capital, Estimated Cash, Final Funded Indebtedness, and Final Company Transaction Expenses, over the sum of (II) Final Working Capital, Final Cash, Estimated Funded Indebtedness, and Estimated Company Transaction Expenses.

(v)  If there is a positive Seller Adjustment Amount, then within five (5) Business Days following the Final Determination Date, the Buyer shall pay such Seller Adjustment Amount to the Sellers in accordance with their respective Allocable Percentages in immediately available funds using wire transfer instructions as designated in writing by the Sellers’ Representative.

(vi)  If there is a positive Buyer Adjustment Amount, then within five (5) Business Days following the Final Determination Date, the Sellers shall, jointly and severally, pay such Buyer Adjustment Amount to the Buyer in immediately available funds using wire transfer instructions as designated in writing by the Buyer.

(vii)  The Parties agree to treat any payment made pursuant to Section 2(d)(v) or Section 2(d)(vi) as an adjustment to the Estimated Cash Purchase Price for all purposes hereunder and all Tax purposes (the Estimated Cash Purchase Price, as so adjusted, the “Final Cash Purchase Price”).

(viii)  The Parties acknowledge and agree that, notwithstanding anything to the contrary contained herein, the calculations and preparations of Cash, Working Capital, and the Estimated Balance Sheet (including all line items therein) (A) shall exclude the effects of purchasing accounting and other adjustments arising as a result of the Transaction or any financing thereof, (B) shall be construed so as to not result in the double-counting of any assets, liabilities, Losses, or other items against any Party, (C) are intended to measure variations in the components taken into consideration in the preparation of the estimates delivered pursuant to Section 2(d)(i) compared to the final values determined pursuant to Section 2(d)(iii), and, without limiting the foregoing, are not intended to permit the introduction of components, judgments, principles, practices, methodologies, policies, procedures, classifications, or estimation methodologies (in each case including with respect to the calculation of reserves) that differ from those described in the definitions of Cash and Working Capital, and (D) shall reflect only those facts and circumstances that existed as of the Determination Time.

(e)  The Sellers’ Representative.

(i)  The Sellers’ Representative shall have the authority to act as the agent for, and to bind and/or execute any documents as attorney-in-fact for, any and all Sellers in connection with this Agreement and each Ancillary Agreement to which the Sellers’ Representative is a party. Such authority shall include the sole and exclusive authority to (A) assert, pursue, defend against, contest, and settle claims for indemnification hereunder, (B) exercise any other rights and remedies that may be available to any Seller hereunder, (C) defend against, contest, and settle the assertion of any other rights or remedies by the Buyer hereunder, and (D) execute and deliver amendments, consent, and waivers to and under this Agreement and each such Ancillary Agreement. Each Seller shall retain the authority to act on his or its own behalf with respect to matter not covered by the preceding sentence and not otherwise expressly required or permitted to be taken solely by the Sellers’ Representative.

(ii)  The Buyer and the Company shall be entitled to rely on the authority granted pursuant to the foregoing clause (i) until the Sellers’ Representative delivers written notice to the Buyer of the appointment of a successor Sellers’ Representative approved in writing in advance by the Buyer (such approval not to be unreasonably withheld, conditioned, or delayed), in which case, effective upon the date specified in such notice, the Buyer and the Company shall be entitled to rely on the authority of such successor Sellers’ Representative and such successor Sellers’ Representative shall be deemed to be the Sellers’ Representative for all purposes under this Agreement and each Ancillary Agreement to which the Sellers’ Representative is a party. In the event that the Sellers’ Representative becomes unable or unwilling to perform his or its responsibilities hereunder or under any Ancillary Agreement to which he, or it is a party or resigns from such position, the Sellers having a majority of the aggregate Allocable Percentages shall, as promptly as practicable, appoint a successor Sellers’ Representative and deliver written notice thereof to the Buyer, in which case, effective upon the date specified in such notice, such successor Sellers’ Representative shall be deemed to be the Sellers’ Representative for all purposes under this Agreement and each Ancillary Agreement to which the Sellers’ Representative is a party.

(iii)  All of the powers, authorities, rights, and immunities granted to the Sellers’ Representative under this Agreement or any Ancillary Agreement to which it is a party shall survive the Closing. The grant of authority provided to the Sellers’ Representative under this Agreement and each such Ancillary Agreement is coupled with an interest, shall be irrevocable, and shall survive the death, incompetency, bankruptcy, or liquidation of any Seller.

(iv)  The Sellers’ Representative shall not be liable to the Sellers for actions taken pursuant to this Agreement or any Ancillary Agreement, except to the extent such actions shall have been determined by a court of competent jurisdiction to have constituted gross negligence or involved fraud, intentional misconduct or bad faith (it being understood that any act done or omitted pursuant to the advice of counsel, accountants and other professionals and experts retained by Sellers’ Representative shall be conclusive evidence of good faith). The Sellers shall severally and not jointly (in accordance with their respective Allocable Percentages), indemnify and hold harmless the Sellers’ Representative from and against, compensate it for, reimburse it for and pay any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with its activities as Sellers’ Representative under this Agreement and any Ancillary Agreement (the “Representative Losses”), in each case as such Representative Loss is suffered or incurred; provided, that in the event it is finally adjudicated that a Representative Loss or any portion thereof was primarily caused by the gross negligence, fraud, intentional misconduct or bad faith of the Sellers’ Representative, the Sellers’ Representative shall reimburse the Sellers the amount of such indemnified Representative Loss attributable to such gross negligence, fraud, intentional misconduct or bad faith. The Representative Losses shall be satisfied from the Sellers, severally and not jointly (in accordance with their respective Allocable Percentages).

(f)  Earnout.

(i)  In addition to the amounts payable to the Sellers pursuant to the other provisions set forth in this Agreement, within five (5) Business Days following the determination of Final Revenue in accordance with clause (ii) below, the Buyer shall pay (or cause to be paid) the Earnout Amount to the Sellers in accordance with their respective Allocable Percentages in immediately available funds using wire transfer instructions as designated in writing by the Sellers’ Representative.

(ii)  Within 30 days following the completion of the audit of the Parent’s financial statements for the fiscal year ending December 31, 2021 (such fiscal year being the “Earnout Period”), the Buyer shall prepare and deliver to the Sellers’ Representative a written report (the “Earnout Report”) setting forth in reasonable detail the Buyer’s good faith calculation of Revenue. As used herein, “Revenue” means the gross revenues recognized by the Company in respect of the Earnout Period, calculated in accordance with the Accounting Principles. The rights and obligations of the Parties with respect to the Earnout Report, the Sellers’ Representative’s right to dispute the Buyer’s calculation of Revenue, and the procedure for the resolution of any such dispute shall be governed in the same manner as provided in Sections 2(d)(ii) and (iii), and the other provisions of Sections 2(d)(ii) and (iii) shall apply in connection therewith, mutatis mutandis. Revenue, as finally determined in accordance with the foregoing, shall be referred to herein as “Final Revenue”.

(iii)  If the Final Revenue is greater than or equal to $19,500,000, then the “Earnout Amount” shall be $1,000,000. If the Final Revenue is less than $19,500,000, then the cash amount shall be $0.00.

(iv)  The Parties agree to treat any payment of the Earnout Amount as an adjustment to the purchase price for all purposes hereunder and all Tax purposes.

(v)  Notwithstanding anything to the contrary contained herein, the right of any Party to receive payment in respect of the Earnout Amount, together with each other right set forth in this Section 2(f), (A) is solely a contractual right and is not a security for purposes of any federal or state securities Laws, and (B) shall not be assigned (by operation of law, merger (whether as surviving or disappearing entity), consolidation, dissolution, or otherwise) or otherwise Transferred without the prior written consent of the Buyer and the Sellers’ Representative, and any such assignment or other Transfer in violation of the foregoing shall be null and void. The Sellers acknowledge and agree that, from and after the Closing, the Buyer and the Company shall be permitted to operate the Business in their sole and absolute discretion, without regard to the effects that such operation of the Business may have on the calculation of the payment made or that otherwise may have been made under this Section 2(f); provided, however, that the Buyer and the Company shall from the Closing until the expiration of the Earnout Period (i) maintain the limited liability company existence of the Company; (ii) maintain separate accounting records (prepared in accordance with the Accounting Principles) for the Company and (iii) not, and shall cause their respective Affiliates not to take any action or omit to take any action which has the primary purpose or specific intent of preventing the Company from being able to generate Revenue of $19,500,000.

(vi) If a Sale Event occurs or is to occur prior to the due date for payment of any Earnout Amount, the Buyer shall, as a condition precedent to such Sale Event cause all counterparties (including the Buyer, transferees or surviving entities, each to the extent applicable) with respect to such Sale Event to assume, in all respects, all of the obligations of the Buyer that are set forth in this Section 2(f). Notwithstanding anything in this Section 2(f), the Buyer shall remain fully responsible if any such counterparty fails to comply with any such obligation.

(g)  Seller Parent Share Issuance.

(i)  Subject to the conditions set forth in Section 2(g)(ii), Parent shall issue the Seller Parent Shares as follows: Parent shall issue to each Seller twenty-five (25%) of the Net Parent Shares issuable to such Seller and to the Banker twenty-five (25%) of the Banker Parent Shares on the following dates (each such date, an “Issuance Date”):

(A)  the six (6th) month anniversary of the Closing Date;

(B)  the twenty-four (24) month anniversary of the Closing Date; and

(C)  the thirty (30) month anniversary of the Closing Date.

(ii) Notwithstanding Section 2(g)(i), (A) if Richard Galipeau (“Galipeau”) is not employed by the Company on any Issuance Date, the number of Net Parent Share issuable to each Seller on such Issuance Date shall be reduced by an amount equal to (1) 74,675 multiplied by (2) such Seller’s Allocable Percentage (any reductions pursuant to this clause (A), the “Galipeau Reductions”), and (B) if Michael Santangelo (“Santangelo”) is not employed by the Company on any Issuance Date, the number of Net Parent Shares issuable to each Seller on such Issuance Date shall be reduced by an amount equal to (1) 74,675 multiplied by (2) such Seller’s Allocable Percentage (any reductions pursuant to this clause (B), the “Santangelo Reductions”).  For the avoidance of doubt, if both Galipeau and Santangelao are not employed by the Company on any Issuance Date, both the Galipeau Reductions and the Santangelo Reductions applicable to such Issuance Date shall be made.  Notwithstanding anything in this Section 2(g)(ii) to the contrary, the Galipeau Reductions with respect to any Issuance Date shall not be made if Galipeau’s failure to be employed by Company on such Issuance Date is as a result of Galipeau’s (A) death, (B) Disability, (C) termination without Cause or (D) termination for Good Reason, and the Santangelo Reductions with respect to any Issuance Date shall not be made if Santangelo’s failure to be employed by the Company on such Issuance Date is as a result of Santangelo’s (A) death, (B) Disability, (C) termination without Cause or (D) termination for Good Reason.

(iii) Also notwithstanding Section 2(g)(i), if either a Galipeau Reduction or a Santangelo Reduction is made on any Issuance Date, the Banker Parent Shares otherwise issuable to the Banker on such Issuance Date shall be reduced by 33.6735%, and if both a Galipeau Reduction and a Santangelo Reduction is made any Issuance Date, the Banker Parent Shares otherwise issuable to the Banker on such Issuance Date shall be reduced by 67.347%.

(iv) Buyer and the Sellers hereby acknowledge that the Parent Shares issued under this Section 2(g) constitute consideration for the Interests acquired hereunder and represent a portion of the total purchase price for such Interests.  Buyer and the Sellers each mutually agree to treat such Parent Shares as purchase price payments for all Tax purposes.

(h)  Tax Allocations. The Parties shall allocate the Estimated Cash Purchase Price and the Fair Market Value of the Seller Parent Shares issued pursuant hereto, as the same may be adjusted as expressly provided for herein, plus the relevant assumed liabilities, among the assets of the Company in accordance with the applicable provisions of §1060 of the Code (and any similar provision of state, local, or foreign Tax Law, as appropriate) and the methodology and principles set forth on Exhibit B attached hereto (the “Tax Allocations”). Within sixty (60) days following the Closing, the Buyer shall prepare and deliver to the Sellers’ Representative a written statement setting forth in reasonable detail the Buyer’s proposed Tax Allocations. The rights and obligations of the Parties with respect to the Buyer’s proposed Tax Allocations, the Sellers’ Representative’s right to dispute the Buyer’s proposed Tax Allocations, and the procedure for the resolution of any such dispute shall be governed in the same manner as provided in Sections 2(d)(ii) and (iii), and the other provisions of Sections 2(d)(ii) and (iii) shall apply in connection therewith, mutatis mutandis. The Tax Allocations, as finally determined in accordance with this Section 2(h), shall be referred to herein as the “Final Tax Allocations”. The Final Tax Allocations shall be binding on the Parties for all Federal, state, local, and foreign income Tax purposes, and the Parties shall report for all Federal and state income Tax purposes in a manner consistent with the Final Tax Allocations, in each case except to the extent otherwise required by applicable Law, and subject to any subsequent adjustments to the Estimated Cash Purchase Price and the aggregate Fair Market Value of the Seller Parent Shares issued pursuant hereto, as the same may be expressly provided for herein.

3.  Representations and Warranties of the Sellers and the Buyer.

(a)  Representations and Warranties of the Sellers. Each Seller, severally and not jointly and only with respect to itself, hereby represents and warrants to the Buyer as follows:

(i)  Due Organization. Such Seller (if an entity) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or other organization.

(ii)  Power and Authority; Execution and Delivery; Due Authorization. Such Seller, if an entity, has full power and authority (including full corporate or other entity power and authority), and if an individual, has full legal capacity, in either case to execute and deliver this Agreement and each Ancillary Agreement to which such Seller is a party and to perform its obligations hereunder and thereunder. This Agreement has been and each Ancillary Agreement to which such Seller is a party has been (or, when executed and delivered, will have been) duly executed and delivered by such Seller and, assuming the due and valid authorization, execution and delivery by each other party hereto or thereto, this Agreement constitutes and each Ancillary Agreement to which such Seller is a party constitutes a legal, valid, and binding obligation of such Seller, enforceable against such Seller in accordance with its terms and conditions, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) (the foregoing, the “Enforceability Exceptions”). If such Seller is an entity, the execution, delivery, and performance of this Agreement and each Ancillary Agreement to which such Seller is or is proposed to be a party have been (or, when executed and delivered, will have been) duly authorized by all requisite corporate or other entity action on the part of such Seller.

(iii) Noncontravention. Neither the execution and delivery of this Agreement or any Ancillary Agreement by such Seller, nor the performance by such Seller of its obligations hereunder or thereunder, will (A) with respect to any such Seller that is an entity, violate the Organizational Documents of such Seller, (B) violate any Law to which such Seller is subject or require the Consent of any Governmental Authority (other than any Consent that has already been obtained or otherwise satisfied), in each case subject to compliance with the Securities Act and state securities Laws, or (C) require Consent under any Contract of such Seller (other than any Consent that has already been obtained or otherwise satisfied).

(iv) Legal Proceedings. There are no Actions pending or, to the Knowledge of such Seller, threatened by or against such Seller or any Affiliate thereof that challenge or seek to restrain, enjoin, or otherwise prevent or delay the consummation of the Transaction or that challenge such Seller’s record and beneficial ownership of the number of Interests set forth opposite its name on Schedule 4(e).

(v)  Certain Fees. Such Seller has not engaged, and does not and will not have any Liability for the payment of any fees or commissions to, any broker, finder, agent, investment banker, or financial advisor in connection with the Transaction.

(vi)  Parent Shares. Each Seller understands that (i) the Parent Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Parent Shares have not been registered under the Securities Act, and (ii) the Parent Shares may not be resold, transferred, pledged (other than pledges in the ordinary course of business as part of prime brokerage arrangements) or otherwise disposed of by such Seller absent an effective registration statement under the Securities Act, except pursuant to an exemption from the registration requirements of the Securities Act. Each Seller agrees that the Parent Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, such Seller may not be able to readily resell the Parent Shares and may be required to bear the financial risk of an investment in the Parent Shares for an indefinite period of time. Each Seller understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Parent Shares.

(vii)  Access to Information. Each Seller acknowledges and agrees that such Seller has received and has had an adequate opportunity to review, such financial and other information as such Seller deems necessary in order to make an investment decision with respect to the Parent Shares and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to such Seller’s investment in the Parent Shares. Without limiting the generality of the foregoing, each Seller (for itself and, if applicable, for each account for which it is acquiring the Parent Shares) acknowledges that it has reviewed the documents provided to such Seller by Parent. Each Seller (for itself and, if applicable, for each account for which it is acquiring the Parent Shares) represents and agrees that such Seller and such Seller’s professional advisor(s), if any, have had the full opportunity to ask such questions and receive such answers from Parent or any person or persons acting on their behalf concerning the terms and conditions of an investment in the Parent Shares, have obtained such materials or information as such Seller and such Seller’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Parent Shares and have independently made their own analysis and decision to invest in the Parent Shares.

(viii) Ability to Bear Risk. Each seller understands that neither the U.S. Securities and Exchange Commission nor any other federal, state or non-U.S. agency has recommended, approved or endorsed the acquisition of the Parent Shares as an investment or passed on the accuracy or adequacy of the information set forth in this Agreement or any other documents used in connection with the issuance of the Parent Shares hereunder. Each Seller acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Parent Shares. Each Seller is able to fend for himself or itself in the transactions completed herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Parent Shares and has the ability to bear the economic risks of such investment in the Parent Shares and can afford a complete loss of such investment. Each Seller has sought such accounting, legal and tax advice as such Seller has considered necessary to make an informed investment decision. Alone, or together with any professional advisor(s), each Seller has analyzed and considered the risks of an investment in the Parent Shares and determined that the Parent Shares are a suitable investment for such Seller and that such Seller is able at this time and in the foreseeable future to bear the economic risk of a total loss of such Seller’s investment in Parent. Each Seller acknowledges specifically that a possibility of total loss exists. In making its decision to purchase the Parent Shares, each Seller has relied solely upon independent investigation made by such Seller and the representations, warranties and covenants contained herein. Each Seller is an “Accredited Investor” as such term is defined in Rule 501(a) under the Securities Act. Each Seller will acquire the Parent Shares for such Seller’s own account solely for investment purposes and not for the account of others or with a view to the distribution or resale of such Parent Shares or any interests therein. Each Seller confirms that the Parent Shares were not offered to such Seller by any means of general solicitation or general advertising.

(b)  Representations and Warranties of the Buyer and the Parent. The Buyer hereby represents and warrants to each Seller and each Guarantor as follows:

(i)  Due Organization. Each of the Buyer and the Parent is duly organized as a corporation and is validly existing under the laws of the State of Delaware.

(ii)  Power and Authority; Execution and Delivery; Due Authorization. Each of the Buyer and the Parent has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to perform its obligations hereunder and thereunder. This Agreement has been and each Ancillary Agreement to which the Buyer and/or the Parent is a party has been (or, when executed and delivered, will have been) duly executed and delivered by the Buyer and/or the Parent (as applicable) and, assuming the due and valid authorization, execution and delivery by each other party hereto or thereto, this Agreement constitutes and each Ancillary Agreement to which the Buyer and/or the Parent is a party constitutes (or, when executed and delivered, will constitute) a legal, valid, and binding obligation of the Buyer and/or the Parent (as applicable), enforceable against the Buyer and/or the Parent (as applicable) in accordance with its terms and conditions, except as such enforceability may be limited by the Enforceability Exceptions. The execution, delivery, and performance of this Agreement and each Ancillary Agreement to which the Buyer and/or the Parent is a party have been (or, when executed and delivered, will have been) duly authorized by all requisite corporate action on the part of the Buyer and the Parent.

(iii) Noncontravention. Neither the execution and delivery of this Agreement or any Ancillary Agreement by the Buyer and/or the Parent, nor the performance by the Buyer and/or the Parent of its obligations hereunder or thereunder, will (A) violate the Organizational Documents of the Buyer or the Parent, or (B) violate any Law to which the Buyer and/or the Parent is subject or require the Consent of any Governmental Authority (other than any Consent that has already been obtained or otherwise satisfied), in each case subject to compliance with the Securities Act and the state securities Laws.

(iv)  Legal Proceedings. There are no Actions pending or, to the Knowledge of the Buyer and the Parent, threatened by or against the Buyer and/or the Parent or any Affiliate of the Buyer (including the Parent) that challenge or seek to restrain, enjoin, or otherwise prevent or delay the consummation of the Transaction.

(v)  Certain Fees. Neither the Buyer nor the Parent has engaged, and does not and will not have any Liability for the payment of any fees or commissions to, any broker, finder, agent, investment banker, or financial advisor in connection with the Transaction.

(vi) Exclusive Representations. The Buyer acknowledges and agrees that none of the Sellers, the Company or any other Person has made any representation or warranty as to the Sellers, the Company or this Agreement, except as expressly set forth in this Agreement (including the related portions of the schedules to this Agreement).

(vii) Independent Investigation. The Buyer has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller and the Company for such purpose. The Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer has relied solely upon its own investigation and the express representations and warranties set forth in this Agreement (including the related portions of the schedules to this Agreement); and (b) none of the Sellers, the Company or any other Person has made any representation or warranty as to the Sellers, the Company or this Agreement, except as expressly set forth in this Agreement (including the related portions of the schedules to this Agreement).

(viii) Due Authorization and Valid Issuance of Parent Shares. The Parent Shares, when issued to the Sellers in accordance herewith, will have been duly authorized and will be validly issued, fully paid and non-assessable, free and clear of any liens or other restrictions (other than those arising under applicable Law) and will not have been issued in violation of or subject to any preemptive or similar rights.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Buyer as follows:

(a)  Due Organization; Qualification; Limited Liability Company Power. The Company is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation and is qualified to do business as a foreign entity under the laws of each jurisdiction in which the failure to be so qualified would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each jurisdiction in which the Company is qualified to do business as a foreign entity is set forth on Schedule 4(a)(1). The Company has all requisite limited liability company power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. The Company is not in material breach of or default under (with or without notice, lapse of time, or both) its Organizational Documents. Schedule 4(a)(2) sets forth a complete and correct list of all managers and officers of the Company.

(b)  Power and Authority; Execution and Delivery; Due Authorization. The Company has full limited liability company power and authority to execute and deliver this Agreement and each Ancillary Agreement to which the Company is a party and to perform its obligations hereunder and thereunder. This Agreement has been and each Ancillary Agreement to which the Company is a party has been duly executed and delivered by the Company and, assuming the due and valid authorization, execution, and delivery by each other party hereto or thereto, this Agreement constitutes and each Ancillary Agreement to which the Company is a party constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, except as such enforceability may be limited by the Enforceability Exceptions. The execution, delivery, and performance of this Agreement and each Ancillary Agreement to which the Company is a party have been duly authorized by all requisite limited liability company action on the part of the Company.

(c)  Noncontravention. Neither the execution and delivery of this Agreement or any Ancillary Agreement by the Company, nor the performance by the Company of its obligations hereunder or thereunder, will (i) violate the Organizational Documents of the Company, (ii) violate any Law to which the Company is subject or require the Consent of any Governmental Authority (other than any Consent that has already been obtained or otherwise satisfied), (iii) except as set forth on Schedule 4(c)(iii), require Consent under any Material Contract (other than any Consent that has already been obtained or otherwise satisfied), or (iv) result in the loss or impairment of any rights with respect to, or result in the imposition or creation of a Lien upon, any material assets of the Company.

(d)  Certain Fees. The Company has not engaged, and does not and will not have any Liability for the payment of any fees or commissions to, any broker, finder, agent, investment banker, or financial advisor in connection with the Transaction, other than the Banker.

(e) Capitalization; Subsidiaries. Schedule 4(e) sets forth the number and percentage ownership of membership interests (collectively, the “Interests”) and other Equity Equivalents of the Company, the name of the record holder thereof. All of such issued and outstanding Interests and other Equity Equivalents have been duly authorized, are validly issued, fully paid, and nonassessable, and have been issued without violation of any applicable Laws (including securities Laws) or any Contracts or the Company’s Organizational Documents as then in effect (including any preemptive and anti-dilution rights). The Company has no Subsidiaries. The Company does not hold of record or own beneficially, directly or indirectly, any Equity Equivalents of any Person.

(f)  Financial Statements; Undisclosed Liabilities.

(i)  Attached hereto as Schedule 4(f)(i) are the following financial statements of the Company: (A) the reviewed balance sheet and statements of income and members’ equity, and cash flows as of and for the fiscal years ended December 31, 2018, December 31, 2019 and December 31, 2020 (collectively, the “Year-End Financial Statements”); and (B) the internally-prepared, unreviewed, unaudited balance sheet, income statement and statement of cash flows as of and for the three-month period ended March 31, 2021 (such date, the “Most Recent Balance Sheet Date”, such balance sheet, the “Most Recent Balance Sheet”, and such balance sheet and statement, collectively, the “Most Recent Financial Statements” and, together with the Year-End Financial Statements, collectively, the “Financial Statements”). The Financial Statements (including the notes thereto, as applicable) are complete and correct in all material respects, and fairly present in all material respects the financial condition and results of operations of the Company as of such dates and for such periods, in each case in accordance with GAAP (as in effect as of the dates such Financial Statements were prepared, applied on a consistent basis throughout the Financial Statements), provided that the Most Recent Financial Statements do not include a statement of members’ equity, are subject to normal year-end adjustments and lack notes and other presentation items.

(ii)  The Company does not have any Liabilities or commitments of a nature that would be required to be reflected on a balance sheet prepared in accordance with GAAP (as in effect as of the Most Recent Balance Sheet Date), except (A) those that are adequately reflected or reserved against on the Most Recent Balance Sheet, (B) those that have been incurred in the Ordinary Course of Business since the Most Recent Balance Sheet Date and which do not exceed, in the aggregate, $100,000, and (C) Company Transaction Expenses. The Company does not have any off-balance sheet Liabilities.

(g)  Recent Events. Since the Most Recent Balance Sheet Date, no Material Adverse Effect has occurred, and, except as set forth on Schedule 4(g), the Company has not:

(i)  amended its Organizational Documents;

(ii)  (A) issued or otherwise Transferred any of its Equity Equivalents, (B) redeemed or otherwise acquired any of its Equity Equivalents, (C) declared, set aside, or paid any dividend or other distribution in respect of any of its Equity Equivalents, or (D) split, combined, or reclassified any of its Equity Equivalents;

(iii)  (A) acquired (by merger, consolidation, acquisition of stock or assets, or otherwise) any entity or business or division thereof, or otherwise acquired any assets outside the Ordinary Course of Business for consideration in excess of $25,000, or (B) Transferred (or suffered any damage, destruction, or loss of, whether or not coverage by insurance) any assets outside the Ordinary Course of Business with an aggregate value in excess of $25,000;

(iv)  (A) made any change in the financial accounting, Tax accounting, Tax reporting, or cash or working capital management principles, methods, or practices used by it, except to the extent required by a change in applicable Law or GAAP that came into effect following December 31, 2020, (B) accelerated the collection of any accounts receivable, rights, claims, or other amounts owed to it, other than with respect to amounts that do not in the aggregate exceed $25,000, or (C) cancelled, postponed, or extended the payment of any accounts payable, Liabilities, or other amounts owed by it, other than with respect to amounts that do not in the aggregate exceed $25,000;

(v)  recognized any union or other labor organization, certificated any collective bargaining or similar Contract, entered into any collective bargaining or similar Contract, appraised or opposed any union organizing campaign, settled any material grievances or unfair labor practice charges, filed any unfair labor practice charges, or taken any similar action, in each case with respect to the Company or its current or former employees;

(vi)  (A) adopted, amended, otherwise modified, or terminated any Employee Plan except as required by applicable Law, (B) accelerated payment or vesting of amounts or benefits or amounts payable or to become payable under any Employee Plan, or (C) failed to make any required contribution to any Employee Plan;

(vii) (A) granted any increase in the compensation or benefits of any current or former director, manager, officer, employee, or individual independent contractor of the Company outside of the Ordinary Course of Business, (B) extended employment to, hired, or terminated any current or former director, manager, officer, employee, or individual independent contractor of the Company with annual compensation in excess of $100,000, or (C) made any loans or advances to, or entered into any other transactions with, any current or former director, manager, officer, employee, or individual independent contractor of the Company;

(viii)  implemented any employee layoffs that could implicate the WARN Act;

(ix)  incurred any Liabilities or commitments in respect of Funded Indebtedness (without regard to whether or not the same has been paid off or will be outstanding as of the Closing), other than in the Ordinary Course of Business under credit facilities in effect on December 31, 2020;

(x)  made any loans, advances, capital contributions, capital expenditures, or charitable or political contributions or pledges, in an aggregate amount for all cases in excess of $50,000;

(xi)  initiated any Action, or settled, had dismissed, or otherwise resolved any Action brought by or against it;

(xii) suffered or entered into any termination, revocation, suspension, nonrenewal, abandonment, material amendment, or material breach of any of its Permits, Material Contracts, or insurance policies;

(xiii)  (A) made, revoked, or amended any Tax election, (B) executed any waiver of restrictions on assessment or collection of any Tax, (C) agreed to any extension of time with respect to a Tax assessment or deficiency, (D) entered into or amended any agreement or settlement with any Tax authority, or (E) failed to file any Tax Return required to be filed by it when due, or to pay any Taxes (including estimated Taxes) when due on any such Tax Return (or any Tax Return for which an extension has been granted) or otherwise;

(xiv)  cancelled, waived, released, or written off any accounts receivable, rights, claims, or other amounts owed to it, or modified its credit, collection, or payment policies, in all cases other than in the Ordinary Course of Business with respect to amounts that do not in the aggregate exceed $25,000;

(xv)  taken any other action, or failed to take any action, outside the Ordinary Course of Business; or

(xvi)  entered into any term sheet, letter-of-intent, or legally binding commitment or Contract to take, or adopted any corporate or other resolution authorizing or approving, any of the foregoing actions.

(h)  Litigation; Orders. Except as set forth on Schedule 4(h)(1), there are not currently, and there have not been since the date that is six (6) years prior to the date hereof, any Actions (or, to the Knowledge of the Company, investigations by any Governmental Authority) pending (or, to the Knowledge of the Company, threatened) by or against the Company. To the Knowledge of the Company, no event has occurred or circumstance exists that would serve as a reasonable basis for the commencement of, or that would reasonably be expected to give rise to, any such Action or investigation. Except as set forth on Schedule 4(h)(2), the Company is not subject to any unsatisfied payment obligations or ongoing equitable restrictions pursuant to any Order or settlement agreement or subject to any Order or settlement agreement that does or would reasonably be expected to materially impair the ability of the Company to consummate the Transaction. None of the Actions, investigations, and Orders set forth on Schedule 4(h)(1) would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(i)  Compliance with Laws and Permits.

(i)  The Company is, and has been at all times since the date that is three (3) years prior to the date hereof, in compliance in all material respects with all applicable Laws. The Company has not, since the date that is three (3) years prior to the date hereof, received any written notice from any Governmental Authority regarding any actual or alleged violation by the Company or any director, manager, officer, employee, or independent contractor thereof acting in its capacity as such of any Law, or regarding any actual or potential investigation of the same.

(ii)  Schedule 4(i)(ii) sets forth a complete and correct list of each Permit necessary for the Conduct of the Business (including any Permit required under applicable Laws and/or Material Contracts), and the issuance and expiration date with respect thereto (each Permit that is or should be set forth on such Schedule, a “Company Permit”). The Company (A) maintains and is in compliance in all material respects with each Company Permit, and (B) has timely and duly filed all applicable renewals and other filings required to have been filed with respect to each Company Permit. Each Company Permit is in full force and effect.

(j)  Material Contracts.

(i)  Schedule 4(j)(i) sets forth a complete and correct list of all of the following Contracts of the Company (all of such Contracts that are or should be listed on such Schedule 4(j)(i), together with all Real Property Leases, and insurance policies that are or should be listed on Schedule 4(m) and Schedule 4(u)(i), all Intellectual Property Licenses, and all amendments, supplements, or other modifications thereto, with respect to all of the foregoing, being referred to herein collectively, as the “Material Contracts”):

(A)  Any Contract (or group of related Contracts) (I) with a Material Customer/Supplier, or (II) the performance of which involved aggregate consideration in excess of $100,000 in the twelve (12)-month period ending at the end of the last full month immediately preceding the date hereof, or which would reasonably be expected to involve aggregate consideration in excess of $100,000 in the twelve (12)-month period immediately following the date hereof;

(B)  Any Contract under which the Company has made or has the right or obligation to make any (I) loans or advances to any of its current or former directors, managers, officers, employees, or other service providers, other than advances for expenses or in the Ordinary Course of Business, or (II) loans or advances to any other third-parties;

(C)  Any Contract under which the Company has any outstanding obligation or other Liability for any Funded Indebtedness (without regard to whether or not the same will be outstanding as of the Closing), or has the right or obligation to incur the same;

(D)  Any Contract relating to the establishment of a joint venture, strategic alliance, revenue-sharing partnership, or similar arrangement, or an entity in which the Company holds of record or owns beneficially, directly or indirectly, any Equity Equivalent;

(E)  Any lease or other Contract pursuant to which the Company is granted, or grants to another Person, any non-ownership rights with respect to any Computer Hardware, technology, or services related thereto, which Computer Hardware, technology, or services is or are material to the Conduct of the Business;

(F)  Any collective bargaining Contract or other labor Contract or arrangement;

(G)  Any Contract for the employment or engagement of any individual on a full time, part time, consulting, or other basis providing annual compensation (including base salary, commissions and bonuses) in excess of $100,000;

(H)  Any profit sharing, equity option, equity appreciation, equity purchase, phantom equity, deferred compensation, severance, bonus, or other similar plans (whether in cash or otherwise) or arrangements for the benefit of the Company’s current or former directors, managers, officers, employees, or other service providers;

(I)  Any Contract under which the Company: (I) is bound (or is intended to be bound) by any non-competition, non-solicitation, or non-hire provisions, or any other provisions restricting its right to engage in any line of business or provide any goods or services; (II) has granted any exclusive rights; (III) has granted any options; (IV) has granted any rights of first offer or refusal; or (V) has granted any “most-favored-nation” right, special discount right, or similar right;

(J)  Any Contract (or group of related Contracts) under which the Company: (I) has acquired, or has an ongoing right or obligation to acquire, any entity or business or division or material portion thereof (by merger, consolidation, acquisition of equity or assets, or otherwise), or any other assets that are material in amount or nature outside the Ordinary Course of Business; or (II) has Transferred, or has an ongoing right or obligation to Transfer, any assets that are material in amount or nature outside the Ordinary Course of Business, in each case within the foregoing clauses (I) and (II), which Contract was entered into since the date that is three (3) years prior to the date hereof or otherwise may contain any remaining rights or obligations, whether or not contingent;

(K) Any Contract primarily concerning confidentiality, non-disclosure, and/or non-use obligations;

(L)  Any Contract (or group of related Contracts) under which the Company has or will have any minimum purchase obligations requiring purchases in an amount that would reasonably be expected to exceed in any year $100,000 individually for such Contract (or group of related Contracts) (including any such Contract that contains a penalty or “take-or-pay” provision for failure to purchase such amount); and

(M)  Any other Contract (or group of related Contracts) that is material to the Conduct of the Business.

(ii)  Each Material Contract constitutes a legal, valid, and binding obligation of the Company, in full force and effect and enforceable in accordance with its terms and conditions against the Company (and, to the Knowledge of the Company, each other party thereto), except as such enforceability may be limited by the Enforceability Exceptions. The Company is not (and, to the Knowledge of the Company, no other party to any such Material Contract is) in material breach of or default under any Material Contract, with or without the lapse of time or the giving of notice or both. Since the date that is twelve (12) months prior to the date hereof, no other party to any Material Contract has materially reduced or otherwise materially adversely modified the business conducted under such Material Contract, has communicated written notice threatening or stating its intention to do so or to terminate such Material Contract, or has provided written notice claiming a breach of or default under, or repudiating any material provision of, such Material Contract.

(k)  Title to Assets. With respect to the assets (whether real or personal, and whether tangible or intangible) that are used in the Conduct of the Business or located on the Leased Real Property, (i) the Company has good and marketable title to, or a legal, valid, and binding leasehold interest in or license to use, all such assets, in each case free and clear of all Liens (other than Permitted Liens), and (ii) such title, leasehold interest, or license is not shared by the Company with any other Person. Without limiting the foregoing, the Company has good and marketable title to all Owned Intellectual Property, and a legal, valid, and binding leasehold interest in or license to use all Leased Real Property and Licensed Intellectual Property, in each case free and clear of all Liens (other than Permitted Liens).

(l)  Condition and Possession of Personal Tangible Assets. All personal tangible assets owned by or leased to the Company are in good operating condition and repair, and to the Knowledge of the Company, free from defect (patent or latent), and are adequate for their use in the Conduct of the Business in the Ordinary Course of Business, in each case except for (i) damage and defects that are not in the aggregate material, and (ii) ordinary wear and tear. All personal tangible assets used in the Conduct of the Business are under the possession and control of the Company, except for such assets as are in-transit, out for routine maintenance or repair, or in the warehouses and other locations set forth on Schedule 4(l).

(m)  Real Property.

(i)  The Company does not have any Owned Real Property.

(ii)  Each parcel of Leased Real Property, including the lessor, lessee, address, current rental amount and escalations thereof, use, expiration date of current term, amount of security deposit on deposit, and a listing of the Real Property Lease(s) in effect with respect to such parcel of Leased Real Property, is set forth on Schedule 4(m)(ii). With respect to each parcel of Leased Real Property or Real Property Lease, as applicable:

(A)  The Company has a legal, valid and binding leasehold interest in the applicable Leased Real Property prusuant to such Real Property Leases.

(B)  The Company has not granted any other Person the right to occupy or use any Leased Real Property or assigned, sublet or otherwise transferred the Company’s interests (including by way of oral subleases, licenses, concessions, occupancy agreements or other contracts) under any Real Property Lease to any other Person.

(C)  There are not currently, and there have not been since the since the commencement of the applicable Real Property Lease, any condemnation, expropriation, requisition (temporary or permanent) or similar Actions or Orders pending (or, to the Knowledge of the Company, threatened) affecting such Leased Real Property or the use, operation, occupancy, or value thereof.

(D)  The use and operation of the Leased Real Property in the Conduct of the Business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or Contract to which the Company is a party and, to the Knowledge of the Company, the Leased Real Property is in compliance in all material respects with all Laws (including the Americans with Disability Act) applicable thereto.

(E)  The Company is not (and, to the Knowledge of the Company, no other party having rights thereunder is, as of the date hereof) in material breach of or default under any Real Property Lease or any restriction, or easement applicable to such Leased Real Property, with or without the lapse of time or the giving of notice or both.

(F)  All of the Leased Real Property is, to the Knowledge of the Company, structurally sound, in good operating condition and repair and is adequate for its use in the Conduct of the Business, in each case except for (I) damage that is not in the aggregate material and (II) ordinary wear and tear.

(G)  The Company has all utilities (including water, sewer, electric, gas, and telephone) and similar services, and easements, access, and similar rights, in each case with respect to such Leased Real Property as is necessary for the Conduct of the Business.

(H)  No security deposit or portion thereof deposited with respect to such Real Property Lease has been applied in respect of a breach or default thereunder.

(iii)  The Company does not use, operate, occupy, or have an option or right to acquire any real estate except for the Leased Real Property.

(n)  Intellectual Property.

(i)  The Company does not own any Trademarks, Patents or Copyrights which are registered with, or are the subject of an application for registration with, any Governmental Authority. The Company owns, free and clear of all Liens (other than Permitted Liens) all Owned Intellectual Property.

(ii)  Schedule 4(n)(ii) sets forth a list of all Domain Names used in the Conduct of the Business, the Domain Name registrar therefor, the name of the administrative contact, and the expiration date of such registration.

(iii)  All Intellectual Property used in the Conduct of the Business which is owned by a third party (“Licensed Intellectual Property” and, collectively with Owned Intellectual Property, “Company Intellectual Property”) is used solely pursuant to a valid agreement or instrument (each an “Inbound Intellectual Property License”).

(iv)  Schedule 4(n)(iv) contains a complete and accurate list of all licenses, sublicenses, agreements and other rights granted by the Company to any third party with respect to any Company Intellectual Property (“Outbound Intellectual Property License” and, collectively with Inbound Intellectual Property Licenses, “Intellectual Property Licenses”). Other than rights in Company Intellectual Property arising under an Intellectual Property License disclosed in Schedule 4(n)(iv), no Person has any rights in or to any Owned Intellectual Property, including through grant of any option, license, assignment or agreement of any kind.

(v)  There are no royalties, honoraria, fees or other payments payable by the Company to any Person by reason of the ownership, use, license, sale or disposition of the Owned Intellectual Property.

(vi)  All Intellectual Property Licenses are valid and enforceable, and in full force and effect, and the Company has performed in all material respects all obligations imposed upon it under the Intellectual Property Licenses. The Company is not, and, to the Knowledge of the Company, no other party thereto, is in breach of or default of any Intellectual Property License in any respect or, to the Knowledge of the Company, no event has occurred which with notice or lapse of time or both would constitute a default thereunder, and the Company has not received any written notices of any disputes or disagreements with respect to any Intellectual Property Licenses.

(vii)  The Company is in compliance in all material respects with all applicable Laws relating to the ownership, registration and/or use of any registered Company Intellectual Property. None of the Owned Intellectual Property is subject to any outstanding order, judgement or other potential limitation or impairment, and to the Knowledge of the Company, neither is any Licensed Intellectual Property.

(viii)  The consummation of the Transaction will not, of itself, impair any right of the Buyer to own or use any Company Intellectual Property and, immediately after the Closing, the Buyer will have such, right, title and interest in and to all Company Intellectual Property on identical terms and conditions as enjoyed by the Company immediately prior thereto.

(ix) The Company has not entered into any agreement granting any third party the right to bring infringement actions or otherwise to enforce rights with respect to the Company Intellectual Property.

(x)  Schedule 4(n)(x) sets forth a true and complete list of all Actions involving the Company relating to any Intellectual Property before any Governmental Authority.

(xi)  The Conduct of the Business and the use of the Company Intellectual Property do not (to the Knowledge of the Company with respect to Licensed Intellectual Property) infringe, misappropriate or otherwise violate or dilute the Intellectual Property of any other Person or any rights of publicity, privacy, or commercial exploitation of such Person’s identity, and, since the Company’s formation, has not infringed, misappropriated or otherwise violated or diluted, any Intellectual Property of any other Person or any rights of publicity, privacy, or commercial exploitation of such Person’s identity. As of the date hereof, no claims are pending or, to the Company’s Knowledge, threatened, against the Company by any Person (A) with respect to the ownership, validity, enforceability, effectiveness or use in its business of any Company Intellectual Property, (B) contesting the right of the Company to use any Intellectual Property or use or offer any of its products, processes or services, or (C) alleging infringement, misappropriation, violation or dilution of the Intellectual Property rights of any other Person. There is no pending, or, to the Company’s Knowledge, threatened, opposition, interference or cancellation proceeding before any Governmental Authority in any jurisdiction against any registrations or applications relating to the Owned Intellectual Property.

(o)  Privacy; Data Security.

(i)  The Company has not collected, received, used, transmitted, disclosed to other Persons, sold or processed any Customer Data or Employee PII in a manner violative of applicable Law.

(ii)  The Company has implemented adequate administrative, physical and electronic security measures and safeguards (“Security Measures”) to maintain the confidentiality of all Trade Secrets (those comprising Owned Intellectual Property as well as Trade Secrets entrusted to it by third parties) and to protect all Employee PII and Customer Data from and against illegal or unauthorized access, disclosure or use. To the Knowledge of the Company, no Person has gained unauthorized access to or made any unauthorized use of any such Trade Secrets, Customer Data or Employee PII.

(iii)  There has been no notice to, complaint against or audit, proceeding or investigation conducted or claim asserted with respect to Company by any Person (including any Governmental Authority) related to the collection, use, storage, distribution, transfer or disclosure of personal information, and none is pending, to the Knowledge of Company none is threatened, and to the Knowledge of the Company, there is no basis for the same.

(iv)  The Company has complete and accurate records of all Persons who have notified the Company of such Person’s election not to receive any electronic communications or solicitations (“Opt-out Notifications”) from the Company. The Company has complied with all such Opt-out Notifications.

(p)  Information Technology.

(i)  The Company maintains appropriate virus, malware, and security breach prevention measures taking into consideration the scope, nature, context and processing of data, and the risks and likelihood and severity of the impact of an adverse event affecting such data.

(ii)  The Company has an adequate disaster recovery plan designed to restore the Company’s information and data processing services in the event of a disaster, as well as adequate business continuity plans designed to preserve the ongoing Conduct of the Business. No test of such plans has revealed any material deviation or flaws in such plans, except for such deviation or flaws that have been remedied.

(iii)  Except as set forth in Schedule 4(p)(iii), no Owned Software is, contains or requires the use of, or is required go be linked or compiled or interpreted with any Open Source Materials.

(iv)  The Company possesses a current, accurate and complete copy of the source code to all of the Computer Software comprising Owned Intellectual Property (“Owned Software”). No other Person has a copy of any Owned Software or any portion thereof.

(v) The Company has in place and complies with adequate protocols and procedures designed to protect the Owned Software from disclosure to unauthorized Persons, including maintaining a secure source code repository. The Company has in place and complies with adequate procedures for tracking access to, development and use of Owned Software by its own personnel and any other Person.

(vi)  Neither this Agreement, nor the Transaction will, of themselves, result in (A) any third party being granted rights or access to, or the placement in or release from escrow, of any source code for any Owned Software, or (B) the Company granting to any third party any right, title or interest to or with respect to any Owned Software. The Company has not provided and it is not obligated under any Contract to which it is a party to provide or offer a copy of the source code for any of Owned Software to any other Person.

(vii)  The Company has not expressly authorized any Person to reverse engineer, disassemble, decompile or to take any other action that would allow such Person to discern or create source code of Owned Software.

(viii)  The Computer Hardware that, individually or in the aggregate is material to the Conduct of the Business, (A) does not, to the Knowledge of the Company, contain any Disabling Devices, (B) functions materially in accordance with its specifications and documentation, and (C) has not suffered any material malfunction that was not remedied through the use of hardware maintenance and support protocols and procedures consistent with industry practices. Except as set forth on Schedule 4(p)(ix), in the past five (5) years there have been no repeated failures or repeated substandard performance of any Computer Hardware that have caused a material disruption to the business of the Company.

(q)  Tax Matters.

(i)  All Tax Returns required to be filed by the Company have been timely filed. All such Tax Returns are complete and correct in all material respects. All Taxes owed by the Company or with respect to its assets or operations (whether or not shown on any Tax Return) have been paid. The Company is not the beneficiary of any extension of time within which to file any Tax Return. No written claim has ever been made by an authority in a jurisdiction in which the Company does not file Tax Returns that the Company is or may be subject to Taxation by that jurisdiction. There are no Liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

(ii)  The Company has (A) withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third-party, and (B) materially complied with all filings required with respect thereto, including IRS Forms W-2 and 1099.

(iii)  No director, manager, officer, or employee that is responsible for Tax matters has Knowledge based on personal contact or written communication with any agent of any Tax authority (A) that such authority will assess any additional Taxes for any period for which Tax Returns have been filed, or (B) of any dispute or claim raised in, or made by such authority concerning any Tax Liability of the Company or its assets or operations. No dispute or claim concerning any Tax Liability of the Company or its assets or operations has been claimed, threatened, or raised by any authority in writing. Schedule 4(q)(iii) sets forth all jurisdictions in which federal, state, local, and foreign Tax Returns are filed by the Company and indicates those Tax Returns that have been audited or that are currently the subject of audit. The Company has made available to the Buyer complete and correct copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since the date that is seven (7) years prior to the date hereof.

(iv)  There are no powers of attorney currently outstanding with respect to any Tax matter relating to the Company or its assets or operations.

(v)  There has been no waiver of statute of limitations in respect of Taxes or agreement to any extension of time with respect to a Tax assessment or deficiency agreed to by the Company or otherwise with respect to its assets or operations.

(vi)  The Company is not required to pay and additional Tax or include any item in, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of (A) any adjustment pursuant to Code §481(a) by reason of a change in accounting method (and the Company does not have an application pending with the IRS or any other Tax authority requesting permission for any change in accounting method); (B) any “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local, or non-U.S. income Tax Law) executed on or prior to the Closing Date; (C) any intercompany transaction or excess loss account described in Treasury Regulations under Code §1502 (or any corresponding or similar provision of state, local or non-U.S. income Tax law); (D) any installment sale or open transaction disposition made on or prior to the Closing Date (excluding the Transaction); (E) any prepaid amount received on or prior to the Closing Date; (F) an election under Code §108(i) (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) made or existing on or prior to the Closing Date; (G) the use of an improper method of accounting for a Taxable period ending on or prior to the Closing Date; (H) Code §951, §951A or §965 (or any corresponding or similar provision of state, local, or foreign Tax law) with respect to amounts earned on or before the Closing Date; or (I) stimulus or relief programs under the CARES Act or the FFCRA, including any PPP loans or deferred payroll taxes.

(vii)  The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code §6662. The Company (A) is not a party to any Tax allocation or Tax sharing agreement or has an obligation to make a payment under such an agreement; (B) does not have any liability for the Taxes of any Person under Treasury Regulations §1.1502-6 (or any similar provision of state, local, or foreign Law), or as a transferee or successor, or by Contract, or otherwise, and is not party to any Contract pursuant to which it has an obligation to indemnify another Person for, or to otherwise assume or become subject to, any Taxes of another Person; and (C) has not been a member of an affiliated group within the meaning of Code §1504 (or any similar group defined under a similar provision of state, local or foreign Law) (an “Affiliated Group”) filing a consolidated, combined, or unitary Tax Return (other than any Affiliated Group the common parent of which was the Company).

(viii)  Schedule 4(q)(viii) sets forth the following information with respect to the Company as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the Transaction): (A) the amount of any excess loss account; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign Tax, or excess charitable contribution allocable to the Company and any limitations thereon; (C) the amount of any deferred gain or loss allocable to the Company arising out of any deferred intercompany transaction; (D) all material elections and consents relating to Tax and agreements with any Taxing authorities which are still in effect; (E) an estimate of the current and accumulated earnings and profits of the Company; (F) any partnership, trust, or other entity in which the Company is an owner, whether or not such entity is disregarded for Tax purposes; and (G) all closing agreements, Tax rulings, offer in compromise, gain recognition agreement, or other agreement with any Governmental Authority requested or received from any Governmental Authority with respect to the Company.

(ix)  The unpaid Taxes of the Company (A) did not, as of the Most Recent Balance Sheet Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns. Since the Most Recent Balance Sheet Date, the Company has not incurred any Liability for Taxes arising from extraordinary gains or losses, as such term is used in GAAP, outside the Ordinary Course of Business.

(x)  The Company (A) has not been the distributing corporation or controlled corporation with respect to a transaction described in Code §§355 or 361; and (B) does not have a permanent establishment or office or fixed place of business outside the United States.

(xi) None of the assets of the Company is (A) tax-exempt use property under Code §168(h); (B) tax-exempt bond financed property under Code §168(g); (C) limited-use property under Revenue Procedure 2001-28; (D) treated as owned by any other person under Code §168; or (E) located outside of the United States.

(xii)  The Company does not own (A) shares of any controlled foreign corporations as described in Code §957; or (B) passive foreign investment companies as described in Code §1297.

(xiii)  The Company is not and has not been party to any “listed transactions” as defined in Code §6707A(c)(2) and Treasury Regulations §1.6011-4(b)(2), and is not and has not been subject to any penalty under Code §6707A.

(xiv)  The Company is in compliance with applicable United States and foreign transfer pricing Laws and regulations in all material respects, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Company.

(xv) The Company has collected and timely remitted to the proper Taxing authority all applicable material state sales and use Taxes as required by Law, and has reported in a timely manner to the proper Taxing authority all such state sales and use Taxes.

(xvi)  The Company (A) has, since its formation, been treated and properly classified as a partnership for federal, state, and local income tax purposes, (B) has never filed, or had filed on its behalf, any election to be treated as an association taxable as a corporation for income Tax purposes, and (C) has never made any election to be excluded from all or any part of Subtitle A, Chapter 1, Subchapter K of the Code.

(r)  Labor Matters.

(i) Schedule 4(r)(i) sets forth a list of each employee and individual independent contractor of the Company, and each such individual’s name, date of hire or appointment, title or position (including whether full- or part-time), Fair Labor Standards Act designation, accrued and unused vacation, fringe benefits, immigration status, and each such individual’s current year compensation, including current base salary or wages rates, commissions, bonus opportunities, severance obligations, notice rights, and deferred compensation (each, a “Business Employee”). Schedule 4(r)(i) also lists each Business Employee who is on inactive status, including lay-off, approved or unpaid leaves of absence or salary continuation, long-term or short-term disability leave, pregnancy and parental leave, or other extended absences, or receiving benefits pursuant to workers’ compensation legislation, and specifies the last date of active employment or engagement for such individual, the reason for such absence, and the expected return date of such individual. No Business Employee provides services in a jurisdiction other than the United States.

(ii)  To the Knowledge of the Company, no employee of the Company is obligated under any Contract (including any license, covenant, or commitment of any nature), or is subject to any Order, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Conduct of the Business. The Company is not party or subject to, or currently negotiating, any collective bargaining agreement, and there are no labor unions or other organizations representing, claiming to represent, or attempting to represent any employee employed by the Company. Within the three (3) years prior to the date hereof, there has not occurred or been, to the Knowledge of the Company, threatened any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime, or other similar labor activity with respect to any employee employed by the Company. There are no employment disputes currently subject to any grievance procedure, arbitration, litigation or other proceeding. There are no pending or, to the Knowledge of the Company, threatened filings of any unfair labor practice charges or certification petitions regarding representation of employees at the National Labor Relations Board or other similar Governmental Authority.

(iii) The Company has complied in all material respects with all applicable Laws relating to the employment or termination of employment of employees and the employment of labor, including provisions thereof relating to immigration and citizenship (including completion and processing of Forms I-9 for all employees in accordance with applicable Laws), wages, hours, pay equity, equal opportunity, employment discrimination and practices, retaliation, “whistleblower” rights, civil rights, collective bargaining, the Fair Labor Standards Act, the WARN Act, occupational health and safety, workers’ compensation, unemployment, and the payment of social security and other taxes. Each current service provider compensated as an independent contractor of the Company is and has been properly characterized as such based on the applicable standards under applicable Law, except to the extent such mischaracterization would not be material to the Company.

(iv) All directors, managers, officers, employees, individual independent contractors, and other individual service providers of the Company are terminable at will by the Company upon not more than thirty (30) days’ notice and without material cost or penalty to the Company. There is no officer, executive, key employee, or group of employees of the Company who has indicated in writing an intention to terminate his, her, or their employment with the Company and, to the Knowledge (which for purposes of this Section 4(r)(iv) shall be limited to actual knowledge of such persons (without reasonable internal inquiry)) of the Company, no officer, executive, key employee or group of employees has any plans to terminate such employment. The Company has not, since the date that is three (3) years prior to the date hereof, effectuated a “plant closing” or “mass lay-off” (in each case as defined in the WARN Act), in either case affecting any site of employment or facility of the Company.

(v)  Within the three (3) years prior to the date hereof, no allegation of sexual harassment or sexual misconduct has been brought or threatened against (A) any current or former director, manager, or officer of the Company, or (B) any current or former employee or individual independent contractor of the Company who, directly or indirectly, supervises or has managerial oversight over (or supervised or had managerial oversight over) any other current or former employees or individual independent contractors of the Company and, to the Knowledge of the Company, no event has occurred or circumstance exists that would serve as a reasonable basis for any such allegation of sexual harassment or sexual misconduct. Within the six (6) years prior to the date hereof, the Company has not entered into any settlement agreement related to allegations or threatened allegations of sexual harassment or sexual misconduct by any current or former director, manager, officer, employee, individual independent contractor, or other service provider of the Company.

(vi)  All Persons who perform services for the Company are either United States citizens or are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, and any other United States immigration Laws relating to the employment of non-United States citizens applicable in the state in which such Persons are employed. The Company has properly completed and retained a Form I-9 with respect to each of its current and past employees, and has, in good faith, verified and fully recorded on the Form I-9 the information for the documents establishing identity and work authorization for each of its employees and has provided to Buyer complete and accurate copies of all such Form I-9s, together with copies of the employees’ supporting documentation evidencing that the employees have valid work authorization to be employed by the Company. The Company has not been the subject of an audit or a proceeding from the United States Department of Homeland Security, including Immigration and Customs Enforcement, (or any predecessor thereto, including the United States Customs Service or the Immigration and Naturalization Service) or any other immigration-related enforcement proceeding.

(s)  Employee Benefits.

(i)  Schedule 4(s)(i) sets forth a complete and correct list of each Employee Plan. With respect to each Employee Plan, the Company has made available to the Buyer complete and correct copies of: (A) such Employee Plan, if written, or a description of such Employee Plan, if not written; and (B) to the extent applicable to such Employee Plan, (I) all trust agreements, insurance contracts, or other funding arrangements, (II) the three (3) most recent Form 5500 (including all schedules thereto) required to have been filed with the IRS or the Department of Labor and all schedules thereto, (III) the most recent IRS determination, advisory, or opinion letter, (IV) all current employee handbooks or manuals, (V) all current summary plan descriptions, (VI) all material communications received from or sent to the IRS or the Department of Labor (including a written description of any oral communication) within the last calendar year, and (VII) all amendments and modifications to any such document.

(ii)  Each Employee Plan has been operated and administered in material compliance with its terms and has been established, operated, and administered in material compliance with applicable Laws, including ERISA and the Code. All contributions (including all employer contributions and employee salary reduction contributions) and premiums required to have been paid to any Employee Plan under the terms of such Employee Plan (or its related trust, insurance contract or other funding arrangement) or pursuant to any Law have been made within the time periods prescribed by such Employee Plan or Law, and all such contributions and premiums or other payments required to be made or paid for all periods ending on or before the Closing Date have been or will be, as the case may be, paid or accrued with respect to each Employee Plan. There is no material Action pending or, to the Knowledge of the Company, threatened against any Employee Plan or the assets of any Employee Plan (other than routine claims for benefits) and, to the Knowledge of the Company, no event has occurred or circumstance exists that would reasonably be expected to give rise to the commencement of any such material Action.

(iii)  No Employee Plan is subject to any Laws other than those of the United States or any state, county, or municipality in the United States.

(iv)  Each Employee Plan intended to be qualified under §401(a) of the Code, and the trust (if any) forming a part thereof, is so qualified and has received a favorable determination, advisory, or opinion letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under §501(a) of the Code and, to the Knowledge of the Company, nothing has occurred since the date of such determination, advisory, or opinion letter that could adversely affect such qualification or tax-exempt status.

(v)  No Employee Plan is, or has been within the six (6) years prior to the date hereof, (A) a “multiple employer plan” for purposes of §§4063, 4064, or 4066 of ERISA, (B) a “multiemployer plan” within the meaning of §§3(37) or 4001(a)(3) of ERISA, (C) subject to §§412 or 302 of the Code or Title IV of ERISA, (D) a “multiple employer welfare arrangement” as defined in §3(40) of ERISA, (E) “voluntary employees’ beneficiary association” (as defined in §501(c)(9) of the Code) or other funded arrangement for the provision of welfare benefits, or (F) a welfare benefit plan that is self-insured. Neither the Company nor any ERISA Affiliate has incurred any material Liability (including as a result of any indemnification obligation) under Title I or Title IV of ERISA for which the Company would reasonably be expected to be liable, and no condition exists that would reasonably be expected to subject the Company, either directly or by reason of affiliation with an ERISA Affiliate, to any material Tax, fine, Lien, or other Liability imposed by ERISA, the Code, or other applicable Law. No assets of the Company are subject to any Lien under ERISA or the Code. There has been no prohibited transaction described in §406 of ERISA or §4975 of the Code for which an exemption is not available with respect to any Employee Plan. To the Knowledge of the Company, no fiduciary, as described in §3(21) of ERISA, of any Employee Plan has any material Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Plan.

(vi)  The Company does not maintain, sponsor, contribute or have any obligation to contribute to, or have any Liability with respect to, and would not reasonably be expected to have any Liability with respect to, any Employee Plan providing health or life insurance or other welfare-type benefits for former, current or future employees or service providers who are or may become, as the case may be, retired or terminated employees or service providers (or any spouse or other dependent thereof) other than as mandated by the group health plan continuation coverage requirements of Part 6 of Subtitle B of Title I of ERISA and §4980B of the Code, and of any similar state Law.

(vii)  The consummation of the Transaction (either alone or in combination with another event) will not (A) entitle any current or former director, manager, officer, employee, or consultant of the Company to severance pay, change in control payments, or any other payment, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such individual, (C) require any contributions or payments to fund any obligations under any Employee Plan, or cause the Company to transfer or set aside any assets to fund any Employee Plan, (D) limit or restrict the right to amend, terminate, or transfer the assets of, any Employee Plan, or (E) result in any prohibited transaction described in §406 of ERISA or §4975 of the Code for which an exemption is not available. The consummation of the Transaction (either alone or in combination with another event) will not give rise to any payment (or acceleration of vesting of any amount or benefit) that will be an “excess parachute payment” as defined in §280G of the Code.

(viii)  Neither the Company, nor any current or former director, manager, officer, employee or service provider thereof, has incurred any material Liability (including as a result of any indemnification obligation) arising out of or related to §409A of the Code, and no event has occurred or circumstance exists that would reasonably be expected to give rise to any such material Liability. The Company is not a party to, nor otherwise obligated under, any Contract, agreement, plan, or arrangement that provides for the gross-up of Taxes imposed by §§409A(a)(1)(B) or 4999 of the Code.

(ix) The Company does not have any legally binding plan or commitment to create any additional Employee Plan or to modify or change any existing Employee Plan that would be reasonably expected to result in material Liability to the Company, except as may be required by applicable Law.

(x)  The Company (i) has complied, in all material respects, with the requirements of the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, and the regulations and related guidance promulgated thereunder, (ii) has no, and has had no, Liability for a penalty or assessable payment under Section 4980H of the Code and does not reasonably expect to, have any Liability for such a penalty or assessable payment, (iii) has timely and accurately filed and distributed Forms 1094-C and 1095-C in accordance with the requirements of Sections 6055 and 6056 of the Code and the regulations and related guidance promulgated thereunder, and (iv) for each month through the date hereof, has properly identified each employee who is a “full-time employee”, as defined in Section 4980H of the Code and the regulations and related guidance promulgated thereto.

(xi)  The Company does not have, and would not reasonably be expected to have, any material Liability for Taxes under Sections 4975 through 4980 or Sections 4980B through 4980H of the Code.

(t)  Customers and Suppliers.

(i)  Schedule 4(t)(i) sets forth a complete and correct list of the names of (A) the five (5) largest customers (with Affiliated customer groups being aggregated as one customer for such purpose) based on revenue (including their respective revenue amounts and percentages of total revenue for the applicable period), and (B) the ten (10) largest suppliers and/or vendors (with Affiliated supplier and/or vendor groups being aggregated as one supplier or vendor for such purpose) based on purchases (including their respective purchase amounts and percentages of total purchases for the applicable period), in each case in each of the two most recently completed full fiscal years and the three-month period ended March 31, 2021 (calculated separately for each such period) (each customer, supplier, or vendor that is (or should be) set forth on Schedule 4(t)(i), a “Material Customer/Supplier”).

(ii)  No Material Customer/Supplier has provided notice threatening or stating its intention to do so or to terminate or materially reduce its relationship with the Company (whether or not arising as a result of the Transaction). There are no existing disputes between the Company and any Material Customer/Supplier. To the Knowledge of the Company, no Material Customer/Supplier is contemplating or threatened with any bankruptcy, insolvency, or similar proceeding.

(u)  Insurance.

(i)  Schedule 4(u)(i) sets forth, with respect to each insurance policy issued to the Company, or to which the Company or any director, manager, officer, or employee thereof is a named insured or otherwise the beneficiary of coverage: (A) the type of policy; (B) the name of the insurer, policyholder, and each covered insured; (C) the name and address of the agent; and (D) the policy number, premiums, deductibles, limits, and period of coverage thereunder. The Company does not participate in any self-insurance or co-insurance programs.

(ii)  With respect to each such insurance policy: (A) such policy is legal, valid, binding, enforceable, and in full force and effect; (B) the Company is not in breach of or default under such policy, with or without the lapse of time or the giving of notice or both, which breach or default would permit acceleration, modification, termination, or denial of coverage under such policy; and (C) the Company has not received written notice from the insurer threatening or stating its intention to materially increase the premiums under, repudiate any material provision of, otherwise materially adversely modify, or terminate, such policy.

(v)  Related Party Transactions. Except as set forth on Schedule 4(v)(1), since the date that is two (2) years prior to the date hereof, no (x) Seller, or (y) current or former Related Party of the Company or any Seller, has done any of the following (or has been a partner, joint venturer, director, manager, trustee, officer, employee, independent contractor, agent or equityholder (excluding de minimis holdings in publicly traded companies) of any Person that has done any of the following), in each case whether directly or indirectly:

(i)  been party to any Contract, transaction, or other relationship with the Company, other than the Sellers’ entrance into the Company Operating Agreement and receipt of dividends and distributions in cash;

(ii)  owned, or held any leasehold interest in or license to, any assets that are material to the Conduct of the Business; or

(iii)  participated or engaged in any business or enterprise that is or was similar to or competitive with the Business.

Except as set forth on Schedule 4(v)(2), each Contract, transaction, or other relationship that is or should be set forth on Schedule 4(v)(1)(i) has been made on an arm’s-length basis on terms no less favorable to the Company than those that would have been obtained with a Person that is/was not a Seller or Related Party.

(w)  Environmental Matters.

(i)  The Company is, and has at all times been, in material compliance with all applicable Environmental Laws. To the Knowledge of the Company, each other Person that currently owns, leases, or operates, or has formerly owned, leased, or operated, Company Real Property is, and has at all times been, in material compliance with all applicable Environmental Laws as they relate to such Person’s ownership, leasing, or operation of such Company Real Property.

(ii)  There are not currently, and there have not been since the date that is six (6) years prior to the date hereof, any Actions pending (or, to the Knowledge of the Company, threatened) against the Company (or, to the Knowledge of the Company, against any other Person with respect to any Company Real Property), regarding any alleged or actual violation of, liability under, or investigatory, remedial, corrective, or other obligations accruing under, any Environmental Laws. The Company has not since the date that is six (6) years prior to the date hereof received any notice from any Governmental Authority regarding any alleged or actual violation of, liability under, or investigatory, remedial, corrective, or other obligations accruing under, any Environmental Laws, whether relating to the Company or any other Person with respect to any Company Real Property.

(iii)  The Company has made available to the Buyer complete and correct copies of all Phase I and Phase II environmental site assessment reports, and all other physical or electronic environmental assessments or studies, in the possession or control of the Company relating to any Company Real Property.

(iv)  None of the Company Real Property is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA or any similar state list.

(x)  Product Liability, Warranties, and Returns.

(i)  Schedule 4(x)(i) sets forth (x) the aggregate Liabilities actually paid by the Company and alleged (but unpaid) against the Company in each of the last 3 completed fiscal years and (y) any claims which are currently pending and but which are unpaid, in each case, arising from any actual or alleged (A) defect or other deficiency (whether of design, manufacture, materials, workmanship, labeling, instructions, inadequate warning, or otherwise) with respect to any goods, services, or other products that have been designed, manufactured, packaged, shipped, sold, leased out, licensed out, marketed, distributed, or otherwise introduced into the stream of commerce by or on behalf of the Company, whether as distributor, agent, pursuant to any Contractual relationship with the manufacturer, or otherwise (each, a “Company Product”), (B) injury to Persons or property arising from the receipt, ownership, use, or possession of any Company Product, or (C) breach of, or failure to meet, any express or implied warranty (including any warranty of merchantability or fitness), other Contractual commitment, any applicable standard, any applicable Law, or any specification of any Governmental Authority, in each case relating to any Company Product. No such Liabilities or claims are currently outstanding, and to the Knowledge of the Company no event has occurred or circumstance exists that would reasonably be expected to give rise to any such Liabilities, or that would serve as a reasonable basis for the commencement of any such claims, in each case except (I) as specifically identified on the Most Recent Balance Sheet or in any reserve for product liability or product warranty claims set forth thereon, or (II) as incurred in the Ordinary Course of Business since the Most Recent Balance Sheet Date in an aggregate amount not in excess of $25,000. Since the date that is three (3) years prior to the date hereof, all Company Products have been sold in conformity with all express (and to the Knowledge of the Company, implied) warranties (including any warranty of merchantability or fitness) and other Contractual commitments.

(ii)  Since the date that is three (3) years prior to the date hereof, no Company Product has been subject to a recall, and the Company is not currently planning or contemplating the recall of any Company Product, in each case whether required by any Governmental Authority or otherwise. The Company (and to the Knowledge of the Company, each supplier or manufacturer from whom the Company has purchased or otherwise obtained raw materials or finished products used in connection with Company Products) is, and has been at all times since the date that is six (6) years prior to the date hereof, in compliance in all material respects with all Laws and requirements of industry standards organizations, in each case relating to the manufacturing of, or otherwise applicable to, Company Products. The Company has not, since the date that is six (6) years prior to the date hereof, received any written notice from any Governmental Authority regarding any actual or alleged violation with respect to any Company Product of any applicable Laws or requirements of industry standards organizations, or regarding any actual or potential investigation of the same or any actual or potential recall of any Company Product.

(iii)  Attached hereto as Schedule 4(x)(iii) are complete and correct copies of the warranty terms, if any, applicable to all Company Products. The Company has not issued or granted any warranty, guaranty, indemnity, or right of return with respect to any Company Product that deviates in any material respect from the warranty terms attached hereto as Schedule 4(x)(iii).

(iv)  Since the date that is three (3) years prior to the date hereof, the Company has not experienced (or received written notice of any claims, whether or not outstanding, for) any returns, requests for refunds or price renegotiations, or claims of over-shipment with respect to any Company Products, except in the Ordinary Course of Business, and, to the Knowledge of the Company, no event has occurred or circumstance exists that would reasonably be expected to give rise to the occurrence of any such returns, requests for refunds or price renegotiations, or claims of over-shipment.

(y)  Accounts Receivable. The outstanding accounts receivable set forth on the Most Recent Balance Sheet (excluding any such accounts receivable received, cancelled, waived, released, or written off as uncollectible since the Most Recent Balance Sheet Date and in each case disclosed, if so required, on Schedule 4(g)) (i) represent valid obligations arising from bona fide sales actually made, or services actually performed, in the Ordinary Course of Business on an arm’s-length basis, and (ii) are not subject to any reductions, rebates, claims, defenses, or offsets, subject to any reserve for bad debts identified on the Most Recent Balance Sheet. To the Knowledge of the Company, there is no fact that would lead the Company to believe that any such account debtors is unable to satisfy its Liabilities as they come due.

(z)  CARES Act Matters. Schedule 4(z) sets forth a complete and correct list of the CARES Act stimulus or relief programs (the “CARES Act Programs”) in which the Company is participating, or in which any has participated, and the amount of funds requested or received by the Company under each such program. The Company has made available to the Buyer complete and correct copies of all material applications, forms and other documents filed or submitted by the Company relating to any CARES Act Program, and all statements and information contained in such applications, forms, and other documents are complete and correct. The proceeds received from any CARES Act Program, including the PPP Loan, were not used by the Company in violation of the CARES Act, the PPP, or similar Laws, or the terms and conditions of the PPP Loan. The Company has maintained accounting and other records relating to each such CARES Act Program, including the PPP Loan, and the use thereof that comply in all material respects with the CARES Act, the PPP, and similar Laws and the PPP Loan (including records that track the costs and other expenses for which the proceeds of the PPP Loan have been used), complete and correct copies of which have been made available to the Buyer, and no act or failure to act on the part of the Company or any other Person prior to the Closing has resulted in the failure of any portion of the PPP Loan eligible for forgiveness under the CARES Act to be so forgiven in accordance with the CARES Act, the PPP, or similar Laws and the PPP Loan. Other than the PPP Loan, the Company has not received, obtained, or applied for any loan, exclusion, forgiveness, or other item pursuant to the CARES Act or any other Law, directive, guidelines, or recommendations by any Governmental Authority in connection with or in response to COVID-19.

(aa) No Other Representations and Warranties. Except for the representations and warranties contained in this Sections 3 and 4 (including the related portions of the schedules to this Agreement), none of the Sellers, the Company or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Sellers or the Company, including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to the Buyer and its Representatives, management presentations (or in any other form in expectation of the Transaction) or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in Law.

5.  Covenants.

(a)  Further Assurances. From and after the Closing, each Party shall, and shall cause its Affiliates and Representatives to, take such further actions and execute and deliver such further documents (in form and substance reasonably satisfactory to such Party) as may be reasonably requested by any other Party to carry out the purposes of this Agreement or any Ancillary Agreement, at the sole cost and expense of the requesting Party (unless the contesting or defending Party is entitled to indemnification therefor pursuant to the terms hereof). Without limiting the foregoing, from and after the Closing, the Sellers’ Representative and each Seller shall, at its sole cost and expense, use its reasonable best efforts to (i) assist the Company in obtaining or otherwise satisfying all Consents set forth on Schedule 4(c)(iii), including by paying any reasonable costs of, or consideration to, any third party in order to obtain or otherwise satisfy such Consents and (ii) ensure that the virtual data room materials, meeting the standards set forth in the definition of “made available”, are copied onto a DVD (or another electronic medium acceptable to the Buyer) and delivered to the Buyer promptly following the Closing.

(b)  Litigation SupportFrom and after the Closing, in the event and for so long as any Party or Affiliate thereof is contesting or defending any Action relating to either (i) a fact, event, or condition in existence or occurring at or prior to the Closing involving the Company, or (ii) the Transaction (in each case within the foregoing clauses (i) and (ii), other than any Action between any of the Buyer, the Company, and/or any of their Affiliates, on the one hand, and the Sellers’ Representative, any Seller, and/or any of their Affiliates, on the other hand), each other Party shall, and shall cause its Affiliates and Representatives to, cooperate with such contesting or defending Party or Affiliate thereof and its counsel in such defense or contest, including by making available its personnel and providing such testimony and access to its books and records as shall be reasonably necessary or advisable in connection with such contest or defense, in each case at the sole cost and expense of the contesting or defending Party(unless the contesting or defending Party is entitled to indemnification therefor pursuant to the terms hereof).

(c)  Preservation of Books and RecordsFrom and after the Closing through the expiration of the Preservation Period, the Company shall (i) neither dispose of or destroy any material portion of its insurance, financial reporting, accounting, or Tax books and records that existed prior to the Closing relating to periods prior to the Closing without first providing the Sellers’ Representative at least sixty (60) days’ advance written notice offering to turn possession thereof over to the Sellers’ Representative, and (ii) provide the Sellers’ Representative and its Affiliates and Representatives (including legal counsel and accountants) with reasonable access (including the right to make copies) to any portion of such books or records relating to periods prior to the Closing (in each case at the sole cost and expense of the Sellers’ Representative (on behalf of the Sellers)), during normal business hours, upon reasonable notice, and otherwise in a manner so as to not unduly disrupt the business of the Company, provided that (A) such Tax books and records may be accessed and used by the Sellers’ Representative and its Affiliates and Representatives (including legal counsel and accountants) solely for purposes of the preparation and filing of any Tax return and/or the defense of any Tax claim or assessment, and (B) the foregoing clauses (i) and (ii) shall not apply to any portion of any books and records the disclosure of which could, in the reasonable judgment of the Company (or its legal counsel), result in the violation of any applicable Law or confidentiality obligation or the loss of any attorney-client privilege, work-product doctrine, or other applicable legal privilege. “Preservation Period” means, with respect to such Tax books and records, the seventh (7th)-year anniversary of the Closing Date, and with respect to all other such books and records, the third (3rd)-year anniversary of the Closing Date, in each case, or such longer period as is required by applicable Law.

(d)  ConfidentialityEffective automatically upon the Closing, the Confidentiality Agreement and all obligations thereunder shall terminate and be of no further force or effect. From and after the Closing, the Sellers’ Representative and each Seller shall, and shall cause its Affiliates and Representatives to, neither disclose nor use any Confidential Information, except, with respect to disclosure, to the extent such disclosure is otherwise required of any such Person (in the written opinion of legal counsel to such Person) by Order of any Governmental Authority or otherwise under applicable Law, in which case such Person shall provide the Buyer with written notice promptly upon receipt of such Order or otherwise upon becoming aware of such obligation under applicable Law (and in any event, in advance of making such disclosure), and shall cooperate with the Buyer’s reasonable requests to seek a waiver or protective order or such other reasonable requests regarding the timing, scope, and/or manner of such disclosure, in each case to the extent permitted by applicable Law. “Confidential Information” means all information relating to (i) the Company, the Buyer, any of their Affiliates, or the Business, and/or (ii) the discussions and negotiations preceding, and the terms of, this Agreement and each Ancillary Agreement, but excluding, in each case within the foregoing clauses (i) and (ii), any information that is then generally available to the public other than as a result of a violation of this Section 5(d).

(e)  Tax Matters.

(i)  Tax Return Filing. The Sellers’ Representative shall prepare, and with the Buyer’s cooperation, timely file all Tax Returns of the Company for all taxable periods ending on or before the Closing Date, which Tax Returns have not been filed as of the Closing Date. The Buyer shall have a reasonable opportunity to review and comment on any income Tax Returns and approve all other Tax Returns as described in this clause (i). Such Tax Returns shall be prepared in a manner consistent with past practice, unless a contrary treatment is required by an intervening change in the applicable Law. The Sellers, jointly and severally, shall pay and discharge all Taxes shown to be due on such pre-Closing Tax Returns before the same shall become delinquent and before penalties accrue thereon. The Buyer shall prepare and timely file all Tax Returns of the Company for any Taxable period beginning on or before and ending after the Closing Date (the “Straddle Period”) and shall pay and discharge all Taxes shown to be due on such Tax Returns before the same shall become delinquent and before penalties accrue thereon, subject to the rights of the Buyer Indemnified Parties under Section 7(b). The Sellers’ Representative shall have a reasonable opportunity to review and comment on such Tax Returns as described in this clause (i). No later than ten (10) Business Days prior to the due date of such Tax Return, the Sellers, jointly and severally, shall pay to the Company, using such wire transfer instructions as designated in writing by the Buyer, the amount of Taxes shown due which is attributable to the pre-Closing portion of the Straddle Period less estimated Tax payments made prior to the Closing Date. The Buyer and the Company, on the one hand, and the Sellers’ Representative, on the other hand, shall each cause a copy of any Tax Return that is required to be filed by it under this clause (i), together with all relevant workpapers and other information (to the extent such Tax Retun, workpapers, and other information relate solely to the Company), to be made available to the other for review and comment (or approval, as applicable) no later than twenty (20) Business Days prior to the due date for the filing of such Tax Return (taking into account proper extensions), and shall consider in good faith such revisions to such Tax Returns as the reviewing party shall reasonably request. An exact copy of any such Tax Return relating solely to the Company filed by the Buyer or the Company, on the one hand, or the Sellers’ Representative, on the other hand, together with evidence of payment of such Taxes, shall be provided to the other no later than ten (10) Business Days after such Tax Return is filed. Notwithstanding anything to the contrary set forth in this Agreement, following the Closing, except as required by “determination” (as defined in Section 1313 of the Code) neither the Sellers’ Representative nor any Seller shall (i) file, amend, re-file or otheriwse modify any Tax Return, (ii) enter into any closing agreement, settle any Tax claim or assessment relating to the Company, (iii) make or change a Tax election, extend or waive the limitation period applicable to any Tax claim or assessment, surrender any right to claim a refund of Taxes, (iv) enter into any voluntary disclosure agreement or similar arrangement with a Governmental Authority or (v) take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, in each case relating to the Company, with respect to any taxable period ending on or before the Closing Date or the pre-Closing portion of any Straddle Period, without the prior written permission of the Buyer, such consent not to be unreasonably withheld, conditioned or delayed. Except as required by Law,the Buyer shall not (i) amend any Tax Returns of the Company filed with respect to any Taxable period ending on or prior to the Closing Date or with respect to any Straddle Period or (ii) make any Tax election (with respect to the Company) that has retroactive effect to any such Taxable period or to any Straddle Period, in each such case without the prior written consent of the Sellers’ Representative, such consent not to be unreasonably withheld, conditioned or delayed.

(ii)  Allocation for Straddle Period. For purposes of this Agreement, the amount of Taxes of the Company for the Straddle Period shall be determined based upon a hypothetical closing of the Taxable year on such Closing Date, with the Closing Date being included in the pre-Closing portion of such Straddle Period (except to the extent of any actions outside the Ordinary Course of Business taken by the Buyer or the Company after the Closing on the Closing Date), provided that real and personal property Taxes (which are not based on income) shall be determined by reference to the relative number of days in the pre-Closing and post-Closing portions of such Straddle Period.

(iii)  Refunds. The Buyer and the Company shall pay or cause to be paid to the Sellers in accordance with their respective Allocable Percentages, in immediately available funds using wire transfer instructions as designated in writing by the Sellers’ Representative, any refunds of or amounts currently credited against the Taxes of the Company to which Buyer or the Company becomes entitled plus any interest received with respect thereto from the applicable Taxing authorities that relate to any Taxable period ending on or prior to the Closing Date less any increase in Taxes or third party expenses of the Buyer or the Company attributable to such refund or credit, within ten (10) days of receipt thereof or use of the credit by the Buyer or the Company, provided that the Buyer or the Company may elect to carry back losses from post-Closing periods to pre-Closing periods, in which case the refunds attributable to such carryback shall be for the account of the Buyer. Any refunds or credits of Taxes of the Company for any Straddle Period shall be apportioned between the Parties in the same manner as the liability for such Taxes is apportioned pursuant to clause (ii) above. If the amount of any refund or credit of Taxes of the Company that was paid to the Sellers’ Representative and/or the Sellers is subsequently disallowed or reduced by any Governmental Authority, then such receiving Persons shall promptly pay to the Buyer the amount of such Taxes incurred as a result of such disallowed or reduced refund or credit (adjusted to take into account the adjustment above for Taxes incurred by the Buyer or the Company attributable to such refund or credit).

(iv)  Transfer Taxes. The Sellers’ Representative shall be responsible for the preparation and filing of Tax Returns (including any documentation) with respect to all transfer, documentation, sales, use, stamp, registration, and similar Taxes incurred in connection with the Transaction. The Sellers, jointly and severally, shall pay and discharge the amount of such Taxes and indemnify and hold harmless the Buyer Indemnified Parties from same.

(v)  Cooperation. The Parties shall cooperate fully, as and to the extent reasonably requested, in connection with the preparation and filing of Tax Returns, at the sole cost and expense of the requesting Party (unless the contesting or defending Party is entitled to indemnification therefor pursuant to the terms hereof), subject to Section 5(d).

(vi)  Contests.

(A)  If the Buyer or the Company receives written notice of any pending or threatened audit or other examination by any Governmental Authority, or any judicial or administrative proceedings relating to Taxes (each, a “Tax Contest”) that would reasonably be expected to result in Losses that are indemnifiable under this Agreement, the Buyer shall promptly notify the Sellers’ Representative. If the Sellers’ Representative or any Seller receives written notice of a Tax Contest that would reasonably be expected to result in Losses that are indemnifiable under this Agreement, such Party shall promptly notify the Buyer. In each case within this clause (vi), the failure or delay in delivering such notice shall not relieve a Party of its obligations hereunder except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such written notice shall describe the Tax Contest and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party.

(B)  If such Tax Contest relates solely to any Taxable period ending on or prior to the Closing Date, and not to the Straddle Period or any post-Closing period, the Sellers’ Representative shall have the right (but not the obligation) to be exercised within ten (10) Business Days following its receipt of the written notice of such Tax Contest, by delivering written notice to the Buyer, to assume and thereafter conduct and control the defense of such Tax Contest (with counsel of the Sellers’ Representative’s choice). For so long as the Sellers’ Representative is conducting and controlling such defense the Sellers’ Representative shall provide Buyer with notice of material developments in such Tax Contest and the Buyer shall have the right, but not the obligation, to participate in such defense with separate counsel of its choosing at its sole cost and expense. The Sellers’ Representative shall not be permitted to consent to the entry of any judgment or enter into any settlement of such Tax Contest which may and adversely impact the Buyer (or the Company for a Taxable period ending after the Closing Date or the Tax attributes of the Company) without the prior written consent of the Buyer (not to be unreasonably withheld, conditioned, or delayed).

(C)  Unless and until the Sellers’ Representative assumes the defense of such Tax Contest, the Buyer may defend against such Tax Contest in any manner it may reasonably deem appropriate (with counsel of the Buyer’s choice), in which case the Sellers’ Representative (I) shall cooperate with the Buyer in such defense and make available to the Buyer and its Representatives all witnesses, pertinent records, materials, and information in or under the Sellers’ Representative’s possession or control relating thereto as may be reasonably requested by the Buyer, and (II) shall have the right, but not the obligation, to participate in such defense with separate counsel of its choosing at its sole cost and expense. The conduct of such defense by the Buyer shall not be construed to be a waiver of the Buyer’s right to indemnification with respect to such Tax Contest.

(D)  For the avoidance of doubt, the procedures relating to any Tax Contest shall be governed by this clause (vi) and not by Section 7(d)(ii).

(vii)  Disputes. In the event that a dispute arises between the Buyer and the Sellers’ Representative as to the amount of Taxes or any other matter relating to Taxes attributable to the Company, the Parties shall attempt in good faith to resolve such dispute, and any agreed upon amount shall be paid to the appropriate Party. If such dispute is not resolved within thirty (30) calendar days thereafter, the Parties shall submit the dispute to the Independent Accountants or, if such firm is unavailable or unwilling, such other regionally-recognized accounting firm selected in accordance with the procedures set forth in Section 2(d)(iii) for resolution, which resolution shall be final, conclusive, and binding on the Parties. Notwithstanding anything to the contrary set forth in this Agreement, the Buyer shall pay half of the Independent Accountants’ fees and disbursements and the Sellers shall pay half of the Independent Accountants’ fees and disbursements.

(viii)  Tax Treatment. The Parties intend that the acquisition of the Interests will be treated for income tax purposes in accordance with Situation 1, in Revenue Ruling 99-6, 1991-1 CB 432. As a result, the current Tax year of the Company will end for federal income Tax purposes on the Closing Date and the Parties agree to prepare and file all Tax Returns in a manner consistent with such intention.

(ix)  Tax Indemnity. The Sellers, jointly and severally, shall indemnify each Buyer Indemnified Party from and against any Losses such Buyer Indemnified Party shall suffer resulting from (A) the breach of any representation or warranty made by the Company in Section 4(q), (B) Taxes imposed on (or asserted against the properties, income, or operations of) the Company for any Taxable period or portion thereof ending on or prior to the Closing Date, including the pre-Closing portion of any Straddle Period, and (C) Taxes of another Person claimed from the Company as a result of the Company being included prior to the Closing Date in a combined, consolidated, or unitary tax group under Treasury Regulations §1.1502-6 (or any similar provision of state, local or foreign Law), or as a transferee or successor, or by Contract or otherwise , and (D) Taxes resulting from or arising out of stimulus or relief programs under the CARES Act or the FFCRA, including any deferred payroll taxes and the PPP Obligations or any portion thereof (including the forgiveness thereof). Each Seller individually, and not severally or jointly, shall indemnify each Buyer Indemnified Party from and against any Losses such Buyer Indemnified Party shall suffer resulting from Taxes of such Seller imposed on (or asserted against the properties, income, or operations of) the Company for any Taxable period or portion thereof ending on or prior to the Closing Date, including the pre-Closing portion of any Straddle Period. For purposes of this clause (ix), “Losses” shall be deemed to include amounts that would have constituted Losses but for the set-off or other utilization of any loss, deduction, or credit realized in, or attributable to, a post-Closing taxable period (or the portion of the Straddle Period beginning after the Closing Date).

(x)  Other Provisions. For the avoidance of doubt, the provisions set forth in Sections 7(e), (f)(ii), (i), (j), and (k) shall apply with respect to the obligations set forth in this Section 5(e), mutatis mutandis.

(xi)  Survival. This Section 5(e) shall survive the Closing (and any claims for the breach thereof may be brought) until the expiration of the statute of limitations (as extended) with respect to the underlying matter giving rise to the applicable claim, plus sixty (60) days.

(f)  Restrictive Covenants.

(i)  Each of the Sellers (each, a “Restricted Person”) covenants and agrees that, during the period commencing at the Closing and continuing until the third (3rd) anniversary of the Closing Date (the “Restricted Period”), such Restricted Person shall not (and shall cause its Affiliates not to) do any of the following, or serve as a partner, joint venturer, director, manager, trustee, officer, employee, independent contractor, agent or equityholder (excluding de minimis holdings in publicly traded companies) of any Person that does any of the following, in each case whether directly or indirectly:

(A)  participate or engage in, or provide any financial or other assistance to any Person participating or engaging in, (1) with respect to Richard Galipeau and Michael Santangelo, the Business or any business or enterprise that is similar to or competitive with the Business (in each case, as conducted historically and/or as of the Closing) and (2) with respect to Dandin (and its Affiliates), the Restricted Business, in each case, in any geographical region (I) that the Company currently conducts its Business, (II) the Company’s utility customers service (whether or not the Company’s Business currently services such geographic areas, and (III) New York and New Jersey (the “Restricted Territory”), provided that this clause (A) shall not apply to any Restricted Person serving in any capacity on behalf of, or taking any action at the direction of, the Buyer or any of its Affiliates. Notwithstanding the foregoing, a Seller may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if such Seller is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 5% or more of any class of securities of such Person (including to the Parent Shares);

(B)  solicit, contact, or conduct business with (or attempt to conduct business with) any Person who is then, or was within the twelve (12) months prior thereto, a customer of the Company, with respect to Dandin, within the Restricted Territory, in each case for purposes of endeavoring to offer such Person products or services that are similar to the products and services offered by the Company as of the later of (I) the Closing and (II) with respect to Richard Galipeau and Mickael Santangelo, such person’s termination of employment with the Company;

(C)  induce or entice (or attempt to induce or entice) any distributor, supplier, vendor, or any other Person having a business relationship with the Company to terminate or adversely modify its relationship with the Company;

(D)  solicit, contact, hire, engage, or enter into any other business relationship with (or attempt to do any of the foregoing) any Person who is then, or was within the six (6) months prior thereto, a director, manager, officer or employee, independent contractor, or agent of the Company, or induce or entice (or attempt to induce or entice) any such Person to terminate or adversely modify its relationship with the Company, provided that nothing in this clause (D) shall prohibit the publishing of general advertisements not specifically targeted to any directors, managers, officers, employees, independent contractors, or agents of the Company; or

(E)  make or endorse any disparaging, derogatory, or otherwise negative written or oral communication regarding the Business, the Buyer, the Company, or any of their respective Affiliates or Representatives.

(ii)  The Restricted Period with respect to any Restricted Person shall be tolled during (and shall be deemed to be automatically extended by) any period during which such Restricted Person is in violation of any provision set forth in clause (i) above.

(iii)  Each Restricted Person agrees that the Business is unique and irreparable damage would occur, and money damages would be inadequate, if any provision of clause (i) above were not performed in accordance with its terms and that the Buyer shall be entitled to injunctive relief and specific performance of the terms of clause (i) above, in addition to any other remedy to which it is entitled at law or in equity. Each Restricted Person irrevocably waives any requirement for the securing or posting of any bond in connection with such remedy. Each Restricted Person further agrees that the only permitted objection that it may raise in response to any Action for equitable relief is that it contests the existence of a breach or threatened breach of clause (i) above.

(iv)  Each Restricted Person agrees that all restrictions set forth in clause (i) above, including those relating to the duration of the Restricted Period and the scope of the Restricted Territory, are necessary and fundamental to the protection of the Company and its operation of the Business, are reasonable and valid, and constitute a material inducement for the Buyer to enter into this Agreement and to consummate the Transaction. To the extent that any court of competent jurisdiction holds that the duration, scope, or area restrictions set forth in clause (i) above are unreasonable under circumstances then existing, the Parties agree that the maximum duration, scope, or area reasonable under such circumstances shall be substituted for the stated duration, scope, or area and that such court shall be permitted, and this Agreement shall automatically be revised, to modify the restrictions set forth in clause (i) above to cover the maximum period, scope and area permitted by law or equity.

(g)  Company Operating Agreement. Effective as of the Closing, each Seller and the Company hereby waives all rights it may have or have at any time had under the Company Operating Agreement, and consents to any amendment or amendment and restatement thereof that may thereafter be entered into by the Buyer.

(h)  Parent Shares.

The Parent hereby agrees to prepare and file with the Securities and Exchange Commission (the “SEC”), following the date upon which the Company is eligible to utilize Form F-3 (or any successor form) to sell shares on a delayed or continuous basis in accordance with Rule 415 of the Securities Act, a shelf registration statement on Form F-3 (or any successor form) (the “Registration Statement”).  The Parent shall use commercially reasonable efforts to (i) cause the Registration Statement to be declared effective by the SEC prior to the first Issuance Date following the date hereof; provided that the Parent shall not be required to make any filing with the SEC prior to the date that such filing otherwise would be due, and (ii) remain effective until the final Issuance Date, as determined pursuant to Section 2(g) hereof. Provided that the Registration Statement is effective as of the time of issuance, the Company will facilitate a “takedown” of the Parent Shares to be issued upon each Issuance Date following the date hereof.  It shall be a condition to the Parent’s obligations under this Section 5(h) that each Seller shall have provided promptly (and in any event within seven (7) business days) such information regarding such Seller as the Parent or its counsel shall reasonably request and as is customarily required in connection with the Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities. Each Seller hereby represents, warrants and agrees that all such information provided by such Seller or on his behalf shall be true, complete and correct. Notwithstanding the foregoing, the Parent shall not be obligated to file a Registration Statement or facilitate a takedown of Parent Shares pursuant to this Section 5(h) in the event that the Parent Shares issued pursuant to Section 2(g) of this Agreement are freely tradeable, without restriction, pursuant to Rule 144 promulgated under the Securities Act, as of any respective Issuance Date.

6.  Closing Deliverables.

(a)  Deliverables of the Sellers’ Representative, the Sellers and the Company.At the Closing, the Sellers’ Representative, the Sellers and the Company shall deliver to the Buyer the following documents, as applicable, in form and substance reasonably satisfactory to the Buyer:

(i)  counterparts of the PPP Escrow Agreement duly executed by the Company and the PPP Escrow Agent;

(ii)  an assignment agreement with respect to each Seller’s Interests, duly executed by such Seller in favor of the Buyer;

(iii) evidence that the Consents set forth on Schedule 6(a) shall have been obtained or otherwise satisfied;

(iv)  payoff letters with respect to all Funded Indebtedness and, to the extent requested by Buyer, Company Transaction Expenses, setting forth the amounts required to be paid to (A) satisfy all such Funded Indebtedness and Company Transaction Expenses, and (B) terminate and release any related Liens and all other obligations of the Company in favor of such Person (the “Payoff Letters”), together with any termination statements on Form UCC-3 or other releases reasonably necessary or desirable to evidence the termination and release of any such Liens and obligations, in each case in form ready for filing (if applicable);

(v)  to the extent requested by the Buyer, letter agreements or other documentation evidencing the termination (without any further obligation on the part of the Company) of the Contracts, transactions, and other relationships that are (or should be) set forth on Schedule 4(v)(1);

(vi)  to the extent requested by the Buyer, resignations from any directors, managers, and/or officers of the Company;

(vii)  an affidavit, duly executed by each Seller, stating, under penalty of perjury, such Person’s United States taxpayer identification number and that such Person is not a foreign person, in accordance with §1445(b)(2) and §1446(f) of the Code and the regulations issued thereunder;

(viii)  a Form W-9 or other applicable tax form, duly executed by each Seller;

(ix)  a certificate of good standing of the Company in its jurisdiction of organization;

(x) a certificate of a secretary or other authorized officer of the Company certifying as to its Organizational Documents, to the resolutions duly adopted by all requisite Persons on its behalf authorizing and approving this Agreement, each Ancillary Agreement to which it is a party, and the consummation of the Transaction, and to an incumbency setting forth the names, titles, and signatures of Persons authorized to execute and deliver on its behalf this Agreement and each Ancillary Agreement to which it is a party;

(xi)  a certificate of a secretary or other authorized officer of each Seller that is an entity certifying as to the resolutions duly adopted by all requisite Persons on its behalf authorizing and approving this Agreement, each Ancillary Agreement to which it is a party, and the consummation of the Transaction, and to an incumbency setting forth the names, titles, and signatures of Persons authorized to execute and deliver on its behalf this Agreement and each Ancillary Agreement to which it is a party;

(xii)  counterparts of the Employment Agreements duly executed by each of Richard Galipeau and Michael Santangelo;

(xiii)  intellectual property assignment agreements duly executed by each of Sofbang Technologies, LLC, Comportz, LLC and Blue Duck Brands;

(xiv)  the Banker Representation Letter, duly executed by the Banker; and

(xv)  evidence that the domain names “WorldEnergyES.com” and “WorldEnergyEfficiencyServices.com” have been assigned to the Company.

(b)  Deliverables of the Buyer.At the Closing, the Buyer shall deliver to the Sellers’ Representative, the Sellers, and the Company the following documents, as applicable, in form and substance reasonably satisfactory to the Sellers’ Representative:

(i)  counterparts of the Employment Agreements duly executed by the Company;

(ii)  a certificate of good standing or analogous status of the Buyer in its jurisdiction of organization; and

(iii)  a certificate of a secretary or other authorized officer of the Buyer certifying as to its Organizational Documents, to the resolutions duly adopted by all requisite Persons on its behalf authorizing and approving this Agreement, each Ancillary Agreement to which it is a party, and the consummation of the Transaction, and to an incumbency setting forth the names, titles, and signatures of Persons authorized to execute and deliver on its behalf this Agreement and each Ancillary Agreement to which it is or is proposed to be a party.

7.  Indemnification.

(a)  Survival Periods. All representations and warranties made by the Parties in this Agreement and in any Ancillary Certificate shall survive the Closing (and any claims for the breach thereof may be brought) until the eighteen (18)-month anniversary of the Closing Date, provided that:

(i)  the Fundamental Representations (other than in Section 4(q) (Tax Matters)) shall survive the Closing (and any claims for the breach thereof may be brought) indefinitely;

(ii)  the representations and warranties contained in Section 4(q) (Tax Matters), Section 4(s) (Employee Benefits) and Section 4(w) (Environmental Matters), shall survive the Closing (and any claims for the breach thereof may be brought) until the expiration of the statute of limitations (as extended) with respect to the underlying matter giving rise to the applicable claim, plus sixty (60) days; and

(iii)  any claims based upon or arising from fraud may be brought at any time.

The last date on which a claim for the breach of a representation or warranty contained in this Agreement or in any Ancillary Certificate may be brought in accordance with the foregoing is referred to herein as the “Expiration Date” of such representation or warranty. Any such claim must be asserted by a written notice on or before the applicable Expiration Date, provided that, notwithstanding anything to the contrary contained in this Section 7(a), if such a written notice is given with respect to any claim, such claim shall survive until fully resolved as provided herein.

(b)  Seller Indemnities. Subject to the provisions of this Section 7, from and after the Closing:

(i)  The Sellers, jointly and severally, shall indemnify each Buyer Indemnified Party from and against any Losses such Buyer Indemnified Party shall suffer resulting from (A) the breach of any representation or warranty made by the Company or the Sellers’ Representative in this Agreement or in any Ancillary Certificate, (B) the breach of any covenant or agreement with respect to obligations to be performed by the Sellers’ Representative set forth in this Agreement, (C) any Funded Indebtedness and Company Transaction Expenses to the extent not paid at or prior to the Closing, (D) any PPP Obligations to the extent not paid or deposited with the PPP Escrow Agent at or prior to the Closing, and (E) any matter set forth on Schedule 7(b).

(ii)  Each Seller individually, and not severally or jointly, shall indemnify each Buyer Indemnified Party from and against any Losses such Buyer Indemnified Party shall suffer resulting from (A) the breach of any representation or warranty made by such Seller in Section 3(a) or in any Ancillary Certificate delivered on behalf of such Seller, and (B) the breach of any covenant or agreement with respect to obligations to be performed by such Seller set forth in this Agreement.

(c)  Buyer Indemnities. Subject to the provisions of this Section 7, from and after the Closing, the Buyer shall indemnify each Seller Indemnified Party from and against any Losses such Seller Indemnified Party shall suffer resulting from (A) the breach of any representation or warranty made by the Buyer in this Agreement or in any Ancillary Certificate, (B) the breach of any covenant or agreement with respect to obligations to be performed by the Buyer set forth in this Agreement, and (C) the breach of any covenant or agreement with respect to obligations to be performed by the Company following the Closing set forth in this Agreement.

(d)  Direct Claims; Third Party Claims.

(i)  Direct Claims. If an Indemnified Party incurs Losses for which it is entitled to indemnification under this Section 7, other than as a result of a Third Party Claim, then the Indemnified Party Representative shall assert such claim by giving the Indemnifying Party Representative reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes aware or has a reasonable basis to believe that the subject matter of such claim may give rise indemnification obligations hereunder. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such written notice shall describe the claim for indemnification in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Losses that have been or may be sustained by the Indemnified Party. During the 30 day period following the Indemnifying Party Representative’s receipt of such notice, the Indemnified Party shall allow the Indemnifying Party Representative and its professional advisors to investigate the matter or circumstance alleged to give rise to the claim for indemnification, and whether and to what extent any amount is payable in respect of such claim and the Indemnified Party shall reasonably assist the Indemnifying Party Representative’s investigation by giving such information and assistance (including access to the Company’s premises and personnel (during normal business hours, upon reasonable notice, and otherwise in a manner so as to not unduly disrupt the business of the Buyer or the Company) and the right to examine any accounts, documents or records) as the Indemnifying Party Representative or any of its professional advisors may reasonably request so long as such information is reasonably related to such claim. If the Indemnifying Party Representative responds in writing within the thirty (30)-day period following delivery of such notice (the “Direct Claim Objection Period”) disputing the amount (or any portion thereof) of Losses claimed by such Indemnified Party or that such Indemnified Party is entitled to such indemnification, the Indemnifying Party Representative and the Indemnified Party Representative shall attempt in good faith to resolve such matter within the thirty (30)-day period following Indemnified Party Representative’s receipt of such written notice (the “Dispute Resolution Period”). If the Indemnifying Party Representative and the Indemnified Party Representative are not able to resolve the matter within the Dispute Resolution Period or the Indemnifying Party Representative fails to respond in writing prior to the expiration of the Direct Claim Objection Period thirty (30)-day period, then the Indemnified Party Representative shall be entitled to pursue such remedies as may be available to the Indemnified Party Representative, subject to the provisions of this Agreement. With respect to any amount (or portion thereof) of Losses claimed by such Indemnified Party that has not been disputed by the Indemnifying Party Representative within the Direct Claim Objection Period in accordance with this Section 7(d)(i), such amount (or portion thereof) shall for all purposes under this Agreement conclusively be deemed to be indemnifiable Losses and the applicable Indemnifying Party(ies) shall be liable therefor (it being understood and agreed that, in accordance with the above, such amount (or portion thereof) may not constitute all indemnifiable Losses that may arise from the applicable matter in question).

(ii)  Third Party Claims.

(A)  If any Person which is not an Indemnified Party asserts a claim against an Indemnified Party which claim gives rise to a claim for indemnification against an Indemnifying Party under this Section 7 (a “Third Party Claim”), then such Indemnified Party shall give reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware or has a reasonable basis to believe that the subject matter of such claim gives rise indemnification obligations hereunder, to the Indemnifying Party Representative (a “Third Party Claim Notice”). The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such written notice shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. Thereafter, each Indemnified Party shall deliver or cause to be delivered to such Indemnifying Party Representative, within five (5) Business Days after such Indemnified Party’s receipt thereof, copies of all material notices and documents (including court papers) received by such Indemnified Party relating to the Third Party Claim.

(B)  The Indemnifying Party Representative shall have the right to participate in the defense of such Third Party Claim and shall also have the right (but not the obligation), by delivering written notice to the Indemnified Party Representative within ten (10) Business Days following its receipt of the Third Party Claim Notice, to assume and thereafter conduct and control the defense of such Third Party Claim (at the sole cost expense of the Indemnifying Party (regardless of the outcome of such Third Party Claim) with counsel of the Indemnifying Party Representative’s choice that is reasonably acceptable to the Indemnified Party Representative), but only if and for so long as (1) such Indemnifying Party Representative is conducting and controlling such defense diligently and in good faith, (2) if both an Indemnified Party and an Indemnifying Party are named (by impleader or otherwise) in such Third Party Claim, then there are no material legal defenses available to an Indemnified Party the assertion of which would be adverse to the interests of an Indemnifying Party, (3) such Third Party Claim has not been brought by a material customer, supplier, vendor, creditor, or any other Person having a material business relationship with an Indemnified Party, (4) such Third Party Claim does not allege fraud or criminal activity, (5) such Third Party Claim does not seek equitable remedies, and (6) such Third Party Claim, if adversely determined, would not reasonably be expected to result in a material adverse effect as to an Indemnified Party and its Subsidiaries taken as a whole. For so long as such Indemnifying Party Representative is conducting and controlling such defense, (I) each Indemnified Party shall have the right, but not the obligation, to participate in such defense with separate counsel of its choosing at its sole cost and expense (or at the Indemnifying Parties’ sole cost and expense if there are any conflicts of interests with respect to such defense as between any Indemnified Party and any Indemnifying Party that are not or cannot be waived), and (II) each Indemnified Party shall cooperate with such Indemnifying Party Representative in such defense and make available to such Indemnifying Party Representative and its Representatives, at the Indemnifying Party’s(ies’) sole cost and expense, all witnesses, pertinent records, materials and information in or under such Indemnified Party’s possession or control relating thereto as may be reasonably requested by such Indemnifying Party Representative. Notwithstanding any other provision of this Agreement, the Indemnifying Party Representative shall not Consent to the entry of any judgement or agree to or enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as follows: If a firm offer is made to settle a Third Party Claim (w) without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party, (x) does not involve the admission of fraudulent or criminal wrongdoing on the part of the Indemnified Party, (y) does not impose equitable relief, and (z) provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party Representative desires to accept and agree to such offer, the Indemnifying Party Representative shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party Representative may continue to contest or defend such Third Party Claim.

(C)  Unless and until the Indemnifying Party Representative assumes the defense of any Third Party Claim as provided in Section 7(d)(ii)(B), each applicable Indemnified Party may defend against such Third Party Claim in any manner it may reasonably deem appropriate (with counsel of such Indemnified Party’s choice), in which case each Indemnifying Party shall cooperate with such Indemnified Party in such defense and make available to such Indemnified Party and its Representatives all witnesses, pertinent records, materials, and information in or under such Indemnifying Party’s possession or control relating thereto as may be reasonably requested by such Indemnified Party. The conduct of such defense by such Indemnified Party shall not be construed to be a waiver of such Indemnified Party’s right to indemnification with respect to such Third Party Claim. No Indemnified Party shall be permitted to consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of such Indemnifying Party Representative (not to be unreasonably withheld, conditioned, or delayed).

(iii)  Exclusive Authority of Buyer. The Buyer shall have the sole and exclusive authority on behalf of all Buyer Indemnified Parties to assert, pursue, and settle claims for indemnification hereunder.

(e)  Additional Indemnification Provisions.

(i)  For purposes of this Section 7, in the determination of the Losses arising from any inaccuracy in or breach of any representation or warranty set forth in this Agreement or in any Ancillary Certificate, each reference to any materiality, Material Adverse Effect, or similar qualification contained in or otherwise applicable to any such representation or warranty shall be disregarded, except for purposes of Section 4(f)(i), the preamble to Section 4(g), and the usages of the terms “Material Contract” and “Material Customer/Supplier”.

(ii)  Each Seller, on behalf of itself and its Affiliates, hereby waives any right of contribution or similar right that might otherwise have been available to it against any Buyer Indemnified Party or its insurers with respect to any Seller Indemnity.

(f)  Limitations on Seller Indemnities. Notwithstanding anything to the contrary contained herein, no Seller shall be obligated to indemnify any Buyer Indemnified Party from or against:

(i)  any Losses arising under Section 7(b)(i)(A) (other than Losses arising from fraud or a breach of a Fundamental Representation): (A) until the Buyer Indemnified Parties have suffered Losses in an aggregate amount equal to $100,000 (the “Basket Amount”), after which point the Sellers shall be obligated to indemnify each Buyer Indemnified Party solely from and against the aggregate amount of such Losses in excess of the Basket Amount; and/or (B) to the extent that the Buyer Indemnified Parties have suffered (and received indemnity payments for) such Losses in an aggregate amount in equal to or in excess of $1,500,000 (the “Cap”);

(ii)  any Losses arising under Section 7(b)(i)(A) arising from a breach of a Fundamental Representation to the extent that the Buyer Indemnified Parties have suffered (and received indemnity payments for) such Losses in an aggregate amount equal to or in excess of the Purchase Price; or

(iii)  any Losses arising under Section 7(b) arising from any matter to the extent that such matter was actually and expressly reflected in the calculation of Final Working Capital, Final Cash, Final Funded Indebtedness, or Final Company Transaction Expenses.

(g)  Limitations on Buyer Indemnities. Notwithstanding anything to the contrary contained herein, the Buyer shall not be obligated to indemnify any Seller Indemnified Party from or against: (A) any Losses arising under Section 7(c)(A) (other than Losses arising from fraud or a breach of a Fundamental Representation): (I) until the Seller Indemnified Parties shall have suffered such Losses in an aggregate amount equal to the Basket Amount, after which point the Buyer shall be obligated to indemnify the Seller Indemnified Parties solely from and against the aggregate amount of such Losses in excess of the Basket Amount; and/or (II) to the extent that the Seller Indemnified Parties shall have suffered (and received indemnity payments for) such Losses in an aggregate amount in excess of the Cap or (B) any Losses arising under Section 7(c)(A) arising from a breach of a Fundamental Representation to the extent the Seller Indemnified Parties have suffered (and received indemnity payments for) such Losses in an aggregate amount equal to or in excess of the Purchase Price.

(h)  Mitigation; Reductions of Losses

(i)  The Parties shall cooperate and use commercially reasonable efforts to mitigate any Losses for which an Indemnified Party is entitled to indemnification hereunder to the extent required under applicable Law, provided that, notwithstanding the requirements under applicable Law, no Party shall be required to take any action that would be detrimental to it in any material respect, seek recovery from its customers, suppliers, vendors, or other material business relations, or initiate any Action to obtain recovery from any Person or under any insurance policy. All expenses incurred by or on behalf of an Indemnified Party in connection with its efforts to mitigate Losses shall be deemed Losses.

(ii)  In calculating the amount of Losses of any Indemnified Party, there shall be a deduction for the amount of any insurance proceeds actually received by such Indemnified Party or any of its Affiliates amounting to a mitigation of such Losses (net of any related deductibles and actual and/or reasonably projected increases in premiums) (“Mitigating Payments”). Without duplication of the foregoing, in the event that any Indemnified Party or any of its Affiliates actually receives any Mitigating Payments in respect of any Losses subsequent to the receipt by such Indemnified Party of any indemnification payment hereunder in respect of such Losses, such Indemnified Party shall promptly make appropriate refunds to the appropriate Indemnifying Party in an aggregate amount equal to the lesser of (A) the amount of such subsequent Mitigating Payments, and (B) the amount of such indemnification payments received hereunder in respect of such Losses.

(i)  Exclusive Remedy. Except (i) for any equitable remedies of the Parties expressly provided herein pursuant to Section 5(f), (ii) with respect to claims arising due to fraud (it being understood and agreed that, for purposes of determining the rights and remedies of any Person following the Closing with respect to claims and other matters arising under this Agreement and any Ancillary Certificate, any such fraud on the part of the Company prior to the Closing shall be imputed to, and shall be deemed to have been committed by, the Sellers), and (iii) as provided in Section 2(e), the indemnification provisions in Section 5(e) and this Section 7 shall be the sole and exclusive remedy of all Persons following the Closing with respect to claims and other matters arising under this Agreement and any Ancillary Certificate. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement or any Ancillary Certificate it may have against the other Parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions in Section 5(e) and this Section 7. Nothing in this Section 7(h) shall limit any Person’s right to seek any remedy on account of any Party’s fraud.

(j)  Manner of Payment.

(i)  All obligations owed to any Buyer Indemnified Party pursuant to Section 5(e) or Section 7(b) shall be satisfied as follows:

(A)  first, solely to the extent that such obligations are payable to the PPP Escrow Agent in respect of any PPP Obligations, out of the PPP Escrow Fund in accordance with the PPP Escrow Agreement, until the PPP Escrow Fund is exhausted;

(B)  second, to the extent that any Seller is entitled to be issued Parent Shares, by reducing the number of Parent Shares issuable to such Seller by a number of Parent Shares having a Fair Market Value equal to the amount of such obligation; and

(C) thereafter, to the extent applicable, within five (5) Business Days following the final resolution of the claim giving rise to such obligation, from the Seller(s) liable therefor in accordance with Section 7(b) by wire transfer of immediately available funds to account(s) designated in writing by the Buyer.

Notwithstanding the foregoing, the Buyer may elect from time to time following the Closing, to be exercised by written notice delivered to the Sellers’ Representative, to offset all or any portion of any payment(s) then due and payable without dispute under this Agreement by any Seller to the Buyer or any other Buyer Indemnified Party against an equivalent amount of the Earnout Amount then owing to such Seller.

(ii)  All obligations owed to the Sellers’ Representative or any Seller Indemnified Party pursuant to Section 7(c) shall be satisfied, within five (5) Business Days following the final determination of the claim giving rise to such obligation, by wire transfer of immediately available funds to one or more accounts designated in writing by the Sellers’ Representative.

(k)  Tax Treatment. The Parties agree to treat all payments made pursuant to Section 5(e) or this Section 7 as adjustments to the purchase price, and to allocate such payments among the appropriate Seller(s), in each case for all purposes hereunder and all Tax purposes.

8.  Miscellaneous.

(a)  Press Releases and Public Announcements. The Parties shall issue a joint press release promptly following the Closing, in form and substance reasonably satisfactory to the Buyer and the Sellers’ Representative. Other than the foregoing, no Party shall, or shall permit its Affiliates or Representatives to, issue any press release or make any public filing, announcement, or disclosure (whether written, oral, or electronic) relating to the Transaction without the prior written approval of the Buyer and the Sellers’ Representative, except as required by applicable Law or the rules or regulations of any United States or foreign securities exchange.

(b)  Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, provided that the Indemnified Parties shall constitute third-party beneficiaries solely for the purposes of Section 5(e) and Section 7.

(c)  Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement among the Parties and supersede any prior understandings, agreements, representations, warranties, letters of intent, or term sheets by or among the Parties (as well as any Affiliate or Representative acting on behalf of any Party), written or oral, to the extent they relate in any way to the subject matter hereof or thereof.

(d)  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign (by operation of law, merger (whether as surviving or disappearing entity), consolidation, dissolution, or otherwise) this Agreement, or any of such Party’s rights, interests, or obligations hereunder or thereunder without the prior written consent of the Buyer and the Sellers’ Representative, and any such assignment in violation of the foregoing shall be null and void. Notwithstanding the foregoing, following the Closing, without obtaining any such consent, the Buyer, the Company, and their respective successors or assigns shall be permitted to assign their rights under this Agreement, and any of their rights and interests hereunder and thereunder to (i) any Affiliate of such Person, (ii) any acquirer of such Person (whether by sale of equity interests, by sale of all or substantially all assets, or by merger, consolidation, or otherwise), and/or (iii) any debt financing sources of the Buyer, the Company, or any of their respective successors or assigns (which, in the case of this clause (iii), shall be a collateral assignment until the exercise of remedies by such debt financing sources), provided that in each case within the foregoing clauses (i) through (iii), no such assignment shall relieve such Person of any of its obligations hereunder or thereunder.

(e)  Counterparts. This Agreement may be executed in two or more counterparts (including by means of facsimile, .pdf, or other electronic transmission), each of which shall be deemed an original and all of which together will constitute one and the same instrument.

(f)  Notices. All notices, requests, demands, claims, and other communications made under this Agreement shall not be effective unless in writing, and shall be deemed to be delivered and received (i) when delivered personally to the recipient, (ii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) four Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (iv) when successfully delivered to the recipient by facsimile, electronic mail, or other electronic transmission, provided that such delivery is subsequently confirmed and that any such facsimile, electronic mail, or other electronic transmission successfully delivered later than 5:00 p.m. in the recipient’s local time shall be deemed to be delivered on the following Business Day, in each case, using the applicable contact information for such recipient set forth below:

If to the Sellers’ Representative or any Seller:

Richard Galipeau

15 Roundtable Court

Richmond, RI 02892

rick04hd@sbcglobal.net

With a copy (which shall not constitute notice) sent contemporaneously to:

Michael A. Refolo

Andrew A. Croxford

Andrew B. O’Donnell

Mirick, O’Connell, DeMallie & Lougee, LLP

100 Front Street

Worcester, MA 01609-1477

mrefolo@mirickoconnell.com

If to the Buyer or the Company:

XL Hybrids, Inc.

145 Newton St

Brighton, MA 02135

Attention: Jim Berklas

Email: jberklas@XLFleet.com

With a copy (which shall not constitute notice) sent contemporaneously to:

Morrison Cohen LLP

909 Third Avenue, 27th Floor

New York, New York 10022

Attention: Randi Mason, Esq.

Email: rmason@morrisoncohen.com

Any Party may change its contact information for such notices, requests, demands, claims, and other communications by giving the other Parties notice in the manner set forth above.

(g)  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAW OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(h)  SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF THE STATE OF DELAWARE, COUNTY OF NEW CASTLE, FOR THE PURPOSES OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY AGREES TO COMMENCE ANY SUCH ACTION IN ANY STATE OR FEDERAL COURT OF THE STATE OF DELAWARE, COUNTY OF NEW CASTLE. EACH PARTY WAIVES ANY DEFENSE OF IMPROPER VENUE OR INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION SO BROUGHT. ANY PARTY MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE DELIVERY OF NOTICES IN SECTION 8(f), PROVIDED THAT NOTHING IN THIS SECTION 8(h) SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AT EQUITY. EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, (B) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) MAKES THIS WAIVER VOLUNTARILY, AND (D) ACKNOWLEDGES THAT EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN. THIS SECTION 8(h) SHALL NOT APPLY TO ANY DISPUTE THAT IS TO BE RESOLVED BY THE INDEPENDENT ACCOUNTANTS IN ACCORDANCE WITH THE TERMS HEREOF.

(i)  Amendments. No amendment of any provision of this Agreement shall be valid or effective unless in a writing executed by the Buyer and the Sellers’ Representative, and any such written executed amendment shall be binding and effective on all Parties. No consent under any provision of this Agreement or waiver of any provision of this Agreement or of any default under or breach of any representation, warranty, covenant, or agreement set forth herein, whether or not intentional, shall be valid or effective unless in a writing executed by the Buyer (if the Party seeking to enforce such consent or waiver is the Sellers’ Representative or any Seller) or the Sellers’ Representative (if the Party seeking to enforce such consent or waiver is the Buyer), nor shall any such waiver be deemed to extend to any prior, subsequent, or similar default or breach or affect in any way any rights arising by virtue of any such prior, subsequent, or similar default or breach. No failure by any Party to take any action with respect to any such default or breach shall constitute a waiver of such Party’s rights to take any such action or to enforce any provision of this Agreement.

(j)  Severability. Any term or provision of this Agreement that is invalid, illegal, or unenforceable shall be deemed to be limited or modified in its application to the minimum extent necessary to avoid such invalidity, illegality, or unenforceability. The invalidity, illegality, or unenforceability of any such term or provision in any situation in any jurisdiction shall not affect the validity, legality, or enforceability of the remaining terms and provisions of this Agreement or the validity, legality, or enforceability of such term or provision in any other situation or in any other jurisdiction.

(k)  Expenses. Except as otherwise expressly provided in this Agreement or any Ancillary Agreement, each Party shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with this Agreement, the Ancillary Agreements, and the Transaction.

(l)  Incorporation of Exhibits, Schedules, and Annexes. The Exhibits, Schedules, and Annexes identified in this Agreement are incorporated herein by reference and made a part hereof.

(m) Release. Effective as of the Closing, the Sellers’ Representative and each Seller, individually and not severally or jointly, on behalf of itself and each of its Affiliates (each such Person or Affiliate, a “Releasing Party”) hereby (i) agrees that the Company does not and shall not have any obligation or Liability to such Releasing Party arising out of or relating to the period up to and including the Closing, (ii) unconditionally and irrevocably releases, and covenants not to bring any Action against, the Company (and its former, current, and future Affiliates, and its and their former, current, and future Representatives and the insurers of any of the foregoing Persons) from and with respect to any Actions, obligations, or Liabilities, whether existing or hereafter discovered, arising in equity or at law, that arise out of or relate to the ownership, organization, management, or operation of the businesses of the Company, or the breach of any Contract entered into with such Releasing Party, occurring at any time up to and including the Closing, (iii) represents and warrants that it has not assigned or otherwise Transferred any of its rights with respect to any obligations and Liabilities of the Company of the type described in the foregoing clause (i), or with respect to any Actions of the type described in the foregoing clause (ii), and covenants and agrees that it shall not assign or otherwise Transfer (or attempt to assign or otherwise Transfer) any of such rights, and (iv) waives the benefits of, and any rights that it may have under, any Law regarding the release of unknown claims in any jurisdiction in connection with the matters covered in this Section 8(m); in each case within the foregoing clauses (i) through (iv), subject to and excluding such Releasing Party’s rights expressly provided for under this Agreement or any Ancillary Agreement.

(n)  Conflicts/Privilege

(i)  The Buyer, on behalf of itself and its Affiliates (including, after the Closing, the Company) and the Sellers, on behalf of themselves and their respective Affiliates, acknowledge and agree that Mirick, O’Connell, DeMallie & Lougee LLP (“Company Counsel”) have acted as counsel for the Sellers and the Company in connection with this Agreement and the Transaction (the “Acquisition Engagement”), and in connection with the Acquisition Engagement, Company Counsel has not acted as counsel for the Buyer or any of its Affiliates.

(ii)  Only the Sellers, the Company, and their respective Affiliates shall be considered clients of Company Counsel with respect to the Acquisition Engagement. The Buyer, on behalf of itself and its Affiliates (including after the Closing, the Company) acknowledges and agrees that all confidential communications between the Sellers, the Company, and their respective Affiliates, on the one hand, and Company Counsel, on the other hand, in connection with the Acquisition Engagement, which, immediately prior to the Closing, was attorney-client privileged communications between the Sellers, the Company, and their respective Affiliates, on the one hand, and Company Counsel, on the other hand, (such communications, “Protected Communications”) shall be deemed to belong solely to the Sellers and not the Company, and shall not pass to or be claimed, held, or used by the Buyer or the Company upon or after the Closing. Without limiting the generality of the foregoing, upon and after the Closing, (i) to the extent that files of Company Counsel in respect of the Acquisition Engagement constitute property of the Company, only the Sellers and their Affiliates (other than the Company) shall hold such property rights and (ii) Company Counsel shall have no duty whatsoever to reveal or disclose any such Protected Communications or files to the Company or the Buyer by reason of any attorney-client relationship between Company Counsel and the Company or otherwise; provided, however, that notwithstanding the foregoing, (x) Company Counsel shall not disclose any such Protected Communications or files to any third parties (other than representatives, accountants, and advisors of the Sellers and their Affiliates (other than the Company); provided, that such representatives, accountants, and advisors are obligated to maintain the confidence of such Protected Communications) and (y) all rights, files, and information that are not related to the Acquisition Engagement, including matters that relate to the operation of the Company, shall belong to the Company. The Buyer, on behalf of itself and its Affiliates (including after the Closing, the Company) irrevocably waives any right it may have to discover or obtain Protected Communications, provided, however, the foregoing shall prohibit neither the Buyer nor the Company from seeking proper discovery of such Protected Communications nor the Sellers from asserting that such Protected Communications are not discoverable to the extent that attorney client privileges have attached thereto. If and to the extent that, at any time subsequent to Closing, the Buyer or any of its Affiliates (including after the Closing, the Company) has the right to waive any attorney-client privilege with respect to any Protected Communications, the Buyer, on behalf of itself and its Affiliates (including after the Closing, the Company) shall be entitled to waive such privilege only with the prior written consent of the Sellers (such consent not to be unreasonably withheld). In the event that a dispute arises between the Buyer or the Company, on the one hand, and a Person other than the Sellers, on the other hand, after the Closing, the Buyer and the Company, as applicable, may assert the attorney-client privilege to prevent disclosure of Protected Communications to such third party.

(iii) The Buyer, on behalf of itself and its Affiliates (including after the Closing, the Company) acknowledges and agrees that Company Counsel has acted as counsel for the Sellers, the Company, and their respective Affiliates for several years and that the Sellers may reasonably anticipate that Company Counsel will continue to represent them or their Affiliates, individually or collectively, in future matters. Accordingly, the Buyer, on behalf of itself and its Affiliates (including after the Closing, the Company) expressly (i) consents to Company Counsel’s representation of the Sellers or their Affiliates, individually or collectively, or any of their respective agents (if any of the foregoing Persons so desire) in any matter, including, without limitation, any post-Closing matter in which the interests of the Buyer and the Company, on the one hand, and the Sellers or any of their Affiliates, on the other hand, are adverse, including any matter relating to the transactions contemplated hereby, and whether or not such matter is one in which Company Counsel may have previously advised the Sellers, the Company, or their respective Affiliates and (ii) consents to the disclosure by Company Counsel to the Sellers or their Affiliates of any information learned by Company Counsel prior to the date hereof in the course of its representation of the Sellers, the Company, or their respective Affiliates in regard to the Acquisition Engagement, whether or not such information is subject to attorney-client privilege, attorney work product protection, or Company Counsel’s duty of confidentiality.

(iv)  From and after the Closing, the Company shall cease to have any attorney-client relationship with Company Counsel, unless and to the extent Company Counsel is expressly engaged in writing by the Company to represent the Company after the Closing.

(o)  Guarantees.

(i)  Each Guarantor hereby irrevocably guarantees the timely performance of all payment obligations of Dandin Holdings, LLC, a Nevada limited liability company (“Dandin”) to the extent such payment obligations arise under this Agreement. If Dandin shall fail to timely perform any such payment obligation, then each such Guarantor shall perform or cause to be performed its payment obligation promptly following written notice from the Buyer specifying such failure. The Buyer may proceed to enforce its rights against one or more Guarantors from time to time contemporaneously with or after its enforcement against any other Guarantor(s) and/or Dandin. This guarantee is absolute and unconditional and each Guarantor waives any and all defenses specifically available only to a guarantor (other than performance in full by Dandin) that would not be available to Dandin. The guarantee set forth in this Section 8(o) is a guarantee of payment and not merely of collection and shall be deemed a continuing and unlimited guarantee and shall remain in full force and effect until the satisfaction in full of all obligations of Dandin under this Agreement.

(ii)  The Parent hereby irrevocably guarantees the timely performance of all payment obligations of the Buyer to the extent such payment obligations arise under this Agreement. If the Buyer shall fail to timely perform any such payment obligation, then the Parent shall perform or cause to be performed its payment obligation promptly following written notice from the Sellers’ Representative specifying such failure. The Sellers’ Representative may proceed to enforce the rights of the Sellers against the Parent from time to time contemporaneously with or after its enforcement against the Buyer. This guarantee is absolute and unconditional and the Parent waives any and all defenses specifically available only to a guarantor (other than performance in full by the Buyer) that would not be available to the Buyer. The guarantee set forth in this Section 8(o) is a guarantee of payment and not merely of collection and shall be deemed a continuing and unlimited guarantee and shall remain in full force and effect until the satisfaction in full of all obligations of the Buyer under this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BUYER:

XL HYBRIDS, INC.

By:	/s/ Dimitri Kazarinoff
Name:	Dimitri Kazarinoff
Title:	Chief Executive Officer

PARENT:

XL FLEET CORP.

By:	/s/ Dimitri Kazarinoff
Name:	Dimitri Kazarinoff
Title:	Chief Executive Officer

COMPANY:

WORLD ENERGY EFFICIENCY SERVICES, LLC

By:	/s/ Rick Galipeau
Name:	Rick Galipeau
Title:	President

SELLERS’ REPRESENTATIVE:

/s/ Rick Galipeau
Richard Galipeau

SELLERS:

/s/ Rick Galipeau
Richard Galipeau

/s/ Michael Santangelo
Michael Santangelo

DANDIN HOLDINGS, LLC

By:	/s/ Danny Wadhwani
Name:	Danny Wadhwani
Title:	Manager

GUARANTORS:

/s/ Danny Wadhwani
Danny Wadhwani

/s/ Danny Wadhwani
Dinesh Wadhwani

Exhibit A

WORKING CAPITAL METHODOLOGY

The following definitions and accounting principles apply to the preparation and determination of Estimated Working Capital and Final Working Capital pursuant to Section 2(d) of the Agreement. All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

“Included Accounts” means the Included Asset Accounts and the Included Liability Accounts.

“Included Asset Accounts” means the accounts of the Company listed under the heading “Current Assets” on Annex A-1 to this Exhibit A.

“Included Liability Accounts” means the accounts of the Company listed under the heading “Current Liabilities” on Annex A-1 to this Exhibit A.

“Working Capital” means an amount (which may be positive or negative) equal to (a) the sum of the Included Asset Accounts minus (b) the sum of the Included Liability Accounts, in each case as of the Determination Time, calculated in accordance with the Accounting Principles, subject to Section 2(d)(viii) and any exceptions reflected in the calculation (including the components, judgments, principles, practices, methodologies, policies, procedures, classifications, and estimation methodologies (in each case including with respect to the calculation of reserves) utilized in arriving at such calculation) of the Included Accounts for the month ended March 31, 2021 attached as Annex A-1 to this Exhibit A (in each case regardless of whether there exist alternative methodologies for calculating the Included Accounts). For the avoidance of doubt, notwithstanding the foregoing or anything to the contrary contained herein, Working Capital shall not include any accounts not included on Annex A-1 to this Exhibit A, and shall specifically exclude (i) Cash, (ii) Company Transaction Expenses, (iii) Funded Indebtedness, and (iv) Tax assets and Tax liabilities, including income and deferred Taxes.

Annex A-1 to Exhibit A

WORKING CAPITAL EXAMPLE

Current Assets

Trade Accounts Receivable

Inventory

Other Current Asset

Prepaid and Other Current Assets

Total Current Assets (A)

Current Liabilities

Accounts Payable

Accrued Compensation

Accrued Commissions

Accrued Expenses & Other Current Liabilities

Customer Advances

Total Current Liabilities (B)

WORKING CAPITAL (A less B)

For the avoidance of doubt, the follow accounts are excluded from the Working Capital calculation

Excluded Current Assets

Cash & Cash Equivalents

Excluded Current Liabilities

Line of Credit – Bank

Notes Payable – Current

Installment Loans – Equipment – Current

Related Party Loan Payable - Current

Exhibit B

TAX ALLOCATION METHODOLOGY

The aggregate consideration (including any assumed liabilities and any other items treated as taxable consideration for income tax purposes (“Allocable Consideration”)) shall be allocated for income tax purposes in accordance with the principles set forth below. Class references shall conform to Section 1060 of the Code. The listing of a class of assets in the table below does not necessarily mean that such class of assets is applicable to the transaction.

Class	Allocation of Allocable Consideration
I (cash, demand deposits, etc.)	Actual amount of Class I assets on the Closing Date
II (marketable stock, government securities, etc.)	Fair market value of Class II assets on the Closing Date
III (accounts receivables, mortgages, etc.)	Actual face amount of Class III assets on the Closing Date
IV (inventory, etc.)	Fair market value of Class IV assets on the Closing Date
V (assets other than Class I, II, III, IV, VI, or VII assets)	Net book value of the Class V assets on the Closing Date
VI (§197 intangibles other than goodwill and going concern value)	Agreed upon value of the Class VI assets
VII (goodwill and going concern value)	Residual

Schedule I

ALLOCABLE PERCENTAGES

Seller	Allocable Percentage (%)	Seller Parent Shares	Net Parent Shares
Richard Galipeau	33.6735%	311,114	298,700
Michael Santangelo	33.6735%	311,114	298,700
Dandin Holdings, LLC	32.653%	301,781	289,648
Total:	100.000%	924,009	887,049

Exhibit 10.3

eNow, Inc.

CONVERTIBLE PROMISSORY NOTE

PURCHASE AGREEMENT

July 13, 2021

THE SECURITIES MAY BE SOLD ONLY TO “ACCREDITED INVESTORS”, WHICH FOR NATURAL PERSONS, ARE INVESTORS WHO MEET CERTAIN MINIMUM ANNUAL INCOME OR NET WORTH THRESHOLDS.

THE SECURITIES ARE BEING OFFERED IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ARE NOT REQUIRED TO COMPLY WITH SPECIFIC DISCLOSURE REQUIREMENTS THAT APPLY TO REGISTRATION UNDER THE SECURITIES ACT.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE MERITS OF OR GIVEN ITS APPROVAL TO THE SECURITIES, THE TERMS OF THE OFFERING, OR THE ACCURACY OR COMPLETENESS OF ANY OFFERING MATERIALS.

THE SECURITIES ARE SUBJECT TO LEGAL RESTRICTIONS ON TRANSFER AND RESALE AND INVESTORS SHOULD NOT ASSUME THEY WILL BE ABLE TO RESELL THEIR SECURITIES.

INVESTING IN SECURITIES INVOLVES RISK, AND INVESTORS SHOULD BE ABLE TO BEAR THE LOSS OF THEIR INVESTMENT.

eNow, Inc.

CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

This Convertible Promissory Note Purchase Agreement (the “Agreement”) is made as of July 13, 2021 (the “Effective Date”) by and among eNow, Inc., a Delaware corporation (the “Company”), XL Hybrids, Inc., a Delaware corporation (the “Lead Investor”) and such other persons and entities named on the Schedule of Purchasers attached hereto (including the Lead Investor, each individually, a “Purchaser” and collectively, the “Purchasers”).

Recital

To provide the Company with additional resources to conduct its business, the Purchasers are willing to loan to Company in one or more disbursements up to an aggregate amount of $6,000,000, subject to the conditions specified herein.

Agreement

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, intending to be legally bound, hereby agree as follows:

1.	Amount and Terms of the Loan

1.1 The Loan. Subject to the terms of this Agreement, each Purchaser agrees to lend to the Company at the Closing (as hereinafter defined) the amount set forth opposite such Purchaser’s name on the Schedule of Purchasers attached to this Agreement (each, a “Loan Amount”) against the issuance and delivery by the Company of a convertible promissory note for such amount, in substantially the form attached hereto as Exhibit A (each, a “Note” and collectively, the “Notes”).

2.	Closing and Delivery

2.1 Closing. The initial closing of the sale and purchase of the Notes (the “Initial Closing”) shall be held on the Effective Date, or at such other time as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the “Initial Closing Date”). The term “Closing” shall apply to the Initial Closing and any Additional Closing (as hereinafter defined).

2.2 Subsequent Sales of Notes. At any time on or before December 31, 2021, the Company may sell Notes representing up to the balance of the authorized principal amount to additional purchasers (who may include purchasers, who shall be subject to the prior written consent of the Lead Purchaser, which shall not be unreasonably withheld, conditioned or delayed, from prior closings, the “Additional Purchasers”) not sold at the Initial Closing and previous Additional Closings, if any (each an “Additional Closing”). Each sale at an Additional Closing shall be made on the terms and conditions set forth in this Agreement and (i) the representations and warranties of the Company set forth in Section 3 hereof shall speak as of the Closing and the Company shall have no obligation to update any disclosure related thereto, and (ii) the representations and warranties of the Additional Purchasers in Section 4 hereof shall speak as of such Additional Closing. This Agreement, including without limitation, the Schedule of Purchasers, may only be amended by the Company with the consent of the Lead Purchaser to include any Additional Purchasers upon the execution by such Additional Purchasers of a counterpart signature page hereto. Any Notes sold pursuant to this Section 2.2 shall be deemed to be “Notes,” for all purposes under this Agreement and any Additional Purchasers thereof shall be deemed to be “Purchasers” for all purposes under this Agreement.

2.3 Delivery. At the Initial Closing and each Additional Closing, as applicable, (i) each Purchaser shall deliver to the Company a check or wire transfer funds in the amount of such Purchaser’s Loan Amount; and (ii) the Company shall issue and deliver to each Purchaser a Note in favor of such Purchaser payable in the principal amount of such Purchaser’s Loan Amount.

3.	Representations, Warranties the Company

The Company hereby represents and warrants to each Purchaser as of the Closing as follows:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

Convertible Note Purchase Agreement

eNow, Inc.

1.

3.2 Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement, to issue each Note (collectively, the “Loan Documents”) and all other closing deliverable contemplated hereby, and to carry out and perform its obligations under the terms of the Loan Documents.

3.3 Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization of the Loan Documents and the execution, delivery and performance of all obligations of the Company under the Loan Documents, including the issuance and delivery of the Notes and the reservation of the equity securities issuable upon conversion of the Notes (collectively, the “Conversion Securities”) has been taken or will be taken prior to the issuance of such Conversion Securities. The Loan Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Conversion Securities, when issued in compliance with the provisions of the Loan Documents will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

3.4 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Notes and the Conversion Securities issuable upon conversion of the Notes or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at such time as required by such governmental authority.

3.5 Compliance with Laws. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties.

3.6 Compliance with Other Instruments. The Company is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violations that would not individually or in the aggregate have a material adverse effect on the Company. The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated by the Loan Documents will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties that have not been properly waived or complied with. The sale of the Notes and the subsequent issuance of the Conversion Securities are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.7 Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, issue, and sale of the Notes and the Conversion Securities (collectively, the “Securities”) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

3.8 Use of Proceeds. The first $3,000,000 of proceeds shall only be used for working capital purposes; provided, any proceeds in excess of $3,000,000 (“Excess Proceeds”) shall be used to pay obligations pursuant to the Pre-Existing Convertible Notes (as defined in Section 5.1) and Pre-Existing Credit Facilities (as defined in Section 5.2), unless otherwise consented to by the Lead Investor.

4.	Representations and Warranties of the Purchasers

4.1 Purchase for Own Account. Each Purchaser represents that it is acquiring the Securities solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

Convertible Note Purchase Agreement

eNow, Inc.

2.

4.2 Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, each Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.3 Ability to Bear Economic Risk. Each Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.4 Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144, except in unusual circumstances.

(c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to a partner (or retired partner) or member (or retired member) of such Purchaser in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder.

4.5 Accredited Investor Status. Each Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

5.	Special Conditions to Closing

Each Purchaser’s obligation to close hereunder shall be conditioned upon the satisfaction by the Company of the following conditions precedent to the reasonable satisfaction of the Lead Investor:

5.1 Pre-Existing Convertible Notes. Each convertible note issued by the Company and existing on or prior to the Initial Closing Date (the “Pre-Existing Convertible Notes”) shall (a) be amended such that (1) any payments made by the Company thereunder are subordinate to payments made to the holders of the Notes, (2) such Pre-Existing Convertible Notes must convert into a class of capital stock of the Company subordinate to the rights of the holders of the Conversion Securities, or (b) be paid in full and terminated. The Company may use Excess Proceeds, to the extent sufficient Excess Proceeds exist, to satisfy the condition contemplated by this Section 5.1 contemporaneously by repaying the existing Pre-Existing Convertible Notes, in full, with the Initial Closing.

5.2 Pre-Existing Credit Facilities. The Company shall have received consents, in a form reasonably acceptable to the Lead Purchaser, from applicable third parties in connection with each loan or credit facility made or offered to the Company on or prior to the Initial Closing Date (the “Pre-Existing Credit Facilities”) to the extent required to avoid an event of default under such Pre-Existing Credit Facilities, in a form reasonably acceptable to the Lead Purchaser. In lieu of such consent with respect to any specific Pre-Existing Credit Facility, the Company may use Excess Proceeds, to the extent sufficient Excess Proceeds exist, to satisfy any remaining obligations that exist under such Credit Facility contemporaneously with or as soon as possible following the Initial Closing.

Convertible Note Purchase Agreement

eNow, Inc.

3.

6.	Further Agreements

6.1 Protective Provisions. So long as the Notes remain outstanding, the Company shall not, without the vote or written consent from holders of the Requisite Holders,(as defined in Section 7.6), take any of the actions described requiring the approval of the Series A Preferred Director pursuant to the Company’s Certificate of Incorporation and the items described in the Protective Provisions of Attachment A to the Note, as well as (i) adversely and disproportionately alter or change the rights, preferences or privileges of the Notes, (ii) amend or waive any provision of the Company’s Certificate of Incorporation or By-laws in a manner that would adversely and disproportionately alter or change the rights, preferences or privileges of the Notes, the shares issued upon the conversion of the Notes or the rights of the shares issued upon the conversion of the Notes described in Attachment A to the Note, or (iii) and the rights and privileges of the Lead Purchaser under the Side Letter (as defined in the Note).

6.2 “Market Stand-Off” Agreement. Each Purchaser agrees that such Purchaser shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Purchaser (other than those included in the registration) during the 180-day period following the effective date of the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation), provided that all officers and directors of the Company are bound by and have entered into similar agreements. Each Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the Purchaser’s obligations under Section 5.2 or that are necessary to give further effect to this Section 5.2. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Purchaser shall provide, within 10 days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Act. The obligations described in this Section 5.2 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

6.3 Further Assurances. Each Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

6.4 Standstill. From the signing date hereof until December 31, 2021 (other than the Call Right (as defined in the Note), the Company agrees that it shall not solicit, encourage others to solicit, encourage or accept any offers for any investment in the Company, including the purchase or acquisition of any shares in the Company or any of its subsidiaries or affiliates (other than exercises of options), of all or any substantial part of the assets of the Company or any of its subsidiaries or affiliates, or proposals for any merger or consolidation involving the Company or any of its subsidiaries or affiliates, and it shall not negotiate with or enter into any agreement or understanding with any other person with respect thereto.

7.	Miscellaneous

7.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

Convertible Note Purchase Agreement

eNow, Inc.

4.

7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address on the signature page below, and to Purchaser at the addresses set forth on the Schedule of Purchasers attached hereto or at such other addresses as the Company or Purchaser may designate by 10 days advance written notice to the other parties hereto.

7.6 Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective only upon the written consent of the Company and the holders of the Notes representing a majority of the aggregate principal amount of all Notes then outstanding, which shall include the Lead Purchaser (the “Requisite Holders”). Any provision of the Notes may be amended or waived by the written consent of the Company and the Requisite Holders.

7.7 Expenses. The Company and each Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein.

7.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under the Loan Documents shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

7.9 Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

[signature page follows]

Convertible Note Purchase Agreement

eNow, Inc.

5.

In Witness Whereof, the parties have executed this Convertible Promissory Note Purchase Agreement as of the date first written above.

Company:

eNow, Inc.

By:	/s/ Jeffrey C. Flath
Name:	Jeffrey C. Flath
Title:	President

Address:

133 Hallene Road
Warwick, RI 02886

Convertible Note Purchase Agreement
eNow, Inc.	Signature Page

In Witness Whereof, the parties have executed this Convertible Promissory Note Purchase Agreement as of the date first written above.

PURCHASER:

XL Hybrids, Inc.

By:	/s/ Dimitri Kazarinoff
Name:	Dimitri Kazarinoff
Title:	CEO

Address:

145 Newton Street, Brighton, MA 02135

Convertible Note Purchase Agreement
eNow, Inc.	Signature Page

In Witness Whereof, the parties have executed this Convertible Promissory Note Purchase Agreement as of the date first written above.

PURCHASER:

/s/ Ernest Abrahmson
Ernest Abrahmson

Address:

16 Sutton Place Apt 14a
New York, NY 10022

Convertible Note Purchase Agreement
eNow, Inc.	Signature Page

In Witness Whereof, the parties have executed this Convertible Promissory Note Purchase Agreement as of the date first written above.

PURCHASER:

/s/ John Gibb
John Gibb

Address:

6597 Garrett Road
Buford, Ga. 30518

Convertible Note Purchase Agreement
eNow, Inc.	Signature Page

In Witness Whereof, the parties have executed this Convertible Promissory Note Purchase Agreement as of the date first written above.

PURCHASER:

MORELOCK HOLDINGS

/s/ Ethan R. Garber
By:	Ethan R. Garber
Name:	Ethan R. Garber
Title:	Manager

Address:

319 East Scott Ave, #2
Knoxville, TN 37917

Convertible Note Purchase Agreement
eNow, Inc.	Signature Page

In Witness Whereof, the parties have executed this Convertible Promissory Note Purchase Agreement as of the date first written above.

PURCHASER:

Jim Davis

Address:

Convertible Note Purchase Agreement
eNow, Inc.	Signature Page

In Witness Whereof, the parties have executed this Convertible Promissory Note Purchase Agreement as of the date first written above.

PURCHASER:

/s/ Arthur J. Epstein
Arthur J. Epstein

Address:

Convertible Note Purchase Agreement
eNow, Inc.	Signature Page

SCHEDULE OF PURCHASERS

As of

July ___, 2021

Name and Address of Purchaser	Loan Amount	Date of Investment
XL Hybrids, Inc.	$3,000,000
Ernest Abrahamson	$300,000
John Gibb	$10,000
Morelock Holdings, LLC	$100,000
Jim Davis	$500,000
Arthur Epstein	$500,000
TOTAL	$4,410,000.00

Convertible Note Purchase Agreement
eNow, Inc.	Schedule of Purchasers

Exhibit A

Form of Convertible Promissory Note

Convertible Note Purchase Agreement
eNow, Inc.	Exhibit A

Series B

Note 1

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

eNow, Inc.

SENIOR CONVERTIBLE PROMISSORY NOTE

Note Principal Amount:	$3,000,000
Date of Note:	July _15, 2021

FOR VALUE RECEIVED, eNow, Inc., a Delaware corporation (the “Company”) promises to pay to XL Hybrids, Inc. (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of $3,000,000, or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to 8% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) December 31, 2022 (the “Maturity Date”), or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof. This Note is one of the “Notes” issued pursuant to the Note Purchase Agreement.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Applicable Maturity Date” has the meaning set forth in Section 4(a)(ii).

“Call Right” means the Call Right and the Right of First Refusal as described in that Letter Agreement by and between the Company and the Lead Investor dated as of the Initial Closing Date (the “Side Letter”).

“Call Right Termination” means the termination date of the Call Right, which shall be December 31, 2021, unless modified in accordance with the Side Letter.

“Capital Stock” shall mean the capital stock of the Company.

“Change of Control” shall mean (i) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Existing Warrant” means each of the warrants issued by the Company and existing as of the Initial Closing Date, which collectively may be exercised for up to 5,146,458 shares of Common Stock of the Company, $0.00001 par value per share (“Common Stock”).

“Event of Default” has the meaning given in Section 2 hereof.

“Fully Diluted Capitalization” shall mean the total number of shares of outstanding Common Stock (assuming conversion of all securities convertible into Common Stock and exercise of all outstanding options and warrants).

“Initial Closing Date” shall have the meaning set forth in the Note Purchase Agreement.

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Investors” shall mean the investors who have purchased Notes.

“Lead Investor” means XL Hybrids, Inc. a Delaware corporation.

“Majority in Interest of Investors” shall mean Persons holding more than 50% of the aggregate outstanding principal amount of the Notes; provided, a Majority in Interest of Investors shall include the Lead Investor.

“Note Purchase Agreement” shall mean the Note Purchase Agreement (as amended, modified or supplemented), by and among the Company and the Investors (as defined in the Note Purchase Agreement) party thereto.

“Notes” shall mean the convertible promissory notes issued by the Company that are substantially identical to this Note in all material respects, provided that the Notes may differ in the following respects: (i) the Date of Note, (ii) the Note Principal Amount, and (iii) the Investor.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Outstanding Balance” is the Principal Balance and all accrued interest under this Note as of the applicable date of determination.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Principal Balance” is the outstanding principal amount of an applicable Note.

“Securities Act” shall mean the Securities Act of 1933, as amended.

The “Series B Price” is equal to the quotient obtained by dividing (A) $17,000,000 by (B) the Series B Conversion Capitalization.

“Series B Conversion Capitalization” means the Fully Diluted Capitalization of the Company as of the Applicable Maturity Date, after giving effect to the exercise or expiration of any option, Existing Warrant, or Subordinate Convertible Note occurring on or prior to such Applicable Maturity Date, and further including the shares reserved or authorized for issuance under the Company’s equity incentive plan or any equity incentive plan, but excluding all other indebtedness which is converted into Series B Preferred Stock (including this Note and the other Notes issued under the Note Purchase Agreement).

“Series B Preferred Stock” means Capital Stock issued by the Company on the terms and conditions as set forth in the Memorandum of Terms attached hereto as Attachment A.

“Subordinate Convertible Note” means each Convertible Note issued by the Company prior to the Initial Closing Date.

The “Total Number of Conversion Shares” is equal to the quotient obtained by dividing (A) the Outstanding Balance by (B) the Series B Price, rounded down to the nearest whole share.

“Transaction Documents” shall mean this Note, each of the other Notes and the Note Purchase Agreement.

2. Payments

(a) Interest. Accrued interest on this Note shall be payable at maturity.

(b) Voluntary Prepayment. Subject to the prior approval of a Majority in Interest of Investors, the Company may prepay this Note at any time, in whole or in part, without any premium or penalty, provided that (i) any prepayment of this Note may only be made in connection with the prepayment of all Notes on a pro rata basis, based on the respective aggregate outstanding principal amounts of each such Note and (ii) any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

3. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within five (5) Business Days of the Company’s receipt of written notice to the Company of such failure to pay; or

(b) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement.

4. Rights of Investor upon Default. Upon the occurrence of any Event of Default described in Section 2(a) and at any time thereafter during the continuance of such Event of Default, Investor may, with the written consent of a Majority in Interest of Investors, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 3(b) and 3(c), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may, with the written consent of a Majority in Interest of Investors, exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

5. Conversion

(a) Conversion on Applicable Maturity Date. In the event that (a) the Lead Investor has not exercised the Call Right on or prior to the Call Right Termination, or (b) the Lead Investor has exercised the Call Right on or prior to the Call Right Termination, but the Lead Investor and the Company have not, in good faith, executed a purchase agreement or consummated the transactions within the time period contemplated by the Side Letter (as the case may be, such date shall be the “Applicable Maturity Date”), then effective as of the Applicable Maturity Date but immediately after the exercise or termination of any options or Existing Warrants and conversion of any Subordinate Convertible Notes occurring on or prior to such Applicable Maturity Date, the Note shall automatically convert into the Total Number of Conversion Shares. The conversion contemplated hereby shall be subject to the payment or conversion of any remaining obligations pursuant to the Subordinate Convertible Notes into Capital Stock which has a subordinate distribution and liquidation preference to the Series B Preferred Stock.

(i) Conversion Procedure. The issuance of Series B Preferred Stock upon conversion of the Outstanding Balance pursuant to Section 5(a) shall be on the terms and conditions as set forth in the Memorandum of Terms attached hereto as Attachment A. Upon the B Conversion, the Investor hereby agrees to execute and deliver to the Company all Transaction Documents related to such conversion; provided, however, that such transaction documents are the same documents to be entered into with all other investors in connection with such conversion; and provided further that the Transaction Documents will not in any way limit the contractual rights of the Investor by virtue of the number of shares of Series B Preferred Stock to be held by the Investor upon conversion. Investor acknowledges that the Transaction Documents will contain customary representations and warranties and transfer restrictions (including a 180-day lock-up agreement in connection with an initial public offering).

(ii) Surrender and Cancellation of Note. In connection with any automatic conversion described in this Section 5(a), The Investor agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the Investor agrees to indemnify the Company from any loss incurred by it in connection with this Note) at the time of automatic conversion for cancellation; provided, however, that upon satisfaction of the conditions set forth in this Section 5(a), this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence.

(b) Change of Control

(i) Change of Control. If a Change of Control (including as a result of the exercise of the Call Right) occurs prior to any of the automatic conversion events set forth in Section 5(a), the Company shall pay the Investor simultaneously with the closing of such Change of Control, in complete satisfaction of this Note, an amount in cash equal to such Investor’s Percentage of the Change of Control Consideration, where such “Investor’s Percentage” shall equal (A) the Principal Balance of this Note divided by (B)(1) $17,000,000 plus (2) the aggregate Principal Balance of all Notes, and the “Change of Control Consideration” shall mean the total consideration payable to the Company or the shareholders of the Company, as the case may be, in connection with the Change of Control, prior to payment of all existing debt, transaction expenses, taxes and broker fees related to such Change of Control. Such payment shall be made in-kind with the consideration received by the Company or its shareholders and at such time or times received in connection with the Change of Control. To the extent practicable, the Company shall provide the Holder hereof at least five (5) days prior written notice of the proposed consummation of the Change of Control, specifying the date on which it is anticipated that the Change of Control will be consummated, the conversion price, the principal terms of the Change of Control and the aggregate proceeds to which the Investor will be entitled as a result to the Change of Control (the “Sale Notice”).

(c) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the Series B Price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this paragraph, Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

(d) Notices of Record Date. In the event of:

(i) Any taking by the Company of a record of the holders of any class of securities of Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(ii) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of Company or any transfer of all or substantially all of the assets of Company to any other Person or any consolidation or merger involving Company; or

(iii) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; and (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

6. Miscellaneous

(a) Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof.

(i) Subject to the restrictions on transfer described in this Section 6(a), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii) With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 6(a) that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Note Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(iii) Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a Majority in Interest of Investors.

(b) Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and a Majority in Interest of Investors; provided, however, that no such amendment, waiver or consent shall reduce the principal amount of this Note or the rate of interest of this Note, in either case without Investor’s written consent.

(c) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Note Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) if sent by electronic mail, upon confirmation of delivery when directed to the relevant email address, (iii) when delivered personally, (iv) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (v) one business day after being deposited with an overnight courier service of recognized standing or (vi) four days after being deposited in the U.S. mail, first class with postage prepaid.

(d) Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes. In the event Investor receives payments in excess of its pro rata share of the Company’s payments to the Investors of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

(e) Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(f)   Usury. In the event any interest is paid on this Note that is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(g) Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(h) Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

Protective Provisions. Section 6.1 of the Note Purchase Agreement shall be incorporated herein, mutatis mutandis.

(Signature Page Follows)

Series B

Note 1

The Company has caused this Note to be issued as of the date first written above.

eNow, Inc.

By:	/s/ Jeffrey C. Flath

Jeffrey C. Flath, President

Signature Page to eNow, Inc. Convertible Note

Series B

Note 1

Agreed and Accepted:

XL Hybrids, Inc.

By:	/s/ Dimitri Kazarinoff
Name:	Dimitri Kazarinoff
Title:	CEO

Address:
145 Newton Street, Brighton, MA 02135

Signature Page to eNow, Inc. Convertible Note

Series B

Note 1

Attachment A

MEMORANDUM OF TERMS OF SERIES B PREFERRED STOCK

Set out below is a summary of the principal terms of the Proposed Transaction:

Type of Security:	Series B Preferred Stock (the “Series B Preferred Stock”), initially convertible on a 1:1 basis into shares of the Company’s Common Stock (“Common Stock”). The Series Seed Preferred Stock and Series A Preferred Stock shall be referred to herein as the “Existing Preferred Stock”, and, together with the Series B Preferred Stock, the “Preferred Stock”.

Terms:	Except as it relates to liquidation preference, or as otherwise set forth herein, the Series B Preferred Stock will have all rights, preferences and privileges equivalent to those of the Series A Preferred Stock, including any class-specific approval or other rights.

ADDITIONAL TERMS OF PREFERRED STOCK

Liquidation Preference:	In the event of any liquidation or winding up of the Company, the holders of the Series B Preferred Stock shall be entitled to receive in preference to the holders of the Existing Preferred Stock and the Common Stock a per share amount equal to the Original Purchase Price plus any declared but unpaid dividends (the “Liquidation Preference”). After the payment of the Liquidation Preference to the holders of the Preferred Stock, the remaining assets shall be distributed ratably to the holders of Series A Preferred Stock and Common Stock.

A merger, acquisition, sale of voting control or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation as more specifically defined in the Company’s current Restated Certificate of Incorporation as amended to date (the “Current Charter”) (such transaction, a “Deemed Liquidation Event”) shall be deemed to be a liquidation. The holders of Preferred Stock shall be entitled to receive the greater of the amount such holders would receive as holders of Preferred Stock or had they converted to Common Stock in connection with any such Deemed Liquidation Event.

Conversion:	The holders of the Preferred Stock shall have the right to convert the Preferred Stock, at any time, into shares of Common Stock. The initial conversion rate of the Series B Preferred Stock shall be 1:1, and the conversion rate of the Existing Preferred Stock shall be in accordance with the Current Charter.

Mandatory Conversion:	All Series B Preferred Stock shall be automatically converted into Common Stock upon (i) the closing of an underwritten public offering of shares of Common Stock of the Company at a public offering price per share (prior to under-writing commissions and expenses) that values the Company at not less than 3x the Original Purchase Price in an offering of not less than $50 million, before deduction of underwriting discounts and registration expenses or (ii) approval of a Series B Majority (as defined below).

Anti-dilution Provisions:	The conversion price of the Preferred Stock will be subject to a broad-based weighted average adjustment to reduce dilution in the event that the Company issues additional equity securities (other than customary exclusions as set forth in the Current Charter) at a purchase price less than the applicable conversion price. The conversion price will also be subject to proportional adjustment for stock splits, stock dividends, recapitalizations and the like.

Voting Rights:	The Preferred Stock will vote together with the Common Stock and not as a separate class except as specifically provided herein or as otherwise required by law. Each share of Preferred Stock shall have a number of votes equal to the number of shares of Common Stock then issuable upon conversion of such share of Preferred Stock.

Board Observer:	XL Hybrids, Inc. (“XL”) or its affiliates shall have the right to designate one board observer, who shall, subject to customary limitations, be entitled to attend all meetings of the Board of Directors (the “Board”) and any committee thereof. Otherwise, the Board shall remain as currently contemplated.

The Company will reimburse all XL for the costs and expenses associated with attending meetings of the Board and other matters undertaken by them on behalf of the Company.

Protective Provisions:

So long as the Series B Preferred Stock remains outstanding, the Company shall not, without the vote or written consent from holders of at least a majority of the Series B Preferred Stock, including XL (the “Series B Majority”), take any of the actions described requiring the approval of the Series A Preferred Director pursuant to the Current Charter, as well as (i) adversely and disproportionately alter or change the rights, preferences or privileges of the Series B Preferred Stock, (ii) amend or waive any provision of the Company’s Certificate of Incorporation or By-laws in a manner that would adversely and disproportionately alter or change the rights, preferences or privileges of the Series B Preferred Stock, or (iii) increase or decrease the authorized number of shares of Series B Preferred Stock. It is understood that the creation of a senior to or pari passu series or class of stock shall not, by itself, trigger clauses (i) or (ii); nor shall the proportional differences in the amounts of respective issue prices, liquidation preferences, and conversion prices arising out of differences in the original issue price vis-à-vis other series or class of stock.

The Company’s charter will provide that, except as provided by law and indicated above, each series of Preferred Stock will vote together with all other series of Preferred Stock on all matters, and not as a separate series or class.

Drag-Along:	In connection with any Deemed Liquidation Event, all of the Company’s stockholders shall vote for any such Deemed Liquidation Event approved by (i) the Board; (ii) the approval of the holders of a majority of the Common Stock; and (iii) the holders of a majority of the Preferred Stock, which shall include XL for so long as it holds Preferred Stock, voting together as a separate class. The Company’s equity incentive plan will contain provisions binding all optionees to this provision.

Investor Rights:	The Series B Preferred Stock shall be considered “Registrable Securities” and the holders of Series B Preferred Stock shall be entitled to all rights afforded the Company’s existing investors pursuant to the Company’s existing financing agreements, including preemptive rights, information rights, rights of first refusal, registration rights, transfer rights, approval rights and any other rights of the Existing Preferred Stock (other than rights specifically addressed in this Summary of Terms) on no less favorable terms.

Exhibit 31.1

CERTIFICATION PURSUANT TO

SECURITIES EXCHANGE ACT RULES 13a-14(a) and 15d-14(a)

AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Dimitri N. Kazarinoff, certify that:

1.	I have reviewed this Form 10-Q of XL Fleet Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13-a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s Board of Directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 12, 2021	By:	/s/ Dimitri N. Kazarinoff
Dimitri N. Kazarinoff Chief Executive Officer (Principal Executive Officer)

Exhibit 31.2

CERTIFICATION PURSUANT TO

SECURITIES EXCHANGE ACT RULES 13a-14(a) and 15d-14(a)

AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Cielo Hernandez, certify that:

1.	I have reviewed this Form 10-Q of XL Fleet Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13-a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s Board of Directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 12, 2021	By:	/s/ Cielo Hernandez
Cielo Hernandez Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of XL Fleet Corp. (the “Corporation”) on Form 10-Q for the fiscal quarter ended June 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dimitri N. Kazarinoff, as Chief Executive Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: August 12, 2021	By:	/s/ Dimitri N. Kazarinoff
Dimitri N. Kazarinoff, Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.  This certification shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of Section 18 of the Exchange Act. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of XL Fleet Corp. (the “Corporation”) on Form 10-Q for the fiscal quarter ended June 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Cielo Hernandez, as Chief Financial Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: August 12, 2021	By:	/s/ Cielo Hernandez
Cielo Hernandez, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.  This certification shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of Section 18 of the Exchange Act. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.